UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:
☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material under §240.14a-12

EchoStar Corporation
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒ No fee required.
☐ Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1) Title of each class of securities to which transaction applies:

(2) Aggregate number of securities to which transaction applies:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4) Proposed maximum aggregate value of transaction:

(5) Total fee paid:

☐ Fee paid previously with preliminary materials.
☐ Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
(1) Amount Previously Paid:

(2) Form, Schedule or Registration Statement No.:

(3) Filing Party:

(4) Date Filed:

March 17, 2021

DEAR SHAREHOLDER:

It is my pleasure to invite you to attend the 2021 Annual Meeting of Shareholders (the “Annual Meeting”) of EchoStar Corporation (“EchoStar”).  The Annual Meeting will be held on Thursday, April 29, 2021, at 11:30 a.m., Mountain Time. The 2021 annual meeting of stockholders will be conducted online via live audio webcast at www.virtualshareholdermeeting.com/SATS2021. We are pleased to use the virtual meeting format to facilitate shareholder attendance, voting and questions by leveraging technology to communicate more effectively and efficiently with our shareholders. This format allows stockholders to participate fully from any location, without the cost of travel. You will be able to participate, submit questions and vote your shares electronically.

The enclosed Notice of the Annual Meeting and Proxy Statement describe the proposals to be considered and voted upon at the Annual Meeting.  During the Annual Meeting, we will also review EchoStar’s operations and other items of general interest regarding the corporation.

All shareholders are invited to attend the Annual Meeting.  Whether or not you plan to attend the Annual Meeting online, it is important that you be represented.  To ensure that your vote is received and counted, please follow the instructions included with your proxy card to vote online, by mail or by telephone.

On behalf of the Board of Directors and senior management, I would like to express our appreciation for your support and interest in EchoStar.

CHARLES W. ERGEN
Chairman of the Board of Directors

NOTICE OF 2021 ANNUAL MEETING OF SHAREHOLDERS

TO THE SHAREHOLDERS OF ECHOSTAR CORPORATION:

The 2021 Annual Meeting of Shareholders (the “Annual Meeting”) of EchoStar Corporation will be held on Thursday, April 29, 2021, at 11:30 a.m., Mountain Time, via the Internet through a virtual Web conference at www.virtualshareholdermeeting.com/SATS2021. We are pleased to use the virtual meeting format to facilitate shareholder attendance, voting and questions by leveraging technology to communicate more effectively and efficiently with our shareholders. This format allows shareholders to participate fully from any location, without the cost of travel.

The Annual Meeting is being held for the following purposes:

1.To elect eight directors to our Board of Directors;

2.To ratify the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2021;

3.To approve an amendment to the EchoStar Corporation 2017 Non-Employee Director Stock Incentive Plan;

4.To consider and act upon any other business that may properly come before the Annual Meeting or any adjournment or postponement of the Annual Meeting.

You may vote on these matters in person or by proxy.  Whether or not you plan to attend the Annual Meeting, we ask that you vote using one of the following methods to ensure that your shares will be represented at the meeting in accordance with your wishes:

•                 Vote online or by telephone, by following the instructions included with your proxy card; or

•                 Vote by mail, by completing and returning the enclosed proxy card in the enclosed addressed stamped envelope.

Only shareholders of record at the close of business on March 3, 2021 are entitled to notice of, and to vote at, the Annual Meeting or any adjournment or postponement of the Annual Meeting.  This Proxy Statement and proxy card were either made available to you on the Internet or mailed to you beginning on or about March 17, 2021.

By Order of the Board of Directors

DEAN A. MANSON
Executive Vice President, General Counsel and Secretary

March 17, 2021

Important Notice Regarding the Availability of Proxy Materials for the
Annual Meeting of Shareholders to be held April 29, 2021:

Our Annual Report, Proxy Statement and Notice of Internet Availability of Proxy Materials
are Available at proxyvote.com.
100 Inverness Terrace East· Englewood, Colorado 80112· Tel: (303) 706-4000 · Fax: (303) 728-5048

PROXY STATEMENT
OF
ECHOSTAR CORPORATION

ADDITIONAL INFORMATION	47

APPENDIX A	48
Amendment No. 1 to EchoStar Corporation 2017 Non-Employee Director Stock Incentive Plan	48
2017 Non-Employee Director Stock Incentive Plan	49

GENERAL INFORMATION

This Proxy Statement and the accompanying proxy card are being furnished to you in connection with the 2021 Annual Meeting of Shareholders (the “Annual Meeting”) of EchoStar Corporation (“EchoStar,” “we,” “us,” “our” or the “Corporation”).  The purpose of the Annual Meeting is to: (i) elect eight directors to our Board of Directors (the “Board” or “Board of Directors”); (ii) ratify KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2021; and (iii) approve an amendment to the 2017 Non-Employee Director Stock Incentive Plan (the “2021 Amendment”).  Your proxy is being solicited by our Board of Directors.  The Board is currently not aware of any other matters proposed to be presented at the Annual Meeting.

Date, Time and Place

The Annual Meeting will be held on Thursday, April 29, 2021, at 11:30 a.m., Mountain Time, via the Internet through a virtual Web conference at www.virtualshareholdermeeting.com/SATS2021. We are pleased to use the virtual meeting format to facilitate shareholder attendance, voting and questions by leveraging technology to communicate more effectively and efficiently with our shareholders. This format allows shareholders to participate fully from any location, without the cost of travel.

Securities Entitled to Vote

This Proxy Statement is being sent or provided on or about March 17, 2021, to holders of record at the close of business on March 3, 2021 (the “Record Date”) of our Class A common stock, par value $0.001 per share (the “Class A Shares”), and our Class B common stock, par value $0.001 per share (the “Class B Shares”).  Only shareholders of record at the close of business on the Record Date are entitled to notice of, and to vote at, the Annual Meeting or any adjournment or postponement of the Annual Meeting.

If your shares are registered directly in your name with us or with our transfer agent, Computershare Trust Company, N.A., you are considered the “shareholder of record,” with respect to those shares. Shareholders of record receive this Proxy Statement and the accompanying Annual Report and the proxy card directly from us.  If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the “beneficial owner” with respect to those shares. Your broker, bank or other nominee, who is considered the shareholder of record for such shares, should have forwarded the Notice of Internet Availability of Proxy Materials to you. As the beneficial owner, you have the right to direct your broker, bank or other nominee on how to vote your shares by completing the voting instruction form.

At the close of business on the Record Date, 45,258,381 Class A Shares and 47,687,039 Class B Shares were outstanding.  Each of the Class A Shares is entitled to one vote per share on each proposal to be considered by our shareholders.  Each of the Class B Shares is entitled to ten votes per share on each proposal to be considered by our shareholders.

A complete record of the shareholders entitled to vote at the Annual Meeting will be available at our headquarters at 100 Inverness Terrace East, Englewood, Colorado 80112 for inspection by any shareholder for any purpose germane to the Annual Meeting for a period of at least 10 days prior to the Annual Meeting during normal business hours, and at any time during the Annual Meeting. To inspect the list during the Annual Meeting, you will need the 16-digit control number included on your Notice of Internet Availability of Proxy Materials, proxy card, or voting instruction form. Please refer to “Access to the Audio Webcast of the Annual Meeting” for more details about attending the Annual Meeting online. We are not holding an in-person meeting.

Voting of Proxies

To vote online or by telephone, please refer to the instructions included with the accompanying proxy card.  You will need your 16-digit control number to vote in this manner. To vote by mail, please complete the proxy card and return it to us as instructed in the proxy card.  Votes submitted online, by telephone or by mail must be received by 11:59 p.m., Eastern Time, on Wednesday, April 28, 2021. Submitting your vote online or by telephone or mail will not affect your right to vote at the Annual Meeting, if you choose to do so.  Proxies that are properly delivered to us and not revoked before the closing of the polls during the Annual Meeting will be voted with respect to the proposals described in this Proxy Statement in accordance with the instructions set forth in those proxies.  If any other matter is properly presented at the Annual Meeting, the persons named in the accompanying proxy card will have discretionary authority to vote on that matter.  If your shares are held in a stock brokerage account or by a bank or other nominee, please follow the instructions you receive from your broker, bank or other nominee in order to vote your shares.

Your proxy may be revoked by giving written notice of the revocation of your proxy to our Corporate Secretary, Dean A. Manson, at our headquarters located at 100 Inverness Terrace East, Englewood, Colorado 80112 at any time prior to the Annual Meeting.  You may also revoke your proxy by submitting a proxy with a later date than your original proxy or by voting at the Annual Meeting.  Your presence at the Annual Meeting does not by itself revoke your proxy.

An online portal is available to shareholders at www.proxyvote.com where shareholders of record as of the Record Date can view and download our proxy materials and 2020 Annual Report and vote their shares in advance of the Annual Meeting. Shareholders of record as of the Record Date may vote their shares during the annual meeting (up until the closing of the polls) by following the instructions available at www.virtualshareholdermeeting.com/SATS2021 during the meeting.

Whether or not you plan to attend the Annual Meeting, we urge shareholders of record as of the Record Date to vote and submit their proxy in advance of the meeting using one of the methods described above.

Access to the Audio Webcast of the Annual Meeting

All of our shareholders of record at the close of business on the Record Date, or their duly appointed proxies, may attend the Annual Meeting.  The live webcast of the Annual Meeting will begin promptly at 11:30 a.m., Mountain Time. Online access to the webcast will open 15 minutes prior to the start of the Annual Meeting to allow time for everyone to log in and test their device’s audio system. We encourage everyone to access the meeting in advance of the designated start time.

Log-In Instructions:

•Shareholders: To be admitted to the Annual Meeting, shareholders of record as of the Record Date will need to log in to www.virtualshareholdermeeting.com/SATS2021 using the 16-digit control number found on the proxy card, voting instruction form or notice of Internet availability previously mailed or made available to shareholders entitled to vote at the Annual Meeting.

•Non-Shareholders: Non-shareholders may attend the Annual Meeting but will not have the ability to vote or ask a question. Non-Shareholders will log in to www.virtualshareholdermeeting.com/SATS2021 providing the information listed on the Web portal.

Technical Assistance: Beginning 15 minutes prior to, and during, the Annual Meeting, we will have support available to assist anyone with any technical difficulties they may have accessing or hearing the virtual meeting.

Quorum

In accordance with our Articles of Incorporation (as amended, our “Articles of Incorporation”), the presence at the Annual Meeting, in person or by proxy, of the holders of a majority of the total voting power of all classes of our voting stock taken together shall constitute a quorum for the transaction of business at the Annual Meeting.  Abstentions from voting on a proposal by a shareholder at the Annual Meeting, as well as broker non-votes, will be considered for purposes of determining the number of total votes present at the Annual Meeting in order to determine whether a quorum is present.

Vote Required

The affirmative vote of a plurality of the total votes cast for directors at the Annual Meeting is necessary to elect a director (Proposal 1).  No cumulative voting is permitted.  The eight nominees receiving the highest number of votes cast “for” the nominee will be elected. If you withhold your vote, it will have no effect on the election of directors.

The affirmative vote of a majority of the voting power represented at the Annual Meeting and entitled to vote on the matter is necessary to: (i) ratify the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ended December 31, 2021 (Proposal 2) and (ii) approve the 2021 Amendment (Proposal 3).

Treatment of Abstentions and Broker Non-Votes

Abstentions from voting on a proposal by a shareholder at the Annual Meeting, as well as broker non-votes, will be considered present at the Annual Meeting for determining whether a quorum exists at the Annual Meeting. Abstentions will have the same effect as votes “against” (i) the ratification of the appointment of KPMG LLP as our independent registered public accounting firm (Proposal 2) and (ii) the approval of the 2021 Amendment (Proposal 3).

A broker non-vote occurs when shares held by a broker are not voted with respect to a particular proposal because the broker does not have discretionary authority to vote on the matter and has not received voting instructions from the beneficial owner. If a beneficial owner does not instruct a broker how to vote, the broker will only have discretion to vote such beneficial owner’s shares on “routine” matters. If a proposal is not “routine,” a broker who has not received instructions from the beneficial owner as to how to vote their shares does not have discretion to vote such shares on that proposal. At our Annual Meeting, only the ratification of the appointment of our independent registered public accounting firm (Proposal 2) is considered a “routine” matter. All other proposals are not considered “routine,” and brokers holding the shares of beneficial owners will not have discretion to vote on these proposals if they have not received voting instructions from such beneficial owners.

Accordingly, broker non-votes will have no effect in determining the election of directors (Proposal 1).

Submitting Questions; Rules of Conduct

Beginning 15 minutes prior to, and during, the Annual Meeting, shareholders of record as of the Record Date can view our Agenda and the Rules of Conduct for the Annual Meeting, and submit questions at www.virtualshareholdermeeting.com/SATS2021.

After the business portion of the Annual Meeting concludes and the meeting is adjourned, we will hold a question and answer session during which we intend to answer questions submitted during the meeting that are pertinent to the items being brought before the shareholder vote at the Annual Meeting, as time permits and in accordance with our Rules of Conduct for the Annual Meeting.

Householding

We have adopted a procedure approved by the Securities and Exchange Commission (“SEC”) called “householding” whereby multiple shareholders sharing the same address may receive a single copy of our Annual Report, Proxy Statement or Notice of Internet Availability of Proxy Materials, unless one or more of these shareholders notifies Broadridge Financial Solutions, Inc. at the address or telephone number below that they wish to continue receiving individual copies, in which case we will deliver promptly a separate copy of our Annual Report, Proxy Statement or Notice of Internet Availability of Proxy Materials, as applicable, to each such shareholder.  Shareholders who participate in householding will continue to receive separate proxy cards.

If you are eligible for householding, but you and other shareholders with whom you share an address currently receive multiple copies of our Annual Report, Proxy Statement and/or Notice of Internet Availability of Proxy Materials, or if you hold stock in more than one account, and in either case you wish to receive only a single copy of our Annual Report, Proxy Statement or Notice of Internet Availability of Proxy Materials for your household, please contact Broadridge Financial Solutions, Inc. at 51 Mercedes Way, Edgewood, NY 11717 or (800) 542-1061.

PROPOSAL 1 — ELECTION OF DIRECTORS

Nominees

Our shareholders will elect a Board of eight directors at the Annual Meeting.  Each of the directors is expected to hold office until the next annual meeting of our shareholders or until his or her respective successor shall be duly elected and qualified. Mr. Anthony M. Federico, has declined to stand for re-election as a director at the Annual Meeting. Our Board has nominated Ms. Lisa W. Hershman to be elected as a director at the Annual Meeting.  Each nominee has consented to his or her nomination and has advised us that he or she intends to serve if elected.  If, at the time of the Annual Meeting, one or more of the nominees has become unable to serve: (i) shares represented by proxies will be voted for the remaining nominees and for any substitute nominee or nominees selected and recommended by the Board of Directors to fill the vacancy or (ii) the Board of Directors may, in accordance with our bylaws, reduce the size of the Board of Directors or may leave a vacancy until a nominee is identified.

The nominees for director are as follows:

Name	Age	First Became Director	Position with the Corporation
Charles W. Ergen	68	2007	Chairman
Michael T. Dugan	72	2007	Director, Chief Executive Officer and President
R. Stanton Dodge	53	2009	Director
Lisa W. Hershman	57	2021	Director
Pradman P. Kaul	74	2011	Director and President, Hughes Communications, Inc.
C. Michael Schroeder	72	2007	Director
Jeffrey R. Tarr	58	2019	Director
William D. Wade	64	2017	Director

A substantial majority of the voting power of the shares of each of EchoStar and DISH Network Corporation (“DISH”) is owned beneficially by Charles W. Ergen, our Chairman, and by certain entities established for the benefit of his family. Certain of our director nominees currently are or have previously been employed by DISH and its subsidiaries.

The following sets forth the business experience of each of the nominees over the last five years.

Charles W. Ergen.  Mr. Ergen has served as our executive Chairman since November 2009 and Chairman of the Board of Directors since our formation in 2007. Mr. Ergen served as our Chief Executive Officer from our formation in 2007 until November 2009. Mr. Ergen serves as executive Chairman and has been Chairman of the Board of Directors of DISH since its formation and, during the past five years, has held executive officer and director positions with DISH and its subsidiaries, most recently serving as the Chief Executive Officer of DISH from March 2015 to December 2017. The Board of Directors concluded that Mr. Ergen should continue to serve as a member of the Board of Directors due to, among other things, his role as our and DISH’s co-founder and as our controlling shareholder and the expertise, leadership and strategic direction that he has contributed to us since our formation, in addition to his extensive experience in our industry.

Michael T. Dugan.  Mr. Dugan has served as our Chief Executive Officer and President since November 2009. Mr. Dugan has also served as a member of our Board of Directors since our formation in 2007. Mr. Dugan is also currently a member of the Strategy Committee. Mr. Dugan served as a senior advisor to EchoStar and our subsidiaries from January 1, 2008 until November 2009. From May 2004 to December 2007, he was a director of DISH, and from 1990 to 2006, he served in several executive roles at DISH and its subsidiaries, including as President, Chief Operating Officer, Chief Technical Officer and Senior Advisor. The Board of Directors concluded that Mr. Dugan should continue to serve as a member of the Board of Directors due to, among other things, his executive leadership experience, knowledge and experience in the telecommunications, satellite and related industries from his service over the years as a director or officer with a number of different companies in those industries.

R. Stanton Dodge.  Mr. Dodge has served as a member of our Board of Directors since 2009. Mr. Dodge is currently the Chief Legal Officer and Secretary of DraftKings Inc., where he oversees the legal, government affairs and corporate communications teams. From June 2007 until October 2017, Mr. Dodge was the Executive Vice President, General Counsel and Secretary of DISH and was responsible for all legal, government affairs and corporate communications for DISH and its subsidiaries. From October 2007 to November 2011, Mr. Dodge served as our Executive Vice President, General Counsel and Secretary pursuant to a management services agreement between DISH and EchoStar that was entered into in connection with the spin-off of EchoStar from DISH in 2008

(the “Spin-off”). Since November 1996 when Mr. Dodge joined DISH, he held various positions of increasing responsibility at DISH and its subsidiaries. The Board of Directors concluded that Mr. Dodge should continue to serve as a member of the Board of Directors due to, among other things, his knowledge of our industry, particularly in light of his business, corporate governance and legal expertise obtained during his prior service as our General Counsel and his prior service as General Counsel and in other roles at DISH and its subsidiaries over the course of 20 years.

Lisa W. Hershman.  Ms. Hershman has been nominated for election to our Board of Directors in 2021. The Board of Directors has determined that Ms. Hershman meets applicable independence requirements. From April 2018 to January 2021, she served as Chief Management Officer for the U.S. Department of Defense and was a member of the President’s Management Council. From April 2015 to April 2018, Ms. Hershman was a Board Member and the Chair of the Scrum Alliance, an international association training and certifying agile development practitioners, and from January 2017 to April 2018, she served as its Interim Chief Executive Officer. In June 2011, Ms. Hershman founded The DeNovo Group, a business transformation consultancy, and she served as its Chief Executive Officer from formation through March 2018. Prior to that, Ms. Hershman was the Chief Executive Officer of Hammer and Company, a business process reengineering company, from March 2009 to June 2011. From March 2004 to March 2009, she was a Senior Vice President at Avnet, a global technology company. Ms. Hershman was on the Board of Directors of 1st Source Corporation, a banking company, from April 2018 until March 2020 and was a member of its Audit Committee and Trusts and Investments Committee. The Board of Directors concluded that Ms. Hershman would bring to our Board her expertise in process management, innovation and redesign, as well as leadership training and education.

Pradman P. Kaul.  Mr. Kaul has served as President of Hughes Communications, Inc. (“Hughes Communications”) since its formation in February 2006 and as President of Hughes Network Systems, LLC, a wholly owned subsidiary of Hughes Communications (“HNS” and, together with Hughes Communications, “Hughes”) since 2000. Mr. Kaul has also served as a member of our Board of Directors since August 2011 and as a member of the board of directors of Hughes Communications from February 2006 until June 2011. Mr. Kaul is also currently a member of the Strategy Committee. Previously, Mr. Kaul served as the Chief Operating Officer, Executive Vice President and Director of Engineering of HNS. The Board of Directors concluded that Mr. Kaul should continue to serve as a member of the Board of Directors due to, among other things, his technical and managerial experience acquired within the satellite industry, including his experience with Hughes.

C. Michael Schroeder.  Mr. Schroeder has served as a member of our Board of Directors since our formation in 2007, and currently serves on our Executive Compensation Committee, Nominating Committee and Audit Committee. The Board of Directors has determined that Mr. Schroeder meets applicable independence requirements. In 1981, Mr. Schroeder founded Consumer Satellite Systems, Inc. (“CSS”), which he grew to encompass a ten-state distribution system operating in a region ranging from Wisconsin to Florida. CSS served retailers selling satellite systems, televisions and a range of consumer electronics products. Mr. Schroeder also founded a programming division of CSS that grew to serve more than 400,000 subscribers. Prior to the Spin-off, Mr. Schroeder served on the Board of Directors of DISH and was a member of DISH’s Executive Compensation Committee, Nominating Committee, and Audit Committee. The Board of Directors concluded that Mr. Schroeder should continue to serve as a member of the Board of Directors due to, among other things, his knowledge of EchoStar from his service as a director since 2007 and as a director of DISH prior to the Spin-off, and his managerial, strategic development and operational expertise and satellite systems sales knowledge developed, in part, with CSS.

Jeffrey R. Tarr. Mr. Tarr has served as a member of our Board of Directors since March 2019 and serves on our Strategy Committee, Nominating Committee and Audit Committee, where he serves as our “audit committee financial expert.” The Board of Directors has determined that Mr. Tarr meets applicable independence requirements. Mr. Tarr was Chief Executive Officer, President and a director of DigitalGlobe, a leader in satellite imagery and geospatial intelligence, from 2011 until the sale of the company in 2017 to MacDonald, Dettwiler and Associates Ltd. (now Maxar Technologies Inc.). Since 2017, Mr. Tarr has served as an advisor to leading private equity firms and corporate clients, including Maxar Technologies, Inc., and from June through October 2019, he served as the Chief Executive Officer and a director of Solera Global Holding Corp., a leader in data and software for the automotive and insurance industries. Prior to DigitalGlobe, Mr. Tarr was President and Chief Operating Officer of IHS Inc. (now IHS Markit), a provider of information and insight in energy, economics, geopolitical risk, environmental sustainability and supply chain management and Chairman and Chief Executive Officer of Hoover’s, Inc., a publisher of business information (now a division of The Dun & Bradstreet Corporation). He serves on the board of DSST Charter Schools, one of the leading open enrollment school systems in the United States and is Chairman of the Stanford Graduate School of Business Management Board. He previously served on the board of CEB (The Corporate Executive Board Company) until the sale of the company to Gartner in 2017. He is a member of the Council on Foreign Relations. The Board of Directors concluded that Mr. Tarr should continue to serve as a member of the Board of Directors due to, among other things, his financial risk management, operational and managerial expertise as a director and officer and his knowledge and experience in the satellite and related industries.

William D. Wade. Mr. Wade has served as a member of our Board of Directors since February 2017, and currently serves on our Strategy Committee, Nominating Committee and Audit Committee. The Board of Directors has determined that Mr. Wade meets applicable independence requirements. Mr. Wade served as the President and CEO of Asia Satellite Telecommunications Co. Ltd. (“AsiaSat”), based in Hong Kong, from 2010 to November 2016, as Deputy CEO of AsiaSat from 1994 to 2010, and as a senior advisor to the CEO of AsiaSat from November 2016 through March 2017.  From 1996 to November 2016, Mr. Wade also served on the AsiaSat Board of Directors as an Executive Director serving on the Compliance Committee.  AsiaSat owns and operates an Asia-based satellite fleet providing capacity and satellite services to media and telecommunications companies across the Asia-Pacific region.   Prior to joining AsiaSat, Mr. Wade served as an executive director manager in charge of Pan Asian Systems with Hutchison Whampoa, a satellite and cable television equipment supplier and systems integrator.  Earlier in his career, Mr. Wade held a number of senior management positions in the United States and Singapore with EchoSphere Corporation, a subsidiary of DISH, and Audiotone, a manufacturer and supplier of hearing aid and test equipment.  Mr. Wade has also served since 2012 as a director for First Western Advisors, Ltd., a private entity providing wealth management services. From September 2017 until April 2019 and December 2019, respectively, Mr. Wade served as a director of, and executive advisor to, Global-IP Cayman, a privately-owned satellite communications company. The Board of Directors concluded that Mr. Wade should continue to serve as a member of the Board of Directors due to, among other things, his international and operational expertise and his experience in the satellite industry.

The Board of Directors unanimously recommends a vote FOR the election of all of the nominees named herein.

Charles W. Ergen, our Chairman, and certain entities established for the benefit of his family, beneficially own equity securities representing approximately 91.8% of the total voting power of all classes of our outstanding shares.  Please see “Equity Security Ownership and Related Matters” below.  Mr. Ergen and such entities have indicated their intention to vote in favor of each of the nominees set forth in Proposal 1.  Accordingly, the election of all of the nominees set forth in Proposal 1 is assured even if any of the nominees were to not receive any affirmative votes by any shareholders other than Mr. Ergen and such entities.

Director Compensation and Non-Employee Director Option Plan

Cash Compensation

Some of our directors are employees of the Corporation and/or our subsidiaries. We refer to these directors as “employee directors.” Our employee directors are not compensated for their services as directors. Each non-employee director receives an annual cash retainer of $60,000, which is paid in equal quarterly installments; provided such person is a member of the Board of Directors on the last day of the applicable calendar quarter. Our non-employee directors also receive a $1,000 cash payment for each meeting attended in person and a $500 cash payment for each meeting attended by telephone, provided that if there is more than one meeting of the Board of Directors or its committees on the same day, then the applicable non-employee director is only entitled to receive compensation for attendance at a single meeting.  Additionally, any non-employee director who is the chairperson of a committee of the Board of Directors receives a $5,000 annual cash retainer, which is paid in equal quarterly installments, provided such person is the chairperson of the committee on the last day of the applicable calendar quarter.  Our non-employee directors also receive: (i) reimbursement, in full, of reasonable travel expenses related to attendance at all meetings of the Board of Directors and its committees, and (ii) reimbursement, in full, of reasonable expenses related to educational activities undertaken in connection with service on the Board of Directors and its committees.

The following table sets forth the cash and noncash compensation earned by each of our non-employee directors for the fiscal year ended December 31, 2020.

Name (1)	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($) (2)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
R. Stanton Dodge	63,500	—	32,800	—	—	—	96,300
Anthony M. Federico (3)	67,500	—	32,800	—	—	—	100,300
C. Michael Schroeder	67,500	—	32,800	—	—	—	100,300
Jeffrey R. Tarr	69,500	—	32,800	—	—	—	102,300
William D. Wade	69,500	—	32,800	—	—	—	102,300

(1)    Charles W. Ergen, our Chairman, is an executive officer of the Corporation but not one of our named executive officers for 2020. Mr. Ergen does not receive any additional compensation for services provided as a director of the Corporation.
(2)    The amounts reported in the “Option Awards” column reflect the aggregate grant date fair values in accordance with FASB ASC Topic 718.  Assumptions used in the calculation of these amounts are included in Note 18 to the Corporation’s audited financial statements for the fiscal year ended December 31, 2020, included in the Corporation’s Annual Report on Form 10-K filed with the SEC on February 23, 2021 (the “2020 Form 10-K”).
(3)    Mr. Federico declined to stand for reelection to the Board of Directors at the Annual Meeting.

Pursuant to our EchoStar Corporation 2017 Non-Employee Director Stock Incentive Plan (the “2017 Director Plan”), each of Messrs. Dodge, Federico, Schroeder, Tarr and Wade was granted an option to acquire 5,000 Class A Shares at an exercise price of $27.28 per share on July 1, 2020. All of these options were 100% vested upon issuance.

Incentive Compensation

Non-employee Director Stock Option Plan

In 2008, we adopted our Amended and Restated 2008 Non-Employee Director Stock Option Plan (the “2008 Director Plan”) pursuant to which we have granted options to our non-employee directors. In 2017, we adopted our 2017 Director Plan pursuant to which we have granted and continue to grant options and other equity awards to our non-employee directors. We have not granted any options under the 2008 Director Plan after May 2, 2017. We refer to our 2008 Director Plan and 2017 Director Plan as our “Director Plans.”

The purpose of the Director Plans is to advance our interests through the motivation, attraction and retention of highly-qualified non-employee directors.  Upon initial election or appointment to our Board of Directors as a non-employee director, our non-employee directors are granted a fully vested option to acquire 10,000 Class A Shares with a grant date on the first day of the calendar quarter following the quarter in which such person is so initially elected or appointed to the Board of Directors.  In our discretion, we may also grant non-employee directors further options to acquire our Class A Shares or other equity awards.  Options we have granted under our Director Plans are 100% vested upon issuance and have a term of five years. As of December 31, 2020, 79,987 of our Class A Shares were available for issuance under the 2008 Director Plan and 39,457 of our Class A Shares were available for issuance under the 2017 Director Plan.

The following options were granted to our non-employee directors pursuant to the Director Plans and were outstanding as of
December 31, 2020:

	Option Awards
Name	Number of Securities Underlying Unexercised Options Exercisable (#) (1)	Option Exercise Price ($) (1)	Option Expiration Date
R. Stanton Dodge	5,753	38.59	7/1/2023
	5,753	38.71	7/1/2024
	5,000	27.28	7/1/2025
Total Options Outstanding at December 31, 2020	16,506

Anthony M. Federico (2)	5,753	34.50	7/1/2021
	5,753	52.75	7/1/2022
	5,753	38.59	7/1/2023
	5,753	38.71	7/1/2024
	5,000	27.28	7/1/2025
Total Options Outstanding at December 31, 2020	28,012

C. Michael Schroeder	5,753	34.50	7/1/2021
	5,753	52.75	7/1/2022
	5,753	38.59	7/1/2023
	5,753	38.71	7/1/2024
	5,000	27.28	7/1/2025
Total Options Outstanding at December 31, 2020	28,012

Jeffrey R. Tarr	11,507	32.08	4/1/2024
	5,753	38.71	7/1/2024
	5,000	27.28	7/1/2025
Total Options Outstanding at December 31, 2020	22,260

William D. Wade	11,507	49.49	4/1/2022
	5,753	52.75	7/1/2022
	5,753	38.59	7/1/2023
	5,753	38.71	7/1/2024
	5,000	27.28	7/1/2025
Total Options Outstanding at December 31, 2020	33,766

(1)    In connection with the BSS Transaction, we adjusted options to acquire Class A Shares that were unexercised and outstanding on September 10, 2019, which resulted in an increase in the number of shares subject to such options and a reduction in the exercise price of such options.
(2)    Mr. Federico declined to stand for reelection to the Board of Directors at the Annual Meeting.

CORPORATE GOVERNANCE

Board of Directors Information

Our Board of Directors held four meetings in 2020 and took action by unanimous written consent twice during 2020.  During 2020, each of our directors attended 100% of: (i) the total number of meetings of the Board held during the period in which he was a director and from which he was not recused; and (ii) the total number of meetings held by all committees of the Board on which he served.  In addition, our non-employee directors held four executive sessions in 2020.

Directors are elected annually and serve until their successors are duly elected and qualified or their earlier resignation or removal.  Officers serve at the discretion of the Board.

Charles W. Ergen, our Chairman, and certain entities established for the benefit of his family beneficially own equity securities representing approximately 91.8% of the total voting power of all classes of our outstanding shares, and through such beneficial ownership Mr. Ergen and such entities have the ability to elect a majority of our directors and to control all other matters requiring the approval of our shareholders.  See “Equity Security Ownership and Related Matters” below. We are a “controlled company” within the meaning of NASDAQ rules. Therefore, we are not subject to the NASDAQ listing requirements that would otherwise require us to have: (i) a Board of Directors composed of a majority of independent directors; (ii) a nominating committee composed solely of independent directors; (iii) compensation of our executive officers determined by a majority of the independent directors or a compensation committee composed solely of independent directors; (iv) a compensation committee charter that provides the compensation committee with the authority and funding to retain compensation consultants and other advisors; and/or (v) director nominees selected, or recommended for the Board’s selection, either by a majority of the independent directors or a nominating committee composed solely of independent directors.

Committee Information

The Board has created an Executive Compensation Committee of the Board of Directors (the “Compensation Committee”), an Audit Committee of the Board of Directors (the “Audit Committee”), a Nominating Committee of the Board of Directors (the “Nominating Committee”), a Non-Interlocking Directors Committee of the Board of Directors (the “Non-Interlocking Committee”) and a Strategy Committee of the Board of Directors (the “Strategy Committee”). The Compensation, Audit and Nominating Committees are composed entirely of independent directors under applicable rules, the Non-Interlocking Committee is composed of members of the Board who are not also directors or employees of DISH and/or its subsidiaries, and the Strategy Committee is composed of at least two independent directors.  The function and authority of each of the committees of our Board of Directors are described below.  The charters of our Compensation, Audit, Nominating and Strategy Committees are available on our website at http://www.echostar.com.

Compensation Committee.  The Compensation Committee operates under a charter adopted by the Board.  The principal functions of the Compensation Committee are, to the extent the Board deems necessary or appropriate, to: (i) make and approve all option grants and other issuances of EchoStar’s equity securities to EchoStar’s executive officers and Board members other than non-employee directors; (ii) approve all other option grants and issuances of EchoStar’s equity securities, and recommend that the full Board make and approve such grants and issuances; (iii) establish in writing all performance goals for performance-based compensation, which together with other compensation to senior executive officers could exceed $1 million annually, other than standard stock incentive plan options that may be paid to EchoStar’s executive officers, and certify the achievement of such goals prior to payment; and (iv) set the compensation of our Chairman, Mr. Ergen.

The Compensation Committee held four meetings and took action by unanimous written consent two times during 2020.  The current members of the Compensation Committee are Messrs. Federico and Schroeder, with Mr. Federico currently serving as Chairman.  The Board has determined that each member of the Compensation Committee meets applicable independence requirements.  A report of the Compensation Committee is set forth below on page 25 of this Proxy Statement.

Audit Committee.  Our Board has established a standing Audit Committee in accordance with NASDAQ rules and Section 10A of the Securities Exchange Act of 1934 (as amended, the “Exchange Act”) and related SEC rules and regulations.  The Audit Committee operates under a charter adopted by the Board.  The principal functions of the Audit Committee are to: (i) select the independent registered public accounting firm and set their compensation; (ii) select the internal auditor and approve his or her compensation; (iii) review and approve management’s plan for engaging our independent registered public accounting firm during the year to perform non-audit services and consider what effect these services will have on the independence of our independent registered public accounting firm; (iv) review our annual financial statements and various other financial reports that require approval by the Board;

(v) oversee the integrity of our financial statements, our systems of disclosure and internal controls, and our compliance with legal and regulatory requirements; (vi) review and approve the scope of our independent registered public accounting firm’s audit plans and the results of their audits; and (vii) evaluate the performance of our internal audit function and the independent registered public accounting firm.

The Audit Committee held four meetings and took action by unanimous written consent once during 2020.  The current members of the Audit Committee are Messrs. Federico, Schroeder, Tarr and Wade, with Mr. Schroeder currently serving as Chairman.  The Board has determined that each member of our Audit Committee meets applicable independence requirements.  The Board has also determined that each member of our Audit Committee is financially literate and has designated Mr. Tarr as our “audit committee financial expert” as defined by applicable SEC rules and regulations.  A report of the Audit Committee is set forth below on page 41 of this Proxy Statement.

Nominating Committee.  The Nominating Committee operates under a charter adopted by the Board.  The principal function of the Nominating Committee is to identify, review and recommend independent director nominees for selection by the Board and to consider all director nominees in light of the entirety of their credentials.  The Nominating Committee held four meetings and did not take action by written consent during 2020.  The current members of the Nominating Committee are Messrs. Federico, Schroeder, Tarr and Wade, with Mr. Wade currently serving as Chairman.  The Board has determined that each member of the Nominating Committee meets applicable independence requirements.

Non-Interlocking Committee. The principal function of the Non-Interlocking Committee is to review certain related party transactions between the Corporation and/or its subsidiaries and DISH and/or its subsidiaries in accordance with the Corporation’s related party transaction policy adopted by the Board. The Non-Interlocking Committee held four meetings and did not take action by written consent during 2020.  The current members of the Non-Interlocking Committee are Messrs. Dodge, Dugan, Federico, Kaul, Schroeder, Tarr and Wade. There is no formal chairman of the Non-Interlocking Committee.

Strategy Committee.  The Strategy Committee was formed in March 2020 and operates under a charter adopted by the Board. The Strategy Committee held five meetings and took action by written consent once during 2020.  The principal function of the Strategy Committee is to assist the Board in carrying out its oversight responsibilities related to business strategy and/or potential strategic transactions, arrangements or undertakings of the Corporation. The current members of the Strategy Committee are Messrs. Dugan, Kaul, Tarr and Wade, with Mr. Tarr currently serving as Chairman.

Board Criteria and Board Selection Process

The Nominating Committee considers candidates suggested by its members, other directors, senior management, shareholders and others, as appropriate.  No search firms or other advisors were retained to identify prospective director nominees during the past fiscal year.  In considering whether to recommend prospective director nominees for selection by the Board, the Nominating Committee considers the entirety of the prospective nominees’ credentials, including but not limited to the following factors: (i) their reputation and character; (ii) their ability and willingness to devote sufficient time to Board duties; (iii) their educational background; (iv) their business and professional achievements, experience and industry background; (v) as applicable, their independence from management under applicable listing standards and the Corporation’s governance guidelines; and (vi) the needs of the Board and the Corporation.  We do not have a formal policy as it relates to diversity with respect to director nominations; however, our practice is to seek diversity in experience, knowledge, viewpoints and abilities on the Board, recognizing that our business and operations are diverse and global in nature. The Nominating Committee does not assign specific weight to any particular criteria and no particular criterion is necessarily applicable to all prospective nominees.  However, the Corporation believes that the backgrounds and qualifications of the directors, considered as a group, should provide a diverse mix of experience, knowledge and abilities that will allow the Board to fulfill its responsibilities.  The Nominating Committee and Board recognize the importance of diversity in director nominees with respect to professional experience, areas of expertise, background, viewpoints, skills, race, gender and national origin and generally consider such factors when identifying and evaluating director nominees and candidates. The Nominating Committee recommends, if necessary, measures to be taken so that the Board reflects the appropriate balance of experience, knowledge and abilities required for the Board as a whole and contains at least the minimum number of independent directors required by applicable laws and regulations. Ms. Hershman was initially recommended for nomination to the Board by our Chairman, Mr. Charles W. Ergen.

The Nominating Committee has not adopted a written policy with respect to the consideration of candidates proposed by shareholders or others or with respect to nominating anyone to our Board other than independent directors.  A shareholder who wishes to recommend a prospective nominee for the Board should notify the Corporation’s Secretary or any member of the Nominating Committee in writing, in accordance with the process described in “Shareholder Communications” below, with whatever supporting material the shareholder considers appropriate.  The Nominating Committee will consider whether to nominate any person nominated by a shareholder pursuant to and in accordance with the provisions of the Corporation’s bylaws relating to shareholder nominations.

Board Leadership Structure

The Board currently separates the role of Chairman of the Board from the role of Chief Executive Officer with Mr. Charles W. Ergen serving as Chairman and Mr. Michael T. Dugan serving as Chief Executive Officer and President of the Corporation.  Mr. Dugan is responsible for the day-to-day management of the Corporation and Mr. Ergen provides overall and strategic leadership to the Board. Among other things, separation of these roles allows our Chief Executive Officer and other members of senior management to focus on our day-to-day business, while at the same time the Board is able to take advantage of the unique blend of leadership, experience and knowledge of our industry and business that Mr. Ergen brings to the role of Chairman in providing guidance to, and oversight of, management.

Along with the separation of the Chairman of the Board and Chief Executive Officer roles, we established a Strategy Committee of the Board in 2020 to assist in identifying strategic priorities and working with management to develop and execute on the strategic direction and initiatives of the Corporation and associated risks.

We believe this leadership structure is appropriate for the Corporation and in the best interest of our shareholders because, among other reasons, it allows us to efficiently develop and implement corporate strategy that is consistent with the Board’s oversight role, while facilitating strong day-to-day executive leadership.

The Board’s Role in Risk Oversight

The Board has ultimate responsibility for oversight of the Corporation’s risk management processes.  The Board discharges this oversight responsibility itself or by using its committees through regular reports received from, and discussions with, senior management on areas of material risk exposure to the Corporation.  These reports and Board or committee discussions include, among other things, operational, financial, legal, regulatory, physical and strategic risks.  Additionally, the Corporation’s risk management processes are intended to identify, manage and control risks so that they are appropriate considering the Corporation’s scope, operations and business objectives.  The Board (or appropriate committee in the case of risks in areas for which responsibility has been delegated to or is handled by a particular committee) engages with the appropriate members of senior management to enable its members to understand and provide input to, and oversight of, our risk identification, risk management and risk mitigation strategies.  The Audit Committee meets regularly in executive session without management present to, among other things, discuss the Corporation’s risk management culture and processes. As part of its charter, our Audit Committee is responsible for discussing the Corporation’s policies with respect to risk assessment and risk management, and reviewing contingent liabilities and risks that may be material to the Corporation.  In accordance with its charter, the Strategy Committee meets regularly to, among other things, review and discuss the strategic direction and initiatives of the Corporation and associated risks. When a committee receives a report from a member of management regarding areas of risk, the chairman of the relevant committee is expected to report on the discussion to the Board to the extent necessary or appropriate.  This enables the Board to coordinate risk oversight, particularly with respect to interrelated or cumulative risks that may involve multiple areas for which more than one committee has responsibility.  The Board and the Audit Committee also have authority to engage external advisors as necessary. The Strategy Committee is authorized to meet and confer, either independently or with management, with third parties, including, without limitation, investment banks, consultants and other advisors. A discussion of our risk assessment of compensation programs and practices is described in “Risk Assessment” in the Compensation Discussion and Analysis section below on page 25 of this Proxy Statement.

The Board’s Role in Cybersecurity Risk Oversight

Cybersecurity risk management is an important focus of our Board and the Audit Committee. As part of its oversight of risk management, the Audit Committee is briefed regularly by the Corporation’s chief information security officer and other members of management and has met with third-party experts regarding cybersecurity and other security risks.  We regularly review and revise our relevant policies and procedures, invest in and maintain internal resources, personnel and systems and review, modify and supplement our defenses through the use of various services, programs and outside vendors. We also maintain agreements with third-party vendors and experts to assist in our remediation and mitigation efforts if we experience or identify a material incident or threat.

Other Information about Our Board of Directors

Compensation Committee Interlocks and Insider Participation

The Compensation Committee is composed solely of directors that meet the applicable independence and non-employee director requirements of NASDAQ and SEC rules and regulations. The current Compensation Committee members are Messrs. Schroeder and Federico. None of these individuals was an officer or employee of EchoStar or our subsidiaries or DISH or its subsidiaries at any time during the 2020 fiscal year.  During the 2020 fiscal year, no executive officer of EchoStar served on: (i) the compensation committee of another entity, one of whose executive officers served on our Compensation Committee, (ii) the board of directors of another entity, one of whose executive officers served on our Compensation Committee, or (iii) the compensation committee of another entity, one of whose executive officers served on our Board of Directors.

Annual Meeting Attendance

Although we do not have a policy with regard to Board members’ attendance at our annual meetings of shareholders, all of our directors are encouraged to attend such meetings.  All of our directors were in attendance at our 2020 Annual Meeting.

INFORMATION CONCERNING OUR EXECUTIVE OFFICERS

The table and information below sets forth the name, age and position with the Corporation of each of our executive officers who are not also director nominees, the period during which each such executive officer has served as such, and each such executive officer’s business experience during at least the past five years.  Information concerning Charles W. Ergen, Chairman; Michael T. Dugan, Chief Executive Officer, President and Director; and Pradman P. Kaul, President of Hughes Communications and Director, is set forth above under “Proposal 1 — Election of Directors.”

Name	Age	Position
Anders N. Johnson	63	Chief Strategy Officer and President, EchoStar Satellite Services L.L.C.
Dean A. Manson	54	Executive Vice President, General Counsel and Secretary
David J. Rayner	63	Executive Vice President, Chief Financial Officer, Chief Operating Officer and Treasurer

A substantial majority of the voting power of the shares of each of EchoStar and DISH is owned beneficially by Charles W. Ergen, our Chairman, and by certain entities established for the benefit of his family. Certain of our executive officers are or have previously been employed by DISH and its subsidiaries.

Anders N. Johnson.  Mr. Johnson has served as President of EchoStar Satellite Services L.L.C. since June 2011 and as our Chief Strategy Officer since September 2016.  Before joining EchoStar, Mr. Johnson was most recently at SES World Skies where he served as Senior Vice President of Strategic Satellite Development.  Mr. Johnson joined SES GLOBAL after the combination of GE Americom and SES GLOBAL in 2001.  Prior to SES GLOBAL, Mr. Johnson worked at GE Capital beginning in 1985 in a variety of executive level roles in Satellite Services, Aviation Services, and Transportation & Industrial Financing.

Dean A. Manson.  Mr. Manson has served as our Executive Vice President, General Counsel and Secretary since November 2011 and is responsible for all legal and government affairs for EchoStar and its subsidiaries. Mr. Manson joined our subsidiary Hughes Network Systems, LLC in 2000 from the law firm of Milbank, Tweed, Hadley & McCloy LLP, where he focused on international project finance and corporate transactions. Mr. Manson was appointed General Counsel in 2004.

David J. Rayner.  Mr. Rayner has served as our Executive Vice President, Chief Financial Officer and Treasurer since December 2012 and as our Chief Operating Officer since September 2016. From November 2011 to November 2012, Mr. Rayner served as Chief Financial Officer of Tendril Networks, Inc., a Boulder, Colorado software company.  Mr. Rayner served as our Chief Financial Officer from June 2010 to November 2011 and served as our Chief Administrative Officer from January 2008 to June 2010.  Prior to that, Mr. Rayner served as Executive Vice President of Installation and Service Networks of DISH and previously as Chief Financial Officer of DISH.  Before joining DISH in December 2004, Mr. Rayner served as Senior Vice President and Chief Financial Officer of Time Warner Telecom in Denver, beginning in June 1998.

INFORMATION REGARDING CHIEF EXECUTIVE OFFICER PAY RATIO

The pay ratio rules under the Dodd-Frank Wall Street Reform and Consumer Protection Act and related regulations (the “Pay Ratio Rules”) require us to provide the following information about the relationship of the median annual total compensation of our employees and the annual total compensation of our Chief Executive Officer, Mr. Dugan.

For 2020, our last completed fiscal year:

•the median of the annual total compensation of our employees (other than our Chief Executive Officer) was $112,856; and
•the annual total compensation of our Chief Executive Officer was $1,877,524 (See “Summary Compensation Table” below).

Accordingly, the ratio of the annual total compensation of Mr. Dugan, our Chief Executive Officer, to the median annual total compensation of our employees was 17 to 1 for 2020.

This pay ratio is a reasonable estimate calculated in a manner consistent with the Pay Ratio Rules based on our payroll and employment records and the methodology described below. The Pay Ratio Rules for identifying the median employee and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their compensation practices. As such, the pay ratio reported by other companies may not be comparable to the pay ratio reported above, as other companies may have different employment and compensation practices and may utilize different methodologies, exclusions, estimates and assumptions in calculating their own pay ratios.

Under the Pay Ratio Rules, we were required to identify the median employee by use of a “consistently applied compensation measure,” or CACM. We chose a CACM that closely approximates the annual total direct compensation of our employees. We identified our median employee using this metric as of December 31, 2019 and elected to use the same median employee for 2020. We believe that our overall employee base composition has remained consistent and our employee compensation philosophy and structure have not changed; therefore, it is appropriate to use the same employee. Specifically, we determined that our “median employee” was a full-time, salaried employee located in the United States. That employee had wages as reflected in our payroll records for the 12-month period ending December 31, 2020 in the amount of $112,856. As permitted by the Pay Ratio Rules, our payroll records do not include certain elements of compensation. We identified and calculated the elements of such employee’s compensation for 2020 in accordance with the requirements of the Pay Ratio Rules. See “Summary Compensation Table” below for the annual total compensation of our Chief Executive Officer.

As of December 31, 2020, our total employee population consisted of 2,444 individuals, with 589 of our employees being located in foreign countries. Approximately 76% of our employees were located in the United States, 8% were located in Brazil, 8% were located in India, 4% were located in Europe (primarily in the United Kingdom and Germany), and 4% were located in various other countries worldwide. As permitted by the Pay Ratio Rules, we excluded employees located in the following foreign countries: 8 employees in Chile, 24 employees in Colombia, 6 employees in Ecuador, 4 employees in Indonesia, 9 employees in Italy, 18 employees in Mexico, 16 employees in Peru, 7 employees in Russia, 1 employee in Saudi Arabia and 15 employees in the United Arab Emirates. After taking into consideration these adjustments, our adjusted employee population consisted of 2,336 individuals as of December 31, 2020.

This information is being provided for compliance purposes. Neither the Compensation Committee nor management of EchoStar used the pay ratio measure in making compensation decisions.

EQUITY SECURITY OWNERSHIP AND RELATED MATTERS

Equity Security Ownership of Certain Beneficial Owners and Management

The following table sets forth, to the best of our knowledge, the beneficial ownership of our voting securities as of the close of business on the Record Date by: (i) each person known by us to be the beneficial owner of more than five percent of any class of our voting securities; (ii) each of our current directors and our nominee for election; (iii) our Chief Executive Officer, Chief Financial Officer and next three most highly compensated executive officers in 2020 (collectively, the “Named Executive Officers” or “NEOs”); and (iv) all of our current directors and executive officers as a group.  Unless otherwise indicated, each person listed in the following table (alone or with family members) has sole voting and dispositive power over the shares listed opposite such person’s name.

Name (1)	Amount and Nature of Beneficial Ownership	Percentage of Class (2)	Total Voting Power (3)
Class A Common Stock:
Charles W. Ergen (4)	50,363,490	53.9%	91.8%
Cantey M. Ergen (5)	49,903,192	53.7%	91.8%
EdgePoint Investment Group Inc. (6)	5,087,057	11.2%	1.0%
The Vanguard Group, Inc. (7)	4,275,502	9.4%	*
Renaissance Technologies LLC (8)	3,750,287	8.3%	*
Michael T. Dugan (9)	351,994	*	*
Anders N. Johnson (10)	365,267	*	*
Pradman P. Kaul (11)	113,242	*	*
Dean A. Manson (12)	179,110	*	*
David J. Rayner (13)	268,247	*	*
R. Stanton Dodge (14)	17,017	*	*
Anthony M. Federico (15)	28,158	*	*
Lisa W. Hershman	--	*	*
C. Michael Schroeder (16)	31,032	*	*
Jeffrey R. Tarr (17)	22,260	*	*
William D. Wade (18)	33,766	*	*
All Current Directors and Executive Officers as a Group (12 persons) (19)	51,773,583	54.7%	91.8%
Class B Common Stock:
Charles W. Ergen (4)	47,687,039	100.0%	91.8%
Cantey M. Ergen (5)	47,687,039	100.0%	91.8%
All Current Directors and Executive Officers as a Group (12 persons) (20)	47,687,039	100.0%	91.8%

*Less than 1%.

(1)Except as otherwise noted below, the address of each such person is 100 Inverness Terrace East, Englewood, Colorado 80112.  As of the close of business on the Record Date, there were 45,258,381 Class A Shares outstanding and 47,687,039 Class B Shares outstanding.  Class B Shares are convertible into Class A Shares on a one-for-one basis at any time.
(2)Describes the ownership percentage of each class of shares beneficially owned by each beneficial owner. For the Class A Shares, the calculation assumes the conversion only of the Class B Shares beneficially owned by the applicable beneficial owner into Class A Shares and gives effect to the exercise of options and vesting of restricted stock units, if any, held by the applicable beneficial owner that are either currently exercisable or vested as of, or may become exercisable or may vest within 60 days after, the Record Date.
(3)Describes the total voting power of each beneficial owner taking into account all classes of shares beneficially owned by the applicable beneficial owner. The calculation assumes no conversion of any Class B Shares owned by any beneficial owner and gives effect to the exercise of options and vesting of restricted stock units, if any, held by the applicable beneficial owner that are either currently exercisable or vested as of, or may become exercisable or vest within 60 days after, the Record Date. Each Class B Share is entitled to ten votes per share.
(4)Mr. Ergen’s beneficial ownership includes: (i) 48,927 Class A Shares beneficially owned directly by Mr. Ergen; (ii) 3,705 Class A Shares beneficially owned indirectly by Mr. Ergen in the DISH Network Corporation 401(k) Employee Savings Plan (the “DISH 401(k) Plan”); (iii) 460,298 Class A Shares subject to employee stock options that are either currently exercisable as of, or may become exercisable within 60 days after, the Record Date; (iv) 196,967 Class A Shares issuable upon conversion of the Class B Shares beneficially owned directly by Mr. Ergen; (v) 47 Class A Shares beneficially owned directly by Mr. Ergen’s spouse, Cantey M. Ergen; (vi) 201 Class A Shares beneficially owned indirectly by Mrs. Ergen in the DISH 401(k) Plan; (vii) 6,122 Class A Shares beneficially owned by one of Mr. Ergen’s children; (viii) 5,400 Class A Shares beneficially owned by a charitable foundation for which Mr. Ergen is an officer and for which he shares voting and dispositive power with Mrs. Ergen; (ix) 2,695,957 Class A Shares issuable upon conversion of Class B Shares beneficially owned by Mrs. Ergen solely by virtue of her position as trustee of the Ergen Two-Year May 2019 SATS GRAT dated May 20, 2019 (the “2019 May GRAT”); (x) 2,913,508 Class A Shares issuable upon conversion of Class B Shares beneficially owned by Mrs. Ergen solely by virtue of her position as trustee of the Ergen Two-Year 2019 SATS GRAT II dated May 30, 2019 (the “2019 GRAT II”); (xi) 1,724,153 Class A Shares issuable upon conversion of Class B Shares beneficially owned by Mrs. Ergen solely by virtue of her position as trustee of the Ergen Two-Year December 2019 SATS GRAT dated December 5, 2019 (the “2019 December GRAT”); (xii) 2,151,751 Class A Shares and 1,348,249 Class A Shares issuable upon conversion of Class B Shares beneficially owned by Mrs. Ergen solely by virtue of her position as trustee of the Ergen Two-Year March 2020 SATS GRAT dated March 18, 2020 (the “2020 March GRAT”); (xiii) 5,000,000 Class A Shares issuable upon conversion of Class B Shares beneficially owned by Mrs. Ergen solely by virtue of her position as trustee of the Ergen Two-Year June 2020 SATS GRAT dated June 1, 2020 (the “2020 June GRAT”); (xiv) 21,000,000 Class A Shares issuable upon conversion of Class B Shares beneficially owned by Mrs. Ergen solely by virtue of her position as trustee of the Ergen Two-Year December 2020 SATS GRAT dated December 21, 2020 (the “2020 December GRAT”); and (xv) 12,808,205 Class A Shares issuable upon conversion of Class B Shares held by Telluray Holdings, LLC (“Telluray Holdings”), for which Mrs. Ergen has sole voting power as a manager of Telluray Holdings and for which Mr. Ergen and Mrs. Ergen share dispositive power as the managers of Telluray Holdings. Mr. Ergen’s beneficial ownership of Class A Shares excludes 1,640 Class A Shares held by certain trusts established by Mr. Ergen for the benefit of his family. Because each Class B Share is convertible on a one-for-one basis into a Class A Share, assuming conversion of all outstanding Class B Shares into Class A Shares and giving effect to the exercise of options held by Mr. Ergen that are either currently exercisable as of, or may become exercisable within 60 days after, the Record Date, the percentage of Class A Shares that Mr. Ergen may be deemed to beneficially own would be approximately 53.9%.
(5)Mrs. Ergen’s beneficial ownership includes: (i) 47 Class A Shares beneficially owned directly by Mrs. Ergen; (ii) 201 Class A Shares beneficially owned indirectly by Mrs. Ergen in the DISH 401(k) Plan; (iii) 2,695,957 Class A Shares issuable upon conversion of Class B Shares beneficially owned by Mrs. Ergen solely by virtue of her position as trustee of the 2019 May GRAT; (iv) 2,913,508 Class A Shares issuable upon conversion of Class B Shares beneficially owned by Mrs. Ergen solely by virtue of her position as trustee of the 2019 GRAT II; (v) 1,724,153 Class A Shares issuable upon conversion of Class B Shares beneficially owned by Mrs. Ergen solely by virtue of her position as trustee of the 2019 December GRAT; (vi) 2,151,751 Class A Shares and 1,348,249 Class A Shares issuable upon conversion of Class B Shares beneficially owned by Mrs. Ergen solely by virtue of her position as trustee of the 2020 March GRAT; (vii) 5,000,000 Class A Shares issuable upon conversion of Class B Shares beneficially owned by Mrs. Ergen solely by virtue of her position as trustee of the 2020 June GRAT; (viii) 21,000,000 Class A Shares issuable upon conversion of Class B Shares beneficially owned by Mrs. Ergen solely by virtue of her position as trustee of the 2020 December GRAT; (ix) 48,927 Class A Shares beneficially owned directly by Mrs. Ergen’s spouse, Mr. Ergen; (x) 3,705 Class A Shares beneficially owned indirectly by Mr. Ergen in the DISH 401(k) Plan; (xi) 6,122 Class A Shares beneficially owned by one of Mrs. Ergen’s children; (xii) 5,400 shares of Class A Shares beneficially owned by a charitable foundation for which Mrs. Ergen is an officer and for which Mrs. Ergen shares voting power and dispositive power with Mr. Ergen; (xiii) 12,808,205 Class A Shares issuable upon conversion of Class B Shares held by Telluray Holdings for which Mrs. Ergen has sole voting power as a manager of Telluray Holdings and for which Mr. Ergen and Mrs. Ergen share dispositive power as the managers of Telluray Holdings; and (xiv) 196,967 Class A Shares issuable upon conversion of the Class B Shares beneficially owned directly by Mr. Ergen. Mrs. Ergen’s beneficial ownership of Class A Shares excludes 1,640 Class A Shares held by certain trusts established by Mr. Ergen for the benefit of his family. Because each Class B Share is convertible on a one-for-one basis into a Class A Share, assuming conversion of all outstanding Class B Shares into Class A Shares and giving effect to the exercise of options held by Mrs. Ergen that are either currently exercisable as of, or may become exercisable within 60 days after, the Record Date, the percentage of Class A Shares that Mrs. Ergen may be deemed to beneficially own would be approximately 53.7%. Mrs. Ergen exercises voting power with respect to Telluray Holdings and each of the 2019 May GRAT, the 2019 GRAT II, the 2019 December GRAT, the 2020 March GRAT, the 2020 June GRAT and the 2020 December GRAT independently and, with respect to the 2019 May GRAT, the 2019 GRAT II, the 2019 December GRAT, the 2020 March GRAT, the 2020 June GRAT and the 2020 December GRAT, in accordance with her fiduciary responsibilities to the beneficiaries of such trusts. Mrs. Ergen exercises dispositive power with respect to each of the 2019 May GRAT, the 2019 GRAT II, 2019 December GRAT, the 2020 March GRAT, the 2020 June GRAT and the 2020 December GRAT independently and in accordance with her fiduciary responsibilities to the beneficiaries of such trusts.
(6)The address of EdgePoint Investment Group Inc. is 150 Bloor Street West, Suite 500, Toronto, Ontario M5S 2X9, Canada. Of the Class A Shares beneficially owned by EdgePoint Investment Group Inc., it has sole voting power as to 3,709,293 Class A Shares, shared voting power as to 1,377,764 Class A Shares, sole dispositive power as to 3,709,293 Class A Shares and shared dispositive power as to 1,377,764 of the Class A Shares it beneficially owns. The foregoing information is based solely upon a Schedule 13G/A filed by EdgePoint Investment Group Inc. with the SEC on February 12, 2021.
(7)The address of The Vanguard Group is 100 Vanguard Blvd., Malvern, Pennsylvania 19355. Of the Class A Shares beneficially owned by The Vanguard Group, it has shared voting power as to 60,471 Class A Shares, sole dispositive power as to 4,172,271 Class A Shares and shared dispositive power as to 103,231 Class A Shares. The foregoing information is based solely upon a Schedule 13G/A filed by The Vanguard Group with the SEC on February 10, 2021.
(8)The address of Renaissance Technologies LLC is 800 Third Avenue, New York, New York 10022. Renaissance Technologies LLC has sole voting power and sole dispositive power as to all of the Class A Shares it beneficially owns.  The foregoing information is based solely upon a Schedule 13G/A filed by Renaissance Technologies LLC with the SEC on February 11, 2021.
(9)Mr. Dugan’s beneficial ownership includes: (i) 42,279 Class A Shares held directly by Mr. Dugan; (ii) 2,029 Class A Shares held by Mr. Dugan in the Corporation’s 401(k) Employee Savings Plan (the “401(k) Plan”); and (iii) 307,686 Class A Shares subject to employee stock options that are either currently exercisable as of, or may become exercisable within 60 days after, the Record Date.
(10)Mr. Johnson’s beneficial ownership includes: (i) 22,000 Class A Shares held directly by Mr. Johnson; (ii) 1,064 Class A Shares held by Mr. Johnson in the 401(k) Plan; and (iii) 342,203 Class A Shares subject to employee stock options that are either currently exercisable as of, or may become exercisable within 60 days after, the Record Date.
(11)Mr. Kaul’s beneficial ownership includes: (i) 1,067 Class A Shares held directly by Mr. Kaul; (ii) 116 Class A Shares held by Mr. Kaul in the 401(k) Plan; and (iii) 112,059 Class A Shares subject to employee stock options that are either currently exercisable as of, or may become exercisable within 60 days after, the Record Date.
(12)Mr. Manson’s beneficial ownership includes: (i) 3,427 Class A Shares held directly by Mr. Manson; (ii) 335 Class A Shares held by Mr. Manson in the 401(k) Plan; and (iii) 175,348 Class A Shares subject to employee stock options that are either currently exercisable as of, or may become exercisable within 60 days after, the Record Date.
(13)Mr. Rayner’s beneficial ownership includes: (i) 5,309 Class A Shares held directly by Mr. Rayner; (ii) 1,284 Class A Shares held by Mr. Rayner in the 401(k) Plan; and (iii) 261,654 Class A Shares subject to employee stock options that are either currently exercisable as of, or may become exercisable within 60 days after, the Record Date.
(14)Mr. Dodge’s beneficial ownership includes: (i) 83 Class A Shares held directly by Mr. Dodge; (ii) 428 Class A Shares held by Mr. Dodge in the DISH 401(k) Plan; and (iii) 16,506 Class A Shares subject to non-employee director stock options that are either currently exercisable as of, or may become exercisable within 60 days after, the Record Date.
(15)Mr. Federico’s beneficial ownership includes: (i) 146 Class A Shares held directly by Mr. Federico; and (ii) 28,012 Class A Shares subject to non-employee director stock options that are either currently exercisable as of, or may become exercisable within 60 days after, the Record Date. Mr. Federico intends to retire when his term expires on April 29, 2021.

(16)Mr. Schroeder’s beneficial ownership includes: (i) 3,020 Class A Shares held by a trust for which Mr. Schroeder is the trustee; and (ii) 28,012 Class A Shares subject to non-employee director stock options that are either currently exercisable as of, or may become exercisable within 60 days after, the Record Date.
(17)Mr. Tarr’s beneficial ownership includes 22,260 Class A Shares subject to non-employee director stock options that are either currently exercisable as of, or may become exercisable within 60 days after, the Record Date.
(18)Mr. Wade’s beneficial ownership includes 33,766 Class A Shares subject to non-employee director stock options that are either currently exercisable as of, or may become exercisable within 60 days after, the Record Date.
(19)Includes: (i) 123,238 Class A Shares held directly; (ii) 4,828 Class A Shares held in the 401(k) Plan and 4,133 held by executive officers or directors in the DISH 401(k) Plan; (iii) 1,787,804 Class A Shares subject to employee and non-employee director stock options that are either currently exercisable as of, or may become exercisable within 60 days after, the Record Date; (iv) 47,687,039 Class A Shares issuable upon conversion of Class B Shares; (v) 5,400 Class A Shares held by a charitable foundation; (vi) 6,370 Class A Shares held by a spouse or child directly and by a spouse indirectly in the DISH 401(k) Plan; and (vii) 2,154,771 Class A Shares held in trust.
(20)Comprises the 47,687,039 Class B Shares beneficially owned by Mr. Ergen and certain entities established for the benefit of his family.

EXECUTIVE COMPENSATION AND OTHER INFORMATION

Compensation Discussion and Analysis

This Compensation Discussion and Analysis (“CD&A”) addresses our compensation objectives and policies for our NEOs, the elements of NEO compensation and the application of those objectives and policies to each element of compensation for our NEOs for fiscal year 2020.

Our NEOs in 2020 were Messrs. Michael T. Dugan, Anders N. Johnson, Pradman P. Kaul, Dean A. Manson and David J. Rayner. All of our NEOs were employed and solely compensated by EchoStar during 2020. With the exception of Mr. Kaul, who entered into an agreement regarding his employment with Hughes prior to our acquisition of all of the outstanding equity of Hughes Communications in 2011 (the “Hughes Acquisition”), none of our NEOs are party to an employment agreement with us.

Overall Executive Compensation Program Objectives and Policies

Compensation Philosophy

Our executive compensation program was guided by the following key principles in 2020:

•attraction, retention and motivation of executive officers;
•    recognition of management effectiveness and individual executive performance;
•    recognition of the achievement of company-wide, business group and individual performance goals, if any; and
•    creation of shareholder value by aligning the interests of management and shareholders through equity and cash incentives.

General Compensation Levels

The total compensation opportunities, both base salaries and incentives, offered to our NEOs have been designed to ensure that, for each executive as appropriate, they are competitive and support our executive recruitment, retention and motivation objectives, reward individual, group and company-wide performance and contribute to our success by aligning the interests of our executive officers and shareholders.

In determining the overall compensation of our NEOs, the Corporation considers the subjective recommendations of our Chairman, Mr. Ergen, and our Chief Executive Officer and President, Mr. Dugan (other than with respect to his compensation), and the subjective determinations of the Compensation Committee, all of which may take into account one or more of the following factors: (i) information described in “Compilation of Certain Peer Group Data” below and other information obtained from media reports or other generally available sources related to executive compensation information, (ii) the executive’s performance and contributions and/or considerations of retention, including, without limitation, the executive’s success in achieving individual, business group and company-wide goals and the extent to which the executive’s individual efforts contributed to and/or resulted in increases in corporate, division, department or individual success, (iii) whether the performance goals of any short-term or long-term incentive plans were met and the payouts that would become payable upon achievement of those performance goals, (iv) the value of historic and current components of each NEO’s compensation, including the base salary and any bonus or incentive compensation paid to the NEO in the prior year, (v) the value of equity awards previously granted to the executive, (vi) our and our subsidiaries’ overall financial and business performance, (vii) if applicable, the performance of the NEO’s business unit, (viii) the rate of standard annual merit increases for employees who are performing at a satisfactory level, (ix) the expected compensation to be paid to other senior officers in the applicable year, (x) whether the NEO was promoted or newly hired in the prior or applicable year, and (xi) equity awards that would normally be granted upon a promotion in accordance with our policies for promotions.  This approach to general compensation levels is not formulaic or standard and does not utilize formalized benchmarking, and the weight given to any particular factor in determining a particular NEO’s compensation depends on the subjective consideration of all factors described above in the aggregate.

With respect to equity incentive compensation, we generally believe that our NEOs should have appropriate incentives tied to the performance of our Class A Shares.  Therefore, we may grant equity awards to a particular NEO in a given year based on a number of subjective criteria, including, without limitation, the value of equity awards previously granted to the NEO, if a substantial portion of the NEO’s equity incentives are vested and the underlying stock is capable of being sold, the amount of equity incentives and/or severance benefits of an NEO in a particular year, whether an NEO has recently been promoted, an NEO’s position and role in our success and whether an NEO has made any exceptional contributions to our success.

Mr. Ergen recommends, the Compensation Committee reviews and discusses and the Board of Directors ultimately approves the base salary compensation of Mr. Dugan. Messrs. Ergen and Dugan recommend, the Compensation Committee reviews and discusses and the Board of Directors ultimately approves the base salary compensation of our other NEOs.  After considering these recommendations and other considerations discussed above, the Board of Directors determines the annual base salary for each NEO. The Compensation Committee also makes and approves grants of options and other equity-based compensation to our NEOs, if any. Pursuant to the EchoStar Corporation Amended and Restated Executive Officer Bonus Incentive Plan (as amended from time to time, the “Executive Officer Bonus Incentive Plan”), the Compensation Committee also determines and establishes applicable payout targets and performance metrics for the payment of short-term cash incentive awards, determines whether and to what extent such performance metrics have been met for each NEO for a particular year and approves short-term cash incentive awards. The Compensation Committee and the Board of Directors place substantial weight on Mr. Ergen’s recommendations regarding all compensation matters in light of his role as Chairman and as our controlling shareholder.

Compilation of Certain Peer Group Data

In connection with our 2020 executive officer compensation, management reviewed compensation components for the named executive officers of Eutelsat S.A., Inmarsat plc and ViaSat, Inc., companies with similar industry characteristics to us, as disclosed in their respective publicly-filed proxy statements (the “Peer Group Data”).  Along with the Peer Group Data, compensation data from technology companies with similar attributes provided in the Radford 2019 Global Technology Compensation Survey, as well as media reports and other generally available sources related to executive compensation, were used solely as a subjective frame of reference, rather than for benchmarking compensation for the NEOs.  We do not utilize a formulaic or standard, formalized benchmarking level or element in setting our executive compensation relative to that of other companies.

Deductibility of Compensation

Section 162(m) of the Internal Revenue Code of 1986 (as amended, the “Internal Revenue Code”) placed limits on the tax deductibility of compensation in excess of $1 million paid to certain of our executive officers for any single taxable year.  The Tax Cuts and Jobs Act of 2017 enacted in December 2017 (the “2017 Tax Act”), substantially modified Section 162(m) of the Internal Revenue Code and, among other things, eliminated the performance-based exception to the $1 million deduction limit effective as of January 1, 2018.  As a result, beginning in 2018, compensation paid to certain executive officers in excess of $1 million was generally nondeductible, whether or not it is performance-based.  In addition, beginning in 2018, the executive officers subject to Section 162(m) (the “Covered Employees”) include any individual who served as the chief executive officer (the “CEO”) or chief financial officer (“CFO”) at any time during the taxable year and the three other most highly compensated executive officers (other than the CEO and CFO) for the taxable year, regardless of whether the officer is serving at the end of the taxable year, and once an individual becomes a Covered Employee for any taxable year beginning after December 31, 2016, that individual will remain a Covered Employee for all future years, including following any termination of employment.

The 2017 Tax Act included a transition rule under which the changes to Section 162(m) described above do not apply to compensation payable pursuant to a written binding contract that was in effect on November 2, 2017 and is not materially modified after that date.  However, because of uncertainties as to the application and interpretation of the transition rule, no assurances can be given that our contracts and equity awards, even if in place on November 2, 2017, will meet the requirements of the transition rule.

To maintain flexibility in compensating executive officers in a manner designed to promote varying corporate goals in the best interests of the Corporation and our shareholders and consistent with the goals of our executive compensation program, we retained and continue to retain discretion to approve, and have paid and may in the future pay, annual, short-term, long-term or other compensation arrangements in a manner that does not permit the compensation to qualify for tax deductibility under Section 162(m) of the Internal Revenue Code.

Use of Compensation Consultants

No compensation consultants were retained by the Corporation, the Board of Directors or the Compensation Committee in connection with recommending the setting of compensation for our executive officers during the past fiscal year.

Implementation of Executive Compensation Program Objectives and Policies

Elements of Executive Compensation

The primary components of our executive compensation program include:

•    base salary;
•    equity incentive compensation (short-term and/or long-term) in the form of stock options and/or restricted stock units offered under EchoStar’s stock incentive plan;
•    short-term cash incentive compensation;
•    our 401(k) Employee Savings Plan (“401(k) Plan”); and
•    other compensation, including perquisites, personal benefits and post-termination compensation.

Our long and short-term incentive compensation generally include conditional and/or performance-based cash and/or equity incentive compensation.

The components of our executive compensation program combine to promote the objectives and policies described above.  Base salary, 401(k) Plan benefits and other benefits and perquisites provided generally to employees provide a minimum level of compensation for our NEOs.  Long-term equity and/or performance-based incentive compensation align NEO compensation with the creation of long-term shareholder value and generally promote retention.  Short-term cash and/or equity incentives reward individual, business group and/or company performance and achievement of shorter-term goals important to us.

We have not required that a certain percentage of an executive’s compensation be provided in one form versus another.  However, our goal is to award compensation that is reasonable in relation to our compensation program and objectives when all elements of potential compensation are considered.  Each element of our executive compensation and the rationale for each element are described below.

Base Salary

We have traditionally included salary in our executive compensation package under the belief that it is appropriate that some portion of the compensation paid to our executive officers be provided in a form that is fixed and liquid occurring over regular intervals. The Board of Directors has traditionally been free to set base salary at any level deemed appropriate, with the Compensation Committee setting the base salary of the Chairman. The Compensation Committee and the Board of Directors typically review base salaries of our NEOs.  Any increases or decreases in base salary on a year-over-year basis have usually been dependent on a combination of the factors outlined above in “General Compensation Levels,” with particular emphasis on:

•    EchoStar’s and our subsidiaries’ overall financial and business performance;
•    the performance of the NEO’s business unit;
•    the NEO’s individual contributions to EchoStar and our subsidiaries; and
•    the rate of standard annual merit increases for employees who are performing at a satisfactory level.

Equity Incentive Compensation

We believe that our executive officers generally will be better able to contribute to our success and help build incremental shareholder value if they have a stake in our future success and value.  We believe this stake helps retain executives and focuses the executive officers’ attention on managing as owners with equity positions and aligns their interests with the interests of our shareholders.  Equity awards therefore have generally represented an important component of our compensation program for most of our NEOs. We have historically attempted to create general incentives with standard stock option grants and conditional or performance-based incentives through awards that may include payouts in cash or equity.  Grants of equity incentive compensation have usually been dependent on a combination of the factors outlined above in “General Compensation Levels.”

To aid in our retention of employees, options and restricted stock unit awards granted under our stock incentive plans, including those granted to our NEOs, generally have vested at the rate of 20% per year and, in the case of options, have had exercise prices not less than the fair market value of our Class A Shares on the date of grant or the last trading day prior to the date of grant (if the date of grant is not a trading day).  Generally, our option agreements and restricted stock unit agreements with executive officers have included acceleration of vesting following a change in control for those executive officers who are terminated by us or the surviving entity, as applicable, for any reason other than for cause during the twenty-four month period following such change in control.

Stock Incentive Plan

We have two general employee stock incentive plans, which we refer to as the Amended and Restated 2008 Stock Incentive Plan (the “2008 Stock Incentive Plan”) and the EchoStar Corporation 2017 Stock Incentive Plan (the “2017 Stock Incentive Plan,” and together with the 2008 Stock Incentive Plan, the “Stock Incentive Plans”).

The 2008 Stock Incentive Plan expired on January 1, 2018. No new awards have been or will be granted under the 2008 Stock Incentive Plan after May 2, 2017, but any awards previously granted under this plan remain outstanding and vest and/or are exercised in accordance with their terms. The 2017 Stock Incentive Plan was approved by our shareholders on May 2, 2017, and we have used this plan for equity grants to our executive officers and other key employees since that date.

The purpose of our Stock Incentive Plans is to provide incentives to attract, motivate and retain executive officers, employees, consultants and advisors, to offer participants incentives to put forth maximum efforts for the success of our business and to afford participants an opportunity to acquire a proprietary interest in EchoStar.  The Stock Incentive Plans are administered by the Compensation Committee which retains the discretion, subject to plan limits, to modify the terms of outstanding awards and to re-price awards.  Awards available to be granted under the 2017 Stock Incentive Plan include: (i) stock options; (ii) stock appreciation rights; (iii) restricted stock and restricted stock units; (iv) performance awards; (v) dividend equivalents; and (vi) other stock-based awards.  We generally grant equity awards on the first day of each calendar quarter following the quarter in which the award was approved and have set exercise prices at not less than the fair market value of our Class A Shares on the date of grant or the last trading day prior to the date of grant (if the grant date is not a trading day).  As of December 31, 2020, there were (i) outstanding options to purchase approximately 1.7 million of our Class A Shares under our Stock Incentive Plans, (ii) no outstanding restricted stock units and (iii) approximately 6.3 million of our Class A Shares remaining available for issuance under the 2017 Stock Incentive Plan.  Our outstanding option awards generally vest at the rate of 20% per year commencing one year from the date of grant. In connection with the BSS Transaction, we adjusted options to acquire Class A Shares that were unexercised and outstanding on September 10, 2019 to maintain the value of such awards before and after such transaction, which resulted in an increase in the number of shares subject to such options and a reduction in the exercise price of such options.

Class B Chairman Stock Option Plan

We have adopted a Class B Chairman stock option plan, which we refer to as the 2008 Class B Chairman Stock Option Plan. The purpose of the 2008 Class B Chairman Stock Option Plan is to promote the interests of the Corporation by aiding in the retention of Mr. Ergen, who our Board of Directors believes is crucial to assuring our future success, to offer Mr. Ergen incentives to put forth maximum efforts for our future success and to afford Mr. Ergen an opportunity to acquire additional proprietary interests in the Corporation.  Mr. Ergen abstained from our Board of Directors’ vote regarding the adoption of the 2008 Class B Chairman Stock Option Plan.  Awards available to be granted under the 2008 Class B Chairman Stock Option Plan include nonqualified stock options and dividend equivalent rights with respect to our Class B Shares.  Up to four million of our Class B Shares are available for award under the 2008 Class B Chairman Stock Option Plan.  Only Mr. Ergen is eligible to participate in the 2008 Class B Chairman Stock Option Plan.  No awards have been granted under the 2008 Class B Chairman Stock Option Plan.

Employee Stock Purchase Plan (“ESPP”)

We have an employee stock purchase plan, which we refer to as the ESPP.  The purpose of the ESPP is to provide our eligible employees with an opportunity to acquire a proprietary interest in the Corporation through the purchase of our Class A Shares.  Generally, all full-time employees who have been employed by the Corporation or certain of our subsidiaries for at least one calendar quarter are eligible to participate in the ESPP.  Employee stock purchases are made through payroll deductions during an offering period under the plan. Unless otherwise provided by the Board of Directors prior to the beginning of an offering period, stock purchases are made on the last business day of each such quarterly purchase period at 85% of the closing price of the Class A Shares on that date. Under the terms of the ESPP, each employee’s deductions are limited so that the maximum such employee may purchase under our ESPP is $25,000 in fair market value of Class A Shares per year.  Stock purchases are made on the last business day of each calendar quarter at 85% of the closing price of the Class A Shares on that date. The ESPP is intended to qualify under Section 423 of the Internal Revenue Code and thereby provide participating employees with an opportunity to receive certain favorable income tax consequences as to stock purchase rights under the ESPP. Our NEOs are eligible to participate in the ESPP on the same terms as our other employees.

Short-Term Cash Incentive Compensation

In April 2019, we amended and restated our short-term cash incentive program for our NEOs, which we refer to as the Executive Officer Bonus Incentive Plan.  The Executive Officer Bonus Incentive Plan is a cash incentive plan intended to promote our success by providing performance-oriented incentives to motivate our executive officers whose decisions and performance have a significant impact on our success and to reward them for superior managerial performance and our successful performance and growth.

Participants in the Executive Officer Bonus Incentive Plan include those executive officers of EchoStar who are subject to Section 16 of the Exchange Act whom the Compensation Committee may designate from time to time as eligible for awards under the Executive Officer Bonus Incentive Plan. Under the Executive Officer Bonus Incentive Plan, cash payments are awarded and are based on target award amounts for each year determined by the Compensation Committee for each participant and on the achievement of corporate, business segment and/or individual executive performance metrics established by the Compensation Committee for each fiscal year from among those set forth in the Executive Officer Bonus Incentive Plan. For each participant, at least 25% of the payout target is based on the achievement of company-wide and applicable business segment performance metrics and the remaining amount of the payout target, if any, is based on the achievement of individual performance metrics. Individual awards under the Executive Officer Bonus Incentive Plan may range between zero and a maximum amount equal to or exceeding 100% of the applicable target award amount as determined by the Compensation Committee for each participant. All of our NEOs are eligible to receive, and did receive, short-term cash incentive payments for 2020 pursuant to the Executive Officer Bonus Incentive Plan. See “Summary Compensation Table” below.

We may provide a discretionary cash bonus to the extent that we consider an individual to have made an extraordinary contribution towards EchoStar’s performance.  None of our NEOs received discretionary cash bonuses in 2020. See “Summary Compensation Table” below.

401(k) Plan

We have adopted a defined-contribution tax-qualified 401(k) Plan for eligible employees, including our executives, to facilitate our employees’ ability to save some percentage of their cash compensation for retirement.  New employees become immediately eligible for participation in the 401(k) Plan upon the commencement of their employment.  Participants in the 401(k) Plan are entitled to contribute up to 75% of their eligible compensation subject to the maximum contribution limit provided by the Internal Revenue Code.  Eligible employees have the option to contribute up to 75% of their compensation on a pre-tax and/or after-tax basis subject to the Internal Revenue Code limits. All employee contributions to the 401(k) Plan are immediately vested. The Corporation matches 50 cents on the dollar for the first 6% of each employee’s salary contributions to the 401(k) Plan for a total of 3% match on a pre-tax basis up to a maximum of $7,500 annually. Our match is calculated each pay period there is an employee contribution. In addition, we may make an annual discretionary contribution to the 401(k) Plan in cash or our stock. All Corporation contributions under the 401(k) Plan vest at 20% per year and are 100% vested after an eligible employee has completed five years of employment. Our NEOs participate in the 401(k) Plan, including corporate contributions, on the same terms as our other employees.

Nonqualified Plan

We have adopted a nonqualified plan for the benefit of a select group of officers (as amended from time to time, the “Nonqualified Plan”), including our NEOs, whose benefits under our 401(k) Plan are limited by the Internal Revenue Code.  For 2017, Nonqualified Plan participants could elect to contribute up to 16% of their eligible compensation into the Nonqualified Plan on a pre-tax basis each payroll period. Effective November 2018, we amended the Nonqualified Plan to allow Nonqualified Plan participants to elect to contribute up to 100% of their eligible compensation into the Nonqualified Plan on a pre-tax basis each payroll period. We do not match any employee contributions in the Nonqualified Plan.  Participants are always 100% vested in the contributions they make into the Nonqualified Plan.  During 2020, all of our NEOs were eligible to participate in the Nonqualified Plan, and Messrs. Dugan, Johnson and Rayner were the only NEOs who contributed to the Nonqualified Plan. See “Nonqualified Deferred Compensation” below.

Perquisites, Personal Benefits, Post-Termination Compensation and Other Compensation

We have traditionally offered numerous plans and other benefits to our executive officers, on the same terms as other employees.  These plans and benefits have included medical, vision, and dental insurance, life insurance, the ESPP and the 401(k) Plan as well as discounts on our and other companies’ products and services.  Relocation benefits may also be provided and reimbursed, but are individually negotiated when they occur.  In some years, we have permitted certain NEOs and their family members and guests to use our corporate aircraft for personal use. During 2020, none of our NEOs used our corporate aircraft for personal use. We have also paid, on behalf of Mr. Kaul, amounts relating to excess medical benefits, personal liability insurance, and financial planning services pursuant to programs put in place by Hughes prior to the Hughes Acquisition. See “Summary Compensation Table” below.

We have not traditionally had any plans in place to provide severance benefits to employees.  However, generally the equity awards that have been granted to our executive officers are subject to acceleration of vesting following a change in control for those executive officers who are terminated by us or the surviving entity, as applicable, for any reason other than for cause during the twenty-four month period following such change in control.  In addition, Mr. Kaul’s option agreement executed on April 1, 2016 provides for acceleration of vesting upon a change in control only if Mr. Kaul’s employment is terminated by us or the surviving entity, as applicable, for any reason other than for cause and ceases to be a member of the Board of Directors, in each case during the twenty-four month period following such change in control. In addition, Mr. Kaul has severance benefits that were approved by the board of directors of Hughes as part of his employment agreement prior to the Hughes Acquisition and which were modified by our Compensation Committee during 2016. See “Potential Payments Upon Termination or Following a Change in Control” below.

Shareholder Advisory Vote on Executive Compensation

We provided our shareholders with the opportunity to cast a non-binding shareholder advisory vote on executive compensation at the annual meeting of shareholders held in April 2020.  Over 99% of the voting power represented at the meeting and entitled to vote on that matter voted to approve, on a non-binding advisory basis, the compensation paid to our named executive officers, as described in the proxy statement for that meeting.  The Compensation Committee reviewed these voting results after such meeting, and the Corporation did not change its approach to executive compensation as a direct result of the vote.  In May 2017, a majority of our shareholders approved, on a non-binding advisory basis, that we should provide our shareholders with the opportunity to cast a non-binding advisory vote on executive compensation at our annual meeting of shareholders at least once every three years. After considering the preference of our shareholders and other factors, our Board of Directors determined that we will hold, and include in our proxy materials, a non-binding shareholder advisory vote on the compensation of our named executive officers every three years until the next required shareholder vote on the frequency of such non-binding shareholder advisory votes on executive compensation. The next non-binding advisory shareholder vote on executive compensation will be submitted to our shareholders in 2023.

2020 Executive Compensation

With respect to the executive compensation of our NEOs, we reviewed total compensation of each NEO and the factors outlined above in “General Compensation Levels.” In light of Mr. Ergen’s role as Chairman and as our controlling shareholder, the Compensation Committee and the Board of Directors, as applicable, placed substantial weight on Mr. Ergen’s recommendations regarding all executive compensation matters.

Compensation of Our Chief Executive Officer and President

2020 Base Salary.  Base salary for our Chief Executive Officer and President is reviewed and discussed by the Compensation Committee and determined by the Board of Directors primarily based on Mr. Ergen’s recommendations.  Mr. Ergen made a recommendation with respect to the 2020 base salary of our Chief Executive Officer and President after considering the factors outlined above in “General Compensation Levels,” placing primary weight on (a) Mr. Dugan’s base salary in 2019, (b) Mr. Dugan’s performance in 2019, and (c) whether, in Mr. Ergen’s subjective view, an increase in base salary was warranted based on such performance or in order to retain Mr. Dugan. In determining Mr. Dugan’s 2020 base salary, Mr. Ergen recommended, the Compensation Committee reviewed, discussed and recommended and the Board of Directors determined that a base salary increase for 2020 for Mr. Dugan was not necessary.

2020 Cash Bonus.  We may provide a discretionary cash bonus to the extent that we consider an individual to have made an extraordinary contribution towards EchoStar’s performance.  No discretionary cash bonus was paid to Mr. Dugan for 2020. See “Summary Compensation Table” below.

2020 Short-Term Cash Incentive Compensation. The purpose of short-term cash incentives under our Executive Officer Bonus Incentive Plan is to provide performance-oriented incentives to motivate the achievement of superior managerial performance and successful performance and growth of the Corporation. This determination is made by the Compensation Committee for Mr. Dugan primarily on the basis of Mr. Ergen’s recommendations.  For 2020, Mr. Ergen based his recommendation on, and the Compensation Committee took into account, among other things, the factors described in “General Compensation Levels” above, placing primary weight on Mr. Dugan’s role in driving the Corporation’s overall performance, including 50% based on the Corporation’s and its Hughes and EchoStar Satellite Services (“ESS”) business units’ financial and operational performances in 2020, and 50% based on management effectiveness and individual executive performance in 2020. Mr. Ergen recommended, and the Compensation Committee reviewed, discussed and determined, payout targets and performance metrics for 2020 for the payment of a short-term cash incentive award under our Executive Officer Bonus Incentive Plan for Mr. Dugan, and the Compensation Committee determined whether and to what extent such performance metrics were met for Mr. Dugan for 2020, and the amount of the cash incentive award for 2020 paid under the Executive Officer Bonus Incentive Plan to Mr. Dugan. Based on the recommendation of Mr. Ergen, the Compensation Committee determined that the 2020 payout target for Mr. Dugan would be $1,000,000 (100% of base salary), and the Compensation Committee approved a short-term cash incentive award of $674,000 to Mr. Dugan for 2020 under the Executive Officer Bonus Incentive Plan based on the Compensation Committee’s determination of the extent to which the performance metrics applicable to Mr. Dugan for 2020 were met. These determinations were based on a combination of financial and operational performance of the Corporation overall and our Hughes and ESS business segments, as well as factors regarding management effectiveness and individual executive performance. See “Summary Compensation Table” below.

2020 Equity Incentives.  With respect to equity incentives, we took into account, among other things, the factors described in “General Compensation Levels” above, placing primary weight on evaluating the position of our Chief Executive Officer and President to determine whether he has appropriate incentives tied to the performance of our Class A Shares.  This determination is made by the Compensation Committee primarily on the basis of Mr. Ergen’s subjective recommendation.

Taking into account, among other things, the factors described in “General Compensation Levels” above, Mr. Dugan’s 2020 salary and 2020 payout target under the Executive Officer Bonus Incentive Plan, the equity awards appropriate to retain, motivate and reward Mr. Dugan, the value of Mr. Dugan’s existing equity awards, the date and amount of the last equity award received by Mr. Dugan and whether Mr. Dugan is entitled to severance payments, Mr. Ergen recommended and the Compensation Committee did not grant to Mr. Dugan an option to purchase Class A Shares in 2020.

Compensation of Other Named Executive Officers

2020 Base Salary.  Base salaries for each of our NEOs, other than Mr. Dugan, are reviewed and discussed by the Compensation Committee and determined by the Board of Directors primarily based on Mr. Dugan’s and Mr. Ergen’s recommendations. Messrs. Dugan and Ergen made recommendations with respect to the 2020 base salary of each of our NEOs, other than Mr. Dugan, after considering the factors outlined above in “General Compensation Levels,” placing primary weight on (a) the NEO’s base salary in 2019, (b) the NEO’s performance in 2019, and (c) whether, in their subjective view, an increase in base salary was warranted based on such performance or in order to retain the NEO. In early 2020, Messrs. Ergen and Dugan initially decided on the base salary increases they would recommend for 2020 for each of Messrs. Johnson, Kaul, Manson and Rayner. In light of the uncertainty regarding the impact of the coronavirus pandemic on the Corporation’s operations, however, Messrs. Ergen and Dugan decided not to recommend such increases to the Compensation Committee and the Board at that time. In November 2020, after the impact of the pandemic on the Corporation’s results of operations had become somewhat more predictable, Messrs. Ergen and Dugan recommended those base salary increases to the Compensation Committee and the Board of Directors. The Compensation Committee reviewed, discussed and recommended, and the Board of Directors accepted, Messrs. Ergen’s and Dugan’s recommendations with respect to the 2020 base salaries for each of these NEOs.

2020 Cash Bonus.  We may provide a discretionary cash bonus to the extent that we consider an individual to have made an extraordinary contribution towards EchoStar’s performance.  None of our NEOs received a discretionary cash bonus for 2020. See “Summary Compensation Table” below.

2020 Short-Term Cash Incentive Compensation. The purpose of short-term cash incentives under our Executive Officer Bonus Incentive Plan is to provide performance-oriented incentives to motivate the achievement of superior managerial performance and successful performance and growth of the Corporation. This determination for our NEOs other than Mr. Dugan is made by the Compensation Committee primarily on the basis of Mr. Dugan’s and Mr. Ergen’s recommendations.  For 2020, Messrs. Dugan and Ergen based their recommendations on, and the Compensation Committee took into account, among other things, the factors described in “General Compensation Levels” above, placing primary weight on each NEO’s role in driving the Corporation’s overall performance, including 50% based on the Corporation’s and applicable business units’ financial and operational performances in 2020 and 50% based on management effectiveness and individual executive performance in 2020. Messrs. Dugan and Ergen recommended, and the Compensation Committee reviewed, discussed and determined, payout targets and performance metrics for 2020 for the payment of short-term cash incentive awards under our Executive Officer Bonus Incentive Plan for each of our NEOs other than Mr. Dugan, and the Compensation Committee determined whether and to what extent the applicable performance metrics were met for each such NEO for 2020, and the amount of the cash incentive award for 2020 paid under the Executive Officer Bonus Incentive Plan to each of our other NEOs.

Based on the recommendations of Messrs. Dugan and Ergen, the Compensation Committee approved the following 2020 payout targets and short-term cash incentive awards under our Executive Officer Bonus Incentive Plan for 2020 for the following NEOs:

NEO	2020 Payout Target	2020 Performance Metrics	2020 Incentive Award Payment
Anders N. Johnson	$800,000 (100% of base salary)	Combination of financial performance of the Corporation overall and financial and operational performance of our ESS business segment, including adjusted EBITDA, revenue, expansion of EchoStar’s S-band services in Europe, satellite operations and satellite utilization as well as factors regarding ESS activities, management effectiveness and individual executive performance.	$539,200
Pradman P. Kaul	$880,000 (100% of base salary)	Combination of financial performance of the Corporation overall and financial and operational performance of our Hughes business segment, including adjusted EBITDA, revenue, consumer subscriber performance and expansion and initiation of various satellite services as well as factors regarding Hughes activities, management effectiveness and individual executive performance.	$681,120
Dean A. Manson	$600,000 (100% of base salary)	Combination of financial and operational performance of the Corporation overall and our Hughes and ESS business segments as well as factors regarding management effectiveness and individual executive performance.	$464,400
David J. Rayner	$660,000 (100% of base salary)	Combination of financial and operational performance of the Corporation overall and our Hughes and ESS business segments as well as factors regarding management effectiveness and individual executive performance.	$444,840

See “Summary Compensation Table” below.

2020 Equity Incentives.  With respect to equity incentives, we took into account, among other things, the factors described in “General Compensation Levels” above, placing primary weight on evaluating the position of each of our other NEOs to determine whether each NEO has appropriate incentives tied to the performance of our Class A Shares.  These determinations are made by the Compensation Committee primarily on the basis of Messrs. Ergen’s and Dugan’s subjective recommendations.  Taking into account, among other things, the factors described in “General Compensation Levels” above, each of our other NEOs 2020 salary and 2020 payout target under the Executive Officer Bonus Incentive Plan, the equity awards appropriate to retain, motivate and reward each of our other NEOs, the date and amount of the last equity award received by each of our other NEOs, the value of each of their existing equity awards and whether any of them is entitled to severance payments, Messrs. Dugan and Ergen recommended and the Compensation Committee agreed that no equity grants were warranted to NEOs in 2020.

Anti-Hedging. Our insider trading policy prohibits our employees, including our executive officers, and members of our Board of Directors from engaging in any type of hedging or monetization transaction with respect to our securities. The prohibited transactions include, but are not limited to, the pledging as collateral of any of our securities, including establishing or increasing margin loans.

Risk Assessment

We believe that our compensation programs and practices, which include a mix of short-term and long-term compensation and consist primarily of fixed cash salary, short-term incentive cash awards and equity incentive awards with multi-year vesting, assist in our efforts to mitigate excessive risk-taking by our employees. We annually review the cash and equity incentive programs for the Corporation’s senior officers, including our executive officers, who are the employees whose actions could expose the Corporation to the most significant business risks.  We concluded that certain features of these programs tend to reduce the likelihood of excessive risk-taking, including a balance of compensation that is designed to promote the Corporation’s goals and create shareholder value by aligning the interests of management and shareholders through equity and cash incentives, multi-year vesting of equity awards and a mix of short-term and long-term compensation, thus reducing the incentive to take risks that are not consistent with the Corporation’s goals, and the Compensation Committee’s and Board of Directors’ ongoing oversight to ensure the Corporation’s compensation programs and practices appropriately balance the interests of employees and shareholders.

For the foregoing reasons, the Board of Directors believes that the Corporation’s compensation policies and practices do not create risks that are reasonably likely to have a material adverse effect on the Corporation.

Compensation Committee Report

The Compensation Committee is appointed by the Board of Directors to discharge certain of the Board of Directors’ responsibilities relating to compensation of EchoStar’s executive officers.

Based on the review of the Compensation Discussion and Analysis and discussions with management, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement.

The Compensation Committee

Anthony M. Federico (Chairman)
C. Michael Schroeder

Executive Compensation Tables

Summary Compensation Table

Our executive officers are compensated by certain of our subsidiaries.  The following table sets forth the cash and noncash compensation earned by each NEO for the fiscal years ended December 31, 2020, 2019 and 2018.

Name and Principal Position	Year	Salary ($)	Bonus ($) (1)	Stock Awards ($) (2)	Option Awards ($) (2)	Non-Equity Incentive Plan Compensation ($) (1)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($) (3)	All Other Compensation ($) (4)	Total ($)
Michael T. Dugan (5)	2020	1,038,463	—	—	—	674,000	149,109	15,952	1,877,524
Chief Executive Officer and President	2019	1,000,002	—	—	1,021,782	478,000	25,591	21,824	2,547,199
	2018	1,000,002	—	—	—	1,000,000	—	26,058	2,026,060

Anders N. Johnson (6)	2020	646,171	—	—	—	539,200	28,331	14,407	1,228,109
Chief Strategy Officer and President, EchoStar Satellite Services	2019	600,018	—	—	1,021,782	346,800	8,472	14,480	1,991,552
	2018	600,018	—	—	—	480,000	—	12,545	1,092,563

Pradman P. Kaul (6)	2020	840,010	—	—	—	681,120	296,912	51,688	1,869,730
President, Hughes Communications, Inc.	2019	800,010	—	—	1,021,782	422,400	247,242	51,004	2,542,438
	2018	800,010	—	—	—	888,000	—	52,730	1,740,740

Dean A. Manson (6)	2020	530,782	—	—	—	464,400	7,816	13,165	1,016,163
Executive Vice President, General Counsel and Secretary	2019	500,011	—	—	1,021,782	339,000	28,922	19,477	1,909,192
	2018	500,011	—	—	—	500,000	—	17,104	1,017,115

David J. Rayner (6)	2020	630,017	—	—	—	444,840	115,878	14,407	1,205,142
Executive Vice President, CFO, COO and Treasurer	2019	600,018	—	—	1,021,782	376,800	91,614	14,480	2,104,694
	2018	600,018	2,357	—	—	600,000	—	24,083	1,226,458

*

(1)None of our NEOs received discretionary cash bonuses for 2020, 2019 or 2018, except for Mr. Rayner who received $2,357 for his time and efforts in correcting a clerical error made by the Corporation with respect to his contributions to the Nonqualified Plan in 2017, which is reported in the “Bonus” column for 2018 and was approved by the Compensation Committee pursuant to the Executive Officer Bonus Incentive Plan. Under our Executive Officer Bonus Incentive Plan, for 2020, 2019 and 2018, each of our NEOs were eligible to receive, and did receive, short-term cash incentive payments. These short-term cash incentive payments are reported in the “Non-Equity Incentive Plan Compensation” column. For 2020, these short-term cash incentive payments equaled approximately 67.4%,67.4%, 77.4%, 77.4% and 67.4% of the respective payout targets under our Executive Officer Bonus Incentive Plan for Messrs. Dugan, Johnson, Kaul, Manson and Rayner, respectively, as a result of the achievement of certain financial and operational performance metrics as well as factors regarding business segment activities, management effectiveness and individual executive performance, in all cases as determined by the Compensation Committee pursuant to the Executive Officer Bonus Incentive Plan. For 2019, these short-term cash incentive payments equaled approximately 48%, 58%, 53%, 68% and 63% of the respective payout targets under our Executive Officer Bonus Incentive Plan for Messrs. Dugan, Johnson, Kaul, Manson and Rayner, respectively, as a result of the achievement of certain financial and operational performance metrics as well as factors regarding business segment activities, management effectiveness and individual executive performance, in all cases as determined by the Compensation Committee pursuant to the Executive Officer Bonus Incentive Plan. For 2018, these short-term cash incentive payments equaled approximately 100%, 80%, 111%, 100% and 100% of the respective payout targets under our Executive Officer Bonus Incentive Plan for Messrs. Dugan, Johnson, Kaul, Manson and Rayner, respectively, as a result of the achievement of certain financial and operational metrics as well as factors regarding business segment activities, management effectiveness and individual executive performance, in all cases as determined by the Compensation Committee pursuant to the Executive Officer Bonus Incentive Plan.
(2)The amounts reported in the “Stock Awards” column and the “Option Awards” column reflect the aggregate grant date fair values in accordance with FASB ASC Topic 718.  Assumptions used in the calculation of these amounts are included in Note 18, Note 19 and Note 16 in the Notes to the Corporation’s audited financial statements for the fiscal years ended December 31, 2020, 2019 and 2018, respectively, included in our 2020 Form 10-K and the Corporation’s Annual Reports on Form 10-K and Form 10-K/A filed with the SEC on February 20, 2020 and February 27, 2019, respectively. These amounts include both performance and non-performance based awards and vested and unvested awards, as applicable.
(3)    Aggregate earnings are dependent on the investment decisions made by the executive. All earnings are market earnings, and none are preferential or set by the Corporation. Messrs. Dugan, Johnson, Kaul, Manson and Rayner had aggregate earnings under our Nonqualified Plan in 2020 of $149,109, $28,331, $296,912, $7,816 and $115,878, respectively.
(4)    “All Other Compensation” for all of our NEOs includes $7,500 in matching contributions made by the Corporation pursuant to our 401(k) Plan and $5,000 of Class A Shares granted to each NEO pursuant to our discretionary contributions to the 401(k) Plan, and imputed income related to group term life insurance. Mr. Kaul’s “All Other Compensation” includes amounts related to programs put in place by Hughes prior to the Hughes Acquisition and is composed of (i) $13,368 for executive medical benefits, (ii) $18,134 for financial planning services and related travel, and (iii) personal liability insurance.
(5)    Mr. Dugan’s base salary was not increased in 2020.
(6)    The base salaries of Messrs. Johnson, Kaul, Manson and Rayner were increased effective November 2020.

Grants of Plan-Based Awards

The following table provides information on 2020 awards granted to our NEOs.

			Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards:	All Other Option Awards:
Name	Grant Date	Date of Compensation Committee Approval	Threshold ($) (1)	Target ($) (1)	Maximum ($) (1)	Threshold (#)	Target (#)	Maximum (#)	Number of Shares of Stock or Units (#)	Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/sh)	Grant Date Fair Value of Stock and Option Awards ($)
Michael T. Dugan			—	1,000,000	1,000,000	—	—	—	—	—	—	—
Anders N. Johnson			—	800,000	800,000	—	—	—	—	—	—	—
Pradman P. Kaul			—	880,000	880,000	—	—	—	—	—	—	—
Dean A. Manson			—	600,000	600,000	—	—	—	—	—	—	—
David J. Rayner			—	660,000	660,000	—	—	—	—	—	—	—

(1)    These amounts reflect threshold, target and maximum payout amounts for 2020 for our NEOs under our Executive Officer Bonus Incentive Plan. There are no guaranteed minimum amounts payable under our Executive Officer Bonus Incentive Plan and maximum amounts may exceed these numbers if approved by the Compensation Committee. See “Summary Compensation Table” for actual short-term cash incentives earned by our NEOs for 2020 under our Executive Officer Bonus Incentive Plan.

Outstanding Equity Awards at Fiscal Year-End

Except as indicated elsewhere, all awards reflected in this table were made in our Class A Shares, were granted under the terms of our Stock Incentive Plans and were outstanding as of December 31, 2020.

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable (#) (1)	Number of Securities Underlying Unexercised Unearned Options (#)	Equity Incentive Plan Awards Number of Securities Underlying Unexercised Options Unexercisable (#) (2)	Option Exercise Price ($) (1)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Michael T. Dugan	287,686	—	—	29.74	12/31/2022	—	—	—	—
	20,000	—	80,000	38.89	10/1/2029	—	—	—	—

Anders N. Johnson	115,074	—	—	31.66	6/30/2021	—	—	—	—
	57,536	—	—	33.94	7/1/2023	—	—	—	—
	23,014	—	—	45.62	7/1/2024	—	—	—	—
	23,014	—	—	40.72	10/1/2024	—	—	—	—
	46,028	—	—	44.99	4/1/2025	—	—	—	—
	46,028	—	11,508	38.19	4/1/2026	—	—	—	—
	20,000	—	80,000	38.89	10/1/2029	—	—	—	—

Pradman P. Kaul	69,042	—	23,017	38.19	4/1/2026	—	—	—	—
	20,000	—	80,000	38.89	10/1/2029	—	—	—	—

Dean A. Manson	86,305	—	—	43.21	1/1/2024	—	—	—	—
	57,537	—	—	44.99	4/1/2025	—	—	—	—
	9,205	—	2,301	38.19	4/1/2026	—	—	—	—
	20,000	—	80,000	38.89	10/1/2029	—	—	—	—

David J. Rayner	80,551	—	—	29.74	12/31/2022	—	—	—	—
	86,305	—	—	43.21	1/1/2024	—	—	—	—
	74,798	—	—	44.99	4/1/2025	—	—	—	—
	20,000	—	80,000	38.89	10/1/2029	—	—	—	—

(1)In connection with the BSS Transaction, we adjusted all options that were unexercised and outstanding on September 10, 2019, which resulted in an increase in the number of shares subject to such options and a decrease in the exercise price of such options.
(2)Except as described in this footnote, all option awards vest at the rate of 20% per year, commencing one year after the grant date, if the executive officer is employed by EchoStar or its subsidiaries on each vesting date. Mr. Dugan’s option award expiring on December 31, 2022 vested 100% on the first anniversary of the grant date. Mr. Kaul’s option award expiring on April 1, 2026 vests at the rate of 20% per year commencing on April 1, 2017 if Mr. Kaul is either employed by EchoStar or its subsidiaries or is a member of the Board of Directors of EchoStar on each vesting date.

Option Exercises and Stock Vested

The following table summarizes the exercises of stock options by our NEOs and the vesting of stock and restricted stock units held by our NEOs during the year ended December 31, 2020.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($) (1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($) (1)
Michael T. Dugan	—	—	—	—
Anders N. Johnson	—	—	—	—
Pradman P. Kaul	—	—	—	—
Dean A. Manson	—	—	—	—
David J. Rayner	—	—	—	—

(1)    The value realized on exercise is computed by multiplying the difference between (i) for stock options, the exercise price of the stock option and the market price of the shares by the number of shares with respect to which the option was exercised, and (ii) for other stock awards, zero and the closing market price of the shares on the date of acquisition (or the prior trading day if the date of acquisition was not a trading day) by the number of shares acquired.

Nonqualified Deferred Compensation

The following table summarizes nonqualified deferred compensation earned or contributed by, or on behalf of, our NEOs under our Nonqualified Plan for the year ended December 31, 2020.

Name	Executive Contributions in 2020 ($)	Registrant Contributions in 2020 ($)	Aggregate Earnings in 2020 ($) (1)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at 12/31/20 ($)
Michael T. Dugan	292,654	—	149,109	—	649,167
Anders N. Johnson	35,399	—	28,331	—	134,539
Pradman P. Kaul	—	—	296,912	—	1,318,102
Dean A. Manson	—	—	7,816	—	139,102
David J. Rayner	73,733	—	115,878	—	681,770

(1)    Aggregate earnings are dependent on the investment decisions made by the executive.  All earnings are market earnings, and none are preferential or set by the Corporation.

Potential Payments upon Termination or Following a Change in Control

As discussed in “Compensation Discussion and Analysis” above, our option agreements and restricted stock unit agreements given to our NEOs have generally included acceleration of vesting following a change in control for those executive officers who are terminated by us or the surviving entity, as applicable, for any reason other than for cause during the twenty-four month period following such change in control. There are no benefits under such agreements triggered solely by a change in control or solely because of termination. Additionally, Mr. Kaul’s option agreement executed on April 1, 2016 provides for acceleration of vesting upon a change in control only if Mr. Kaul’s employment is terminated by us or the surviving entity, as applicable, for any reason other than for cause and ceases to be a member of the Board of Directors, in each case during the twenty-four month period following such change in control.

Generally a “change in control” is deemed to occur upon: (i) a transaction or a series of transactions the result of which is that any person (other than Mr. Ergen, our controlling shareholder, or a related party) individually owns more than 50% of the total equity interests of either (a) EchoStar or (b) the surviving entity in any such transaction(s) or a controlling affiliate of such surviving entity in such transaction(s); and (ii) except in the case of awards under the 2017 Stock Incentive Plan, the first day on which a majority of the members of the Board of Directors are not continuing directors (as such term is used in the individual award agreements).

Assuming a change in control was to have taken place as of December 31, 2020, and the NEO’s employment had been terminated by EchoStar or the surviving entity other than for cause on December 31, 2020 and, in the case of Mr. Kaul for his option agreement executed on April 1, 2016, he ceased to be a member of the Board of Directors on December 31, 2020, the estimated benefits that would have been provided to our NEOs are as follows:

Name	Maximum Value of Accelerated Vesting of Options and stock ($)
Michael T. Dugan	—
Anders N. Johnson	—
Pradman P. Kaul	—
Dean A. Manson	—
David J. Rayner	—

Mr. Kaul’s termination benefits were set by Hughes prior to the Hughes Acquisition and were amended in 2016. Other than as set forth above, Mr. Kaul does not have any benefits triggered by a change in control of EchoStar.

Pursuant to his employment agreement (the “Employment Agreement”), if Mr. Kaul’s employment is terminated by us for cause, Mr. Kaul terminates his employment without good reason or provides notice to us of non-renewal of the Employment Agreement, Mr. Kaul becomes permanently disabled and is terminated by us, or Mr. Kaul dies during the term of the Employment Agreement, then, subject in certain circumstances to the execution of a waiver and release of claims in favor of Hughes and its affiliates and Mr. Kaul making himself reasonably available to provide transition services and consultation to Hughes for a period of time, Mr. Kaul will receive his: (i) earned but unpaid base salary; (ii) any bonus earned in accordance with the terms of the applicable bonus plan but which has not been paid; (iii) accrued but unused vacation; and (iv) accrued but unreimbursed documented business expenses (subject to company policies), in each case through the date of termination (collectively, the “Accrued Amounts”). If Mr. Kaul’s employment is terminated by us without cause or terminated by him for good reason, subject to his execution of a waiver and release of claims in favor of Hughes and its affiliates and Mr. Kaul making himself reasonably available to provide transition services and consultation to Hughes for a period of time, Mr. Kaul would receive: (i) the Accrued Amounts; plus (ii) a percentage of Severance Payments depending on the date of termination or non-renewal as outlined in the chart below. The “Severance Payments” equal: (i) a lump sum amount equal to three times the sum of (x) and (y), where (x) is Mr. Kaul’s annual base salary (in effect on the date of termination) and (y) is 100% of Mr. Kaul’s base salary, which represents Mr. Kaul’s target bonus amount, (ii) cash payments equal to 1.5 times the monthly COBRA premiums paid by Mr. Kaul and (iii) reasonable outplacement benefits.

Termination or Non-Renewal Date	Percentage of Severance Payments
On or after April 1, 2020, and before April 1, 2021	20%
On or after April 1, 2021	0%

Mr. Kaul’s Employment Agreement will terminate on April 1, 2021, and any employment of Mr. Kaul by Hughes or any of its affiliates after that date will be at-will employment.

Assuming Mr. Kaul’s employment was terminated under any of the following circumstances as of December 31, 2020, the payments and benefits that would have been provided to Mr. Kaul are as follows:

Pradman Kaul – Payments upon Termination
Circumstance	Cash Severance ($) (1)	Bonus ($) (2)	Medical Continuation ($) (1)	Value of Accelerated Equity and Performance Awards and Nonqualified Plan Accounts ($)	Accrued Paid Time Off ($)	Outplacement Benefits ($) (1)
For cause	—	681,120	—	—	122,685	—
Without cause, for good reason or non-renewal of agreement by us	1,056,000	681,120	6,136	—	122,685	4,000
Without good reason or non-renewal of agreement by executive	—	681,120	—	—	122,685	—
Disability or death	—	681,120	—	—	122,685	—

(1)These amounts represent 20% of the applicable portion of Severance Payments as defined above.
(2)This amount represents Mr. Kaul’s cash incentive payment for 2020 under our Executive Officer Bonus Incentive Plan.

Equity Compensation Plan Information

The following table sets forth information regarding outstanding stock options and restricted stock unit awards and the Class A Shares reserved for future issuance under our equity compensation plans, including the Stock Incentive Plans, Director Plans and the ESPP, as of December 31, 2020:

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (a) (1) (2)	Weighted Average Exercise Price of Outstanding Options, Warrants and Rights (b) (2) (3)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (excluding securities reflected in column (a)) (c) (1) (4)
Equity compensation plans approved by shareholders	4,812,644	$39.69	8,623,836
Equity compensation plans not approved by shareholders	—	—	—
Total	4,812,644	$39.69	8,623,836

(1)These securities represent Class A Shares of the Corporation.
(2)In connection with the BSS Transaction, we adjusted options to acquire Class A Shares that were unexercised and outstanding on September 10, 2019, which resulted in an increase in the number of shares subject to such options and a reduction in the exercise price of such options.
(3)The calculation of the weighted-average exercise price of outstanding options, warrants and rights excludes options and restricted stock units that provide for the issuance of Class A Shares automatically upon vesting and awards under our Employee Innovator Recognition Program because these awards do not require payment of an exercise price in order to obtain the underlying shares. There were no restricted stock units or any such options outstanding as of December 31, 2020.
(4)These securities are composed of 6,215,666; 39,457; 79,987; and 1,741,389 Class A Shares remaining available for future issuance under our 2017 Stock Incentive Plan, 2017 Director Plan, 2008 Director Plan and ESPP, respectively. The annual maximum that any employee may purchase under our ESPP is $25,000 in fair market value of Class A Shares per year. Our 2008 Stock Incentive Plan expired on January 1, 2018, and no new awards have been or will be granted under this plan after May 2, 2017, but any awards previously granted under this plan remain outstanding and will vest and/or be exercised in accordance with their terms. The shares available for issuance under the 2008 Class B Chairman Stock Option Plan are not included.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Our Board of Directors has adopted a written policy for the review and approval of transactions involving EchoStar or our subsidiaries, on the one hand, and certain related parties, such as directors or executive officers and their immediate family members, and DISH and its subsidiaries (collectively, “DISH Network”), on the other hand. We distribute questionnaires to our officers and directors on a quarterly basis. Our General Counsel directs the appropriate review of potential related-party transactions and schedules their presentation at meetings of the Audit Committee and/or the Board of Directors, as applicable. Generally, our Audit Committee and/or the Board of Directors, as applicable, must approve these transactions, with all interested parties abstaining from the vote. Once each calendar year, the Audit Committee and/or the Board of Directors, as applicable, undertake a review of certain recurring potential related-party transactions to determine whether to approve the continuation of such transactions, with all interested parties abstaining. Transactions involving DISH Network generally are also subject to the approval of (i) management, (ii) the Non-Interlocking Committee, (iii) the Audit Committee and (iv) the Board of Directors. Our Board of Directors, however, has delegated authority to approve certain transactions with DISH Network to non-interlocking management which reports such approvals to the Board of Directors. For purposes of this section entitled “Certain Relationships and Related Party Transactions,” the terms “we,” “us,” “EchoStar,” the “Corporation” and “our” refer to EchoStar Corporation and its subsidiaries.

Related Party Transactions with DISH Network

A substantial majority of the voting power of the shares of each of EchoStar and DISH is owned beneficially by Charles W. Ergen, our Chairman, and by certain entities established for the benefit of his family. Certain of our directors and executive officers currently are or have previously been employed by DISH and its subsidiaries.

EchoStar and DISH have operated as separate publicly-traded companies since 2008.

In January 2017, we and certain of our subsidiaries entered into a Share Exchange Agreement (the “Share Exchange Agreement”) with DISH and certain of its subsidiaries, pursuant to which, among other things, in February 2017, we and certain of our subsidiaries received all of the shares of the Hughes Retail Preferred Tracking Stock previously issued by us (the “EchoStar Tracking Stock”) and the Hughes Retail Preferred Tracking Stock previously issued by our subsidiary Hughes Satellite Systems Corporation (“HSS”) (the “HSS Tracking Stock,” together with the EchoStar Tracking Stock, the “Tracking Stock”) in exchange for 100% of the equity interests of certain of our subsidiaries that held substantially all of our former EchoStar Technologies businesses and certain other assets (collectively, the “Share Exchange”). Following consummation of the Share Exchange, we no longer operate our former EchoStar Technologies businesses and the Tracking Stock was retired and all agreements, arrangements and policy statements with respect to such Tracking Stock terminated and are of no further effect.

In September 2019, pursuant to a master transaction agreement (the “Master Transaction Agreement”) with DISH and a wholly-owned subsidiary of DISH (“Merger Sub”), (i) we transferred certain real property and the various businesses, products, licenses, technology, revenues, billings, operating activities, assets and liabilities primarily related to the former portion of our satellite services business that managed, marketed and provided (1) broadcast satellite services primarily to DISH Network and our joint venture Dish Mexico, S. de R.L. de C.V. and its subsidiaries, and (2) telemetry, tracking and control (“TT&C”) services for satellites owned by DISH Network and a portion of our other businesses (collectively, the “BSS Business”) to one of our former subsidiaries, EchoStar BSS Corporation (“BSS Corp.”); (ii) we distributed to each holder of shares of our Class A Shares or Class B Shares entitled to receive consideration in the transaction an amount of shares of common stock of BSS Corp., par value $0.001 per share (“BSS Common Stock”), equal to one share of BSS Common Stock for each of our Class A Shares or Class B Shares owned by such stockholder (the “Distribution”); and (iii) immediately after the Distribution, (1) Merger Sub merged with and into BSS Corp. (the “Merger”), such that BSS Corp. became a wholly-owned subsidiary of DISH and with DISH then owning and operating the BSS Business, and (2) each issued and outstanding share of BSS Common Stock owned by EchoStar stockholders was converted into the right to receive 0.23523769 shares of DISH Class A common stock, par value $0.001 per share (“DISH Common Stock”) (the foregoing clauses (i) - (iii) collectively, the “BSS Transaction”). Following the consummation of the BSS Transaction, we no longer operate the BSS Business.

In connection with and following the Spin-off, the Share Exchange and the BSS Transaction, we and DISH Network entered into certain agreements pursuant to which we obtain certain products, services and rights from DISH Network; DISH Network obtains certain products, services and rights from us; and we and DISH Network indemnify each other against certain liabilities arising from our respective businesses. Generally, the amounts we or DISH Network pay for products and services provided under the agreements are based on cost plus a fixed margin (unless noted differently below), which varies depending on the nature of the products and services provided. We may also enter into additional agreements with DISH Network in the future.

2019 TT&C Agreement.  In September 2019, in connection with the BSS Transaction, we entered into an agreement pursuant to which DISH Network provides TT&C services to us for a period ending in September 2021, with the option for us to renew for a one-

year period upon written notice at least 90 days prior to the initial expiration (the “2019 TT&C Agreement”). The fees for services provided under the 2019 TT&C Agreement are calculated at either: (i) a fixed fee or (ii) cost plus a fixed margin, which will vary depending on the nature of the services provided.  Any party is able to terminate the 2019 TT&C Agreement for any reason upon 12 months’ notice. We incurred expenses of approximately $2.7 million payable to DISH Network under this agreement for the year ended December 31, 2020.

BSS Transaction Employee Matters Agreement. Effective September 2019, in connection with the BSS Transaction, we and DISH Network entered into an employee matters agreement that addressed the transfer of employees from us to DISH Network, including certain benefit and compensation matters and the allocation of responsibility for employee related liabilities relating to current and past employees of the BSS Business. DISH Network assumed employee-related liabilities relating to the BSS Business as part of the BSS Transaction, except that we are responsible for certain pre-BSS Transaction compensation and benefits for employees who transferred to DISH Network in connection with the BSS Transaction. There were no revenue, expenses or payments between us and DISH Network under or relating to this agreement for the year ended December 31, 2020.

BSS Transaction Intellectual Property and Technology License Agreement. Effective September 2019, in connection with the BSS Transaction, we and DISH Network entered into an intellectual property and technology license agreement (the “BSS IPTLA”) pursuant to which we and DISH Network license to each other certain intellectual property and technology. The BSS IPTLA will continue in perpetuity, unless mutually terminated by the parties. Pursuant to the BSS IPTLA, we granted to DISH Network a license to our intellectual property and technology for use by DISH Network, among other things, in connection with its continued operation of the BSS Business acquired pursuant to the BSS Transaction, including a limited license to use the “ESS” and “ECHOSTAR SATELLITE SERVICES” trademarks during a transition period.  EchoStar retains full ownership of the “ESS” and “ECHOSTAR SATELLITE SERVICES” trademarks. In addition, DISH Network granted a license back to us, among other things, for the continued use of all intellectual property and technology that is used in our retained businesses but the ownership of which was transferred to DISH Network pursuant to the BSS Transaction. There were no revenue, expenses or payments between us and DISH Network under or relating to this agreement for the year ended December 31, 2020.

BSS Transaction Tax Matters Agreement. Effective September 2019, in connection with the BSS Transaction, we, BSS Corp. and DISH entered into a tax matters agreement. This agreement governs certain of our rights, responsibilities and obligations with respect to taxes of the BSS Business transferred pursuant to the BSS Transaction. Generally, we are responsible for all tax returns and tax liabilities for the BSS Business for periods prior to the BSS Transaction and DISH is responsible for all tax returns and tax liabilities for the BSS Business from and after the BSS Transaction. Both we and DISH made certain tax-related representations and are subject to various tax-related covenants after the consummation of the BSS Transaction. Both we and DISH Network have agreed to indemnify each other for certain losses if there is a breach of any the tax representations or violation of any of the tax covenants in the tax matters agreement and that breach or violation results in the failure of the BSS Transaction being treated as a transaction that is tax-free for EchoStar or its stockholders for U.S. federal income tax purposes. In addition, DISH Network has agreed to indemnify us if the BSS Business is acquired, either directly or indirectly (e.g., via an acquisition of DISH Network), by one or more persons, where either it took an action, or knowingly facilitated, consented to or assisted with an action by its stockholders, that resulted in the failure of the BSS Transaction being treated as a transaction that is tax-free for EchoStar and its stockholders for U.S. federal income tax purposes. This tax matters agreement supplements the Share Exchange Tax Matters Agreement and the Tax Sharing Agreement outlined below, both of which continue in full force and effect. There were no revenue, expenses or payments between us and DISH Network under or relating to this agreement for the year ended December 31, 2020.

Collocation and Antenna Space Agreements. We and DISH Network have entered into an agreement pursuant to which DISH Network provides us with collocation space in El Paso, Texas. This agreement was for an initial period ending in August 2015, and provides us with renewal options for two consecutive three-year terms. Effective August 2015, we exercised our first renewal option for a period ending in August 2018, and in April 2018 we exercised our second renewal option for a period ending in August 2021. In connection with the Share Exchange, effective March 2017, we also entered into certain agreements pursuant to which DISH Network provides collocation and antenna space to EchoStar through February 2022 at the following locations: Cheyenne, Wyoming; Gilbert, Arizona; New Braunfels, Texas; Monee, Illinois; Spokane, Washington; and Englewood, Colorado. In October 2019, we provided a termination notice for our New Braunfels, Texas agreement to be effective May 2020. In August 2017, we and DISH Network also entered into certain other agreements pursuant to which DISH Network provides additional collocation and antenna space to us in Monee, Illinois and Spokane, Washington through August 2022. Generally, we may renew our collocation and antenna space agreements for three-year periods by providing DISH Network with prior written notice no more than 120 days but no less than 90 days prior to the end of the then-current term. We may terminate certain of these agreements with 180 days’ prior written notice. In September 2019, in connection with the BSS Transaction, we entered into an agreement pursuant to which DISH Network provided us with certain additional collocation space in Cheyenne, Wyoming for a period ending in September 2020. The fees for the services provided under these agreements depend on the number of racks located at the location. Also in connection with the BSS Transaction, in September 2019, we entered into an agreement pursuant to which DISH Network provides us with antenna space and power in Cheyenne, Wyoming for a period of five years commencing in August 2020, with four three-year renewal terms, with prior written notice no more than 120 days but no less than 90 days prior to the end of the then-current term. We incurred expenses of approximately $2.0 million payable to DISH Network under these agreements for the year ended December 31, 2020.

DBSD North America Agreement. In March 2012, DISH Network completed its acquisition of all of the equity of reorganized DBSD North America, Inc. (“DBSD North America”). Prior to DISH Network’s acquisition of DBSD North America and our completion of the Hughes Acquisition, DBSD North America and HNS entered into various agreements pursuant to which we provide, among other things, warranty, operations and maintenance and hosting services of DBSD North America’s gateway and ground-based communications equipment. In December 2017, we and DBSD North America amended these agreements, effective as of January 1, 2018, to reduce certain pricing terms through December 31, 2023, and to modify certain termination provisions. DBSD North America has the right to continue to receive operations and maintenance services from us on a quarter-to-quarter basis, unless terminated by DBSD North America upon at least 120 days’ written notice to us. In February 2019, we further amended these agreements to provide DBSD North America with the right to continue to receive warranty services from us on a month-to-month basis until December 2023, unless terminated by DBSD North America upon at least 21 days’ written notice to us. The provision of hosting services will continue until February 2022 and will automatically renew for an additional five-year period until February 2027 unless terminated by DBSD North America upon at least 180 days’ written notice to us. In addition, DBSD North America generally may terminate any and all such services for convenience, subject to providing us with prior notice and/or payment of termination charges. We earned revenue of approximately $1.9 million from DBSD North America under this agreement for the year ended December 31, 2020.

Hughes Broadband Distribution Agreement. Effective October 2012, we and DISH Network entered into a distribution agreement (the “Distribution Agreement”) pursuant to which DISH Network has the right, but not the obligation, to market, sell and distribute our Gen 4 HughesNet satellite Internet service (the “HughesNet service”). DISH Network pays us a monthly per subscriber wholesale service fee for our Gen 4 HughesNet service based upon a subscriber’s service level and based upon certain volume subscription thresholds. The Distribution Agreement also provides that DISH Network has the right, but not the obligation, to purchase certain broadband equipment from us to support the sale of our Gen 4 HughesNet service. The Distribution Agreement had an initial term of five years with automatic renewal for successive one-year terms unless terminated by either party with a written notice at least 180 days before the expiration of the then-current term. In February 2014, we and DISH Network entered into an amendment to the Distribution Agreement which, among other things, extended the initial term of the Distribution Agreement until March 2024. Upon expiration or termination of the Distribution Agreement, we and DISH Network will continue to provide our Gen 4 HughesNet service to the then-current DISH Network subscribers pursuant to the terms and conditions of the Distribution Agreement. We earned revenue of approximately $16.6 million from DISH Network under this agreement for the year ended December 31, 2020.

Hughes Broadband Master Services Agreement. In conjunction with the launch of our EchoStar XIX satellite, in March 2017, we and DISH Network entered into a master service agreement (the “Hughes Broadband MSA”) pursuant to which DISH Network, among other things: (i) has the right, but not the obligation, to market, promote and solicit orders and upgrades for our Gen 5 HughesNet service and related equipment and other telecommunication services and (ii) installs Gen 5 HughesNet service equipment with respect to activations generated by DISH Network. Under the Hughes Broadband MSA, we and DISH Network make certain payments to each other relating to sales, upgrades, purchases and installation services.  The Hughes Broadband MSA has an initial term of five years through March 2022 with automatic renewal for successive one-year terms. Either party has the ability to terminate the Hughes Broadband MSA, in whole or in part, for any reason upon at least 90 days’ notice to the other party. Upon expiration or termination of the Hughes Broadband MSA, we will continue to provide our HughesNet service to subscribers and make certain payments to DISH Network pursuant to the terms and conditions of the Hughes Broadband MSA. We incurred expenses of approximately $16.6 million payable to DISH Network under this agreement for the year ended December 31, 2020.

Amended and Restated Professional Services Agreement. In connection with the Spin-off, we entered into various agreements with DISH Network including a transition services agreement, satellite procurement agreement and services agreement, all of which expired in January 2010 and were replaced by a professional services agreement (the “Professional Services Agreement”). In January 2010, we and DISH Network agreed that we continue to have the right, but not the obligation, to receive the following services from DISH Network, among others, certain of which were previously provided under a transition services agreement: information technology, travel and event coordination, internal audit, legal, accounting and tax, benefits administration, program acquisition services and other support services. Additionally, we and DISH Network agreed that DISH Network would continue to have the right, but not the obligation, to engage us to manage the process of procuring new satellite capacity for DISH Network (previously provided under a satellite procurement agreement), receive logistics, procurement and quality assurance services from us (previously provided under a services agreement) and provide other support services. In connection with the consummation of the Share Exchange, we and DISH amended and restated the Professional Services Agreement (as amended to date, the “Amended and Restated Professional Services Agreement”) to provide that we and DISH Network shall have the right to receive additional services that either we or DISH Network may require as a result of the Share Exchange, including access to antennas owned by DISH Network for our use in performing TT&C services and maintenance and support services for our antennas (collectively, the “TT&C Antennas”). In September 2019, in connection with the BSS Transaction, we and DISH further amended the Amended and Restated Professional

Services Agreement to provide that we and DISH Network shall have the right to receive additional services that either we or DISH Network may require as a result of the BSS Transaction and to remove our access to and the maintenance and support services for the TT&C Antennas. The current term of the Amended and Restated Professional Services Agreement is through January 2022 and renews automatically for successive one-year periods thereafter, unless the agreement is terminated earlier by either party upon at least 60 days’ notice. We or DISH Network may generally terminate the Amended and Restated Professional Services Agreement in part with respect to any particular service it receives for any reason upon at least 30 days’ notice, unless the statement of work for particular services states otherwise. Certain services being provided for under the Amended and Restated Professional Services Agreement may survive the termination of the agreement. We incurred expenses of approximately $0.5 million payable to DISH Network under this agreement for the year ended December 31, 2020. We had cost reimbursements of approximately $3.1 million and earned no revenue from DISH Network under this agreement for the year ended December 31, 2020.

Real Estate Leases to DISH Network. We have entered into lease agreements pursuant to which DISH Network currently leases or did lease certain real estate from us. The rent on a per-square-foot basis for each of the leases is or was comparable to per-square-foot rental rates of similar commercial property in the same geographic area at the time of the leases or subsequent amendments and includes or included DISH Network’s portion of the taxes, insurance, utilities and/or maintenance of the premises. The terms of each of the leases are set forth below:

100 Inverness Occupancy License Agreement. Effective March 2017, DISH Network is licensed to use certain of our space at 100 Inverness Terrace East, Englewood, Colorado for a period ending in December 2020. Effective December 2020, we amended this agreement to extend the license until December 2021. This agreement may be terminated by either party upon 180 days’ prior notice. This agreement will be converted to a month-to-month lease agreement unless extended by mutual consent or terminated by one of the parties upon 30 days’ notice. We earned revenue of approximately $0.4 million from DISH Network under this agreement for the year ended December 31, 2020.

Meridian Lease Agreement. The lease for all of 9601 S. Meridian Blvd., Englewood, Colorado was originally for a period ending in December 2016. We and DISH Network have amended this lease over time to, among other things, extend the term through December 2021. After December 2021, this agreement may be converted by mutual consent to a month-to-month lease agreement with either party having the right to terminate upon 30 days’ notice. We earned revenue of approximately $7.4 million from DISH Network under this agreement for the year ended December 31, 2020.

Satellite Capacity Leased to DISH Network. We entered into certain agreements to lease satellite capacity pursuant to which we provided satellite services to DISH Network on certain satellites owned or leased by us. The fees for the services provided under these agreements depended, among other things, upon the orbital location of the applicable satellite, the number of transponders that provided services on the applicable satellite and the length of the service arrangements. The terms of each service arrangement are set forth below:

EchoStar IX. Effective January 2008, DISH Network began leasing satellite capacity from us on the EchoStar IX satellite. Subject to availability, DISH Network generally has the right to continue leasing satellite capacity from us on the EchoStar IX satellite on a month-to-month basis. We earned revenue of approximately $2.4 million from DISH Network under this agreement for the year ended December 31, 2020.

Nimiq 5 Agreement. In September 2009, we entered into an agreement with Telesat Canada to lease satellite capacity from Telesat Canada on all 32 direct broadcast satellite (“DBS”) transponders on the Nimiq 5 satellite at the 72.7 degree west longitude orbital location (the “Telesat Transponder Agreement”). In September 2009, we entered into an agreement with DISH Network, pursuant to which DISH Network leased satellite capacity from us on all 32 of the DBS transponders covered by the Telesat Transponder Agreement (the “DISH Nimiq 5 Agreement”). Under the terms of the DISH Nimiq 5 Agreement, DISH Network made certain monthly payments to us that commenced in September 2009, when the Nimiq 5 satellite was placed into service. This agreement was transferred to DISH Network as part of the BSS Transaction and we have no further obligations (other than certain obligations related to DISH Network’s performance under this agreement) and have earned no revenue under this agreement for the year ended December 31, 2020.

Share Exchange Agreement. In January 2017, we and certain of our subsidiaries entered into the Share Exchange Agreement, described above, relating to the Tracking Stock, with DISH and certain of its subsidiaries pursuant to which we transferred certain assets, investments in joint ventures, spectrum licenses and real estate properties and DISH Network assumed certain liabilities relating to the transferred assets and businesses. The Share Exchange Agreement contained customary representations and warranties by the parties, including representations by us related to the transferred assets, assumed liabilities and the financial condition of the transferred businesses. We and DISH Network also agreed to customary indemnification provisions whereby each party indemnifies the other against certain losses with respect to breaches of representations, warranties or covenants and certain liabilities and if certain actions undertaken by us or DISH causes the transaction to be taxable to the other party after closing. There were no revenue, expenses or payments between us and DISH Network under or relating to this agreement for the year ended December 31, 2020.

Share Exchange Employee Matters Agreement. Effective March 2017, in connection with the Share Exchange, we and DISH Network entered into an employee matters agreement that addressed the transfer of employees from us to DISH Network, including certain benefit and compensation matters and the allocation of responsibility for employee related liabilities relating to current and past employees of the transferred businesses. DISH Network assumed employee-related liabilities relating to the transferred businesses as part of the Share Exchange, except that we are responsible for certain existing employee related litigation as well as certain pre-Share Exchange compensation and benefits for employees who transferred to DISH Network in connection with the Share Exchange. There were no revenue, expenses or payments between us and DISH Network under or relating to this agreement for the year ended December 31, 2020.

Share Exchange Intellectual Property and Technology License Agreement. Effective March 2017 in connection with the Share Exchange, we and DISH Network entered into an intellectual property and technology license agreement (“IPTLA”) pursuant to which we and DISH Network license to each other certain intellectual property and technology. The IPTLA will continue in perpetuity, unless mutually terminated by the parties. Pursuant to the IPTLA, we granted to DISH Network a license to our intellectual property and technology for use by DISH Network, among other things, in connection with its continued operation of the businesses acquired pursuant to the Share Exchange, including a limited license to use the “ECHOSTAR” trademark during a transition period.  EchoStar retains full ownership of the “ECHOSTAR” trademark.  In addition, DISH Network granted a license back to us, among other things, for the continued use of all intellectual property and technology that is used in our retained businesses but the ownership of which was transferred to DISH Network pursuant to the Share Exchange.  There were no revenue, expenses or payments between us and DISH Network under or relating to this agreement for the year ended December 31, 2020.

Share Exchange Tax Matters Agreement. Effective March 2017, in connection with the Share Exchange, we and DISH entered into a tax matters agreement. This agreement governs certain of our rights, responsibilities and obligations with respect to taxes of the transferred businesses pursuant to the Share Exchange. Generally, we are responsible for all tax returns and tax liabilities for the transferred businesses and assets for periods prior to the Share Exchange, and DISH Network is responsible for all tax returns and tax liabilities for the transferred businesses and assets from and after the Share Exchange. Both we and DISH Network made certain tax-related representations and are subject to various tax-related covenants after the consummation of the Share Exchange. Both we and DISH Network have agreed to indemnify each other if there is a breach of any such tax representation or violation of any such tax covenant and that breach or violation results in the Share Exchange not qualifying for tax free treatment for the other party. In addition, DISH Network has agreed to indemnify us if the transferred businesses are acquired, either directly or indirectly (e.g., via an acquisition of DISH Network), by one or more persons and such acquisition results in the Share Exchange not qualifying for tax free treatment. This tax matters agreement supplements the Tax Sharing Agreement outlined below, which continues in full force and effect. There were no revenue, expenses or payments between us and DISH Network under or relating to this agreement for the year ended December 31, 2020.

Tax Sharing Agreement. Effective December 2007, we and DISH Network entered into a tax sharing agreement (the “Tax Sharing Agreement”) in connection with the Spin-off. This agreement governs our and DISH Network’s respective rights, responsibilities and obligations after the Spin-off with respect to taxes for the periods ending on or before the Spin-off. Generally, all pre-Spin-off taxes, including any taxes that are incurred as a result of restructuring activities undertaken to implement the Spin-off, are borne by DISH Network, and DISH Network indemnifies us for such taxes. However, DISH Network is not liable for and does not indemnify us for any taxes that are incurred as a result of the Spin-off or certain related transactions failing to qualify as tax-free distributions pursuant to any provision of Section 355 or Section 361 of the Internal Revenue Code, because of: (i) a direct or indirect acquisition of any of our stock, stock options or assets; (ii) any action that we take or fail to take; or (iii) any action that we take that is inconsistent with the information and representations furnished to the IRS in connection with the request for the private letter ruling, or to counsel in connection with any opinion being delivered by counsel with respect to the Spin-off or certain related transactions. In such case, we will be solely liable for, and will indemnify DISH Network for, any resulting taxes, as well as any losses, claims and expenses. The Tax Sharing Agreement will terminate after the later of the full period of all applicable statutes of limitations, including extensions, or once all rights and obligations are fully effectuated or performed.

In light of the Tax Sharing Agreement, among other things, and in connection with our consolidated federal income tax returns for certain tax years prior to and for the year of the Spin-off, in September 2013, we and DISH Network agreed upon a supplemental allocation of the tax benefits arising from certain tax items resolved in the course of the IRS’s examination of our consolidated tax returns. Prior to the agreement with DISH Network in 2013, the federal tax benefits were reflected as a deferred tax asset for depreciation and amortization, which was netted in our noncurrent deferred tax liabilities. The agreement with DISH Network in 2013 requires DISH Network to pay us the federal tax benefit it receives at such time as we would have otherwise been able to realize such tax benefit. We recorded a noncurrent receivable from DISH Network and a corresponding increase in our net deferred tax liabilities to reflect the effects of this agreement in September 2013. In addition, in September 2013, we and DISH Network agreed upon a tax sharing arrangement for filing certain combined state income tax returns and a method of allocating the respective tax liabilities between us and DISH Network for such combined returns, through the taxable period ending on December 31, 2017 (the “State Tax Arrangement”). No payments were made with respect to the Tax Sharing Agreement during the year ended December 31, 2020.

In August 2018, we and DISH Network amended the Tax Sharing Agreement and the 2013 agreements (the “Tax Sharing Amendment”). Under the Tax Sharing Amendment, to the extent permitted by applicable tax law, DISH Network is entitled to apply the benefit of our 2009 net operating losses (the “SATS 2009 NOLs”) to DISH Network’s federal tax return for the year ended December 31, 2008, in exchange for DISH Network paying us over time the value of the net annual federal income taxes paid by us that would have been otherwise offset by the SATS 2009 NOLs. The Tax Sharing Amendment also requires us and DISH Network to pay the other for the benefits of certain past and future federal research and development tax credits that we or DISH Network receive or received as a result of being part of a controlled group under the Internal Revenue Code and requires DISH Network to compensate us for certain past tax losses utilized by DISH Network and for certain past and future excess California research and development tax credits generated by us and used by DISH Network. In addition, the Tax Sharing Amendment extends the term of the State Tax Arrangement to the earlier to occur of termination of the Tax Sharing Agreement, a change in control of either us or DISH Network or, for any particular state, if we and DISH Network no longer file a combined tax return for such state.

We and DISH Network filed combined income tax returns in certain states from 2008 through 2019. We have earned and recognized tax benefits for certain state income tax credits that we would be unable to fully utilize currently if we had filed separately from DISH Network. Consistent with accounting principles that apply to transfers of assets between entities under common control, we recorded a charge of $2.2 million in additional paid-in capital for the year ended December 31, 2020, representing the amount that we estimate is more likely than not to be realized by DISH Network as a result of its utilization of the tax credits that we earned. We expect to increase additional paid-in capital upon receipt of any consideration that DISH Network pays to us in exchange for these tax credits.

Telesat Obligation Agreement. We transferred the Telesat Transponder Agreement to DISH Network as part of the BSS Transaction; however, we retained certain obligations related to DISH Network’s performance under that agreement. In September 2019, we and DISH Network entered into an agreement whereby DISH Network compensates us for retaining such obligations. We earned revenue of approximately $0.5 million from DISH Network under this agreement for the year ended December 31, 2020.

TerreStar Agreement. In March 2012, DISH Network completed its acquisition of substantially all the assets of TerreStar Networks Inc. (“TerreStar”). Prior to DISH Network’s acquisition of substantially all the assets of TerreStar and our completion of the Hughes Acquisition, TerreStar and HNS entered into various agreements pursuant to which we provide, among other things, warranty, operations and maintenance and hosting services for TerreStar’s ground-based communications equipment (the “TerreStar Agreements”). In December 2017, we and DISH Network amended these agreements, effective as of January 1, 2018, to reduce certain pricing terms through December 31, 2023, and to modify certain termination provisions. DISH Network generally has the right to continue to receive warranty services from us for our products on a month-to-month basis unless terminated by DISH Network upon at least 21 days’ written notice to us. DISH Network generally has the right to continue to receive operations and maintenance services from us on a quarter-to-quarter basis unless operations and maintenance services are terminated by DISH Network upon at least 90 days’ written notice to us. The provision of hosting services will continue until May 2022. In addition, DISH Network generally may terminate any and all services for convenience subject to providing us with prior notice and/or payment of termination charges. In March 2020, we entered into an agreement with DISH Network (the “2020 Agreement”) pursuant to which we added a service under the Amended and Restated Professional Services Agreement (as defined above) whereby we perform certain work and provide certain credits to amounts owed to us under the TerreStar Agreements in exchange for DISH Network’s granting us rights to use certain satellite capacity under the Amended and Restated Professional Services Agreement. As a result, we and DISH Network amended the TerreStar Agreements to suspend our provision of warranty services to DISH Network from April 2020 through December 2020. Following the expiration of this suspension, we have recommenced providing warranty services to DISH Network. We incurred expenses of approximately $900,000 payable to DISH Network under the 2020 Agreement for the year ended December 31, 2020. We earned revenue of approximately $2.8 million from DISH Network under the TerreStar Agreements for the year ended December 31, 2020.

Related Party Transactions with Hughes Systique Corporation (“Hughes Systique”)

We contract with Hughes Systique for software development services. In addition to our approximately 43% ownership in Hughes Systique, Mr. Pradman Kaul, the President of Hughes Communications and a member of our board of directors, and his brother, who is the Chief Executive Officer and President of Hughes Systique, in the aggregate, own approximately 25%, on an undiluted basis, of Hughes Systique’s outstanding shares as of December 31, 2020. Furthermore, Mr. Pradman Kaul serves on the board of directors of Hughes Systique. Hughes Systique is a variable interest entity and we are considered the primary beneficiary of Hughes Systique due to, among other factors, our ability to direct the activities that most significantly impact the economic performance of Hughes Systique. As a result, we consolidate Hughes Systique’s financial statements in our consolidated financial statements. We incurred expenses of approximately $15.3 million payable to Hughes Systique for the year ended December 31, 2020.

Related Party Transactions with TerreStar Solutions, Inc. (“TSI”)

DISH Network owns more than 15% of TSI. In May 2018, we and TSI entered into an equipment and services agreement pursuant to which we design, manufacture and install upgraded ground communications network equipment for TSI’s network and provide, among other things, warranty and support services. We earned revenue from TSI under this agreement of approximately $4.4 million for the year ended December 31, 2020.

PROPOSAL 2 — RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Appointment of Independent Registered Public Accounting Firm

We customarily ask our shareholders to ratify the appointment of our independent registered public accounting firm at each annual meeting.  The Audit Committee and the Board of Directors have selected and appointed KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2021, and we are asking our shareholders to ratify this appointment at the Annual Meeting.  Even if the selection is ratified, the Audit Committee in its discretion may select a different independent registered public accounting firm at any time if it determines that such a change would be in the best interests of EchoStar.  Representatives of KPMG LLP are expected to be present at the Annual Meeting and will have the opportunity to make any statements they may desire.  They also will be available to respond to appropriate questions of shareholders.

The Board of Directors unanimously recommends a vote FOR the ratification of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2021.

Charles W. Ergen, our Chairman, and certain entities established for the benefit of his family, beneficially own equity securities representing approximately 91.8% of the total voting power of all classes of our outstanding shares.  Please see “Equity Security Ownership and Related Matters” above.  Mr. Ergen and such entities have indicated their intention to vote in favor of Proposal 2.  Accordingly, approval of Proposal 2 is assured even if it were to receive a contrary vote by all shareholders other than Mr. Ergen and such entities.

Principal Accountant Fees and Services

KPMG LLP served as our independent registered public accounting firm for the fiscal years ended December 31, 2020 and 2019.  The following table presents fees for professional services rendered by KPMG LLP on behalf of the Corporation and our subsidiaries for the years ended December 31, 2020 and 2019.

	For the Years Ended December 31,
	2020	2019
Audit Fees(1)	$3,109,786	$3,621,806
Audit Related Fees(2)	4,367	65,010
Total Audit and Audit Related Fees	3,114,153	3,686,816
Tax Fees(3)	214,448	464,892
All Other Fees	1,780	—
Total Fees	$3,330,381	$4,151,708

(1)Consists of fees for the audit of our and our subsidiaries’ consolidated financial statements included in our 2020 Form 10-K, review of our and our subsidiaries’ unaudited financial statements included in our Quarterly Reports on Form 10-Q and fees in connection with statutory and other audits of our foreign subsidiaries.
(2)Consists of fees for assurance and other services that are provided in connection with the issuance of consents, comfort letters, certifications, compliance with XBRL tagging and professional consultations with respect to accounting issues or matters that are non-recurring in nature.
(3)Consists of fees for tax consultation and tax compliance services.

Audit Committee Pre-Approval Process

The Audit Committee is responsible for appointing, setting compensation, retaining and overseeing the work of our independent registered public accounting firm.  The Audit Committee has established a process regarding pre-approval of all audit and permissible non-audit services provided by the independent registered public accounting firm.

Requests are submitted to the Audit Committee in one of the following ways:

•    Request for approval of services at a meeting of the Audit Committee; or
•    Request for approval of services by members of the Audit Committee acting by written consent.

The request may be made with respect to either specific services or a type of service for predictable or recurring services.  All of the fees paid by us to KPMG LLP for services for 2020 and 2019 were pre-approved by the Audit Committee.

Report of the Audit Committee

The role of the Audit Committee is to assist the Board of Directors in its oversight of EchoStar’s financial reporting process, as is more fully described in our charter.  EchoStar’s management is responsible for its financial reporting process, including its system of internal controls, and for the preparation and presentation of its consolidated financial statements in accordance with generally accepted accounting principles.  EchoStar’s independent registered public accounting firm is responsible for auditing those financial statements and expressing an opinion as to their conformity with generally accepted accounting principles.  Our responsibility is to monitor and review these processes.  It is not our duty or our responsibility to conduct auditing or accounting reviews or procedures.  We are not and may not be employees of EchoStar, and we may not represent ourselves to be, or to serve as, accountants or auditors by profession or experts in the fields of accounting or auditing.  Therefore, we have relied, without independent verification, on representations by EchoStar’s management that its financial statements have been prepared with integrity and objectivity and in conformity with accounting principles generally accepted in the United States.  We have also relied on representations of EchoStar’s independent registered public accounting firm included in their report on its financial statements.  Our oversight does not provide us with an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or policies or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations.  Furthermore, our considerations and discussions with EchoStar’s management and independent registered public accounting firm do not assure that EchoStar’s financial statements are presented in accordance with generally accepted accounting principles, that the audit of EchoStar’s financial statements has been carried out in accordance with the applicable requirements of the Public Company Accounting Oversight Board (United States) (“PCAOB”) and the Securities and Exchange Commission or that EchoStar’s independent registered public accounting firm is in fact “independent.”

In the performance of our oversight function, we reviewed and discussed with EchoStar’s management its audited financial statements for the fiscal year ended December 31, 2020.  We also discussed these audited financial statements with EchoStar’s independent registered public accounting firm.  Our discussions with the independent registered public accounting firm included matters required to be discussed pursuant to the rules adopted by the PCAOB.  We also discussed with them their independence and any relationship that might affect their objectivity or independence.  In connection with these discussions, we received and reviewed the written disclosures from KPMG LLP required by applicable requirements of the PCAOB.  Finally, we have considered whether the non-audit services provided by the independent registered public accounting firm are compatible with maintaining their independence.

Based on the reviews and discussions referred to above, we are not aware of any relationship between the independent registered public accounting firm and EchoStar that affects the objectivity or independence of the independent registered public accounting firm.  Based on these discussions and our review discussed above, we recommended to the Board of Directors that its audited financial statements for fiscal year 2020 be included in EchoStar’s Annual Report on Form 10-K for the year ended December 31, 2020 for filing with the SEC.

Respectfully submitted,

The Audit Committee (approved February 11, 2021)

C. Michael Schroeder (Chairman)
Anthony M. Federico
Jeffrey R. Tarr
William D. Wade

PROPOSAL 3 — AMENDMENT NO. 1 TO ECHOSTAR CORPORATION 2017 NON-EMPLOYEE DIRECTOR STOCK INCENTIVE PLAN

Our shareholders are being asked to approve Amendment No. 1 (the “2021 Amendment”) to the 2017 Director Plan. Our Board adopted the 2017 Director Plan on March 17, 2017, and the Plan was approved by the stockholders of the Company at the 2017 Annual Meeting of Stockholders on May 2, 2017. On March 12, 2021, upon the recommendation of our Compensation Committee, our Board adopted the 2021 Amendment, attached as Appendix A to this Proxy Statement, subject to its approval by our shareholders at the 2021 Annual Meeting.

If the 2021 Amendment is approved by our shareholders, it will become effective April 29, 2021. If our shareholders do not approve the 2021 Amendment, the Director Plans will continue to remain in effect in its current form. However, there may be insufficient shares available under the 2017 Director Plan to make annual equity awards to our non-employee directors and to provide grants to new non-employee directors in the coming years. In this event, the Board would be required to revise its compensation philosophy and formulate other cash-based programs to attract, retain, and compensate non-employee directors of our operating businesses.

The 2017 Director Plan authorizes the grant of equity-based awards to our existing or new directors of EchoStar who are “non-employee directors” within the meaning of Rule 16b-3 promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended, or any successor rule or regulation (“Non-Employee Directors”). There are currently five such Non-Employee Directors. The purpose of the 2017 Director Plan is to advance the interests of EchoStar through the motivation, attraction and retention of Non-Employee Directors. The 2017 Director Plan provides the ability to grant a variety of equity awards, as described further below.

Overview of the 2021 Amendment

The 2021 Amendment increases the number of shares of our common stock available for issuance under the 2017 Director Plan from 150,000 to 400,000. As of March 17, 2021, there are 39,457 shares of our common stock available for issuance under the 2017 Director Plan. We believe that the increase in the share reserve is necessary in order to allow us to continue to grant equity awards to our Non-Employee Directors. Equity-based incentive compensation aligns the interests of our Non-Employee Directors with our shareholders and enables EchoStar to attract, incentivize and retain Non-Employee Directors.

If our shareholders do not approve the 2021 Amendment, we will continue to use our 2017 Director Plan without the 2021 Amendment until the shares reserved under that plan are all allocated, following which we may be restricted in our ability to successfully attract and retain highly skilled Non-Employee Directors. The alternative to attract and retain Non-Employee Directors would be to increase cash compensation. We do not believe increasing cash compensation to make up for any shortfall in equity awards would be practicable or advisable because we believe that a combination of equity awards and cash compensation provides a more effective compensation vehicle than cash alone for attracting, retaining, and motivating Non-Employee Directors and that equity awards align director and shareholder interests. We also do not believe that such a program would be likely to have significant long-term retention value and would not serve to align our Non-Employee Directors’ interests to those of our shareholders in the absence of equity incentives.

Dilution and Expected Duration

We carefully monitor the rate at which we use the shares authorized for issuance under our equity compensation program and the program’s impact on shareholder dilution, and our expected future usage was taken into account when we determined the incremental number of shares to be reserved for issuance under the 2021 Amendment. As stated above, as of March 17, 2021, there are 39,457 shares of our common stock available for issuance under the 2017 Director Plan. If Proposal 3 is approved by our shareholders, we expect the amended share reserve of approximately 400,000 shares to last for approximately six years, based upon our current annual grant size and our expected future share usage. However, expectations regarding future share usage could be impacted by a number of factors such as award type mix; hiring, retirements and terminations; the rate at which shares are returned to the 2017 Director Plan’s reserve upon the awards’ expiration, forfeiture or cash settlement; the future performance of our stock price; and other factors. While we believe that the assumptions we used are reasonable, future share usage may differ from current expectations.

We believe that it is in the best interests of the Corporation and its shareholders to implement the 2021 Amendment because equity-based compensation generally provides Non-Employee Directors with long-term exposure to the Corporation’s performance and aligns their interests with those of our shareholders. In addition, we believe that our future success depends, in large part, upon our ability to maintain a competitive position in attracting, retaining, and motivating Non-Employee Directors and our stock award program is a primary vehicle for offering long-term incentives to Non-Employee Directors.

Our Non-Employee Directors have an interest in this proposal, as they will be eligible to receive stock awards under the 2017 Director Plan as amended by the 2021 Amendment, if it is approved.

Summary of Material Terms of the 2017 Director Plan as amended by the 2021 Amendment

The following is a summary of the material terms of the 2017 Director Plan. The summary and the features of the 2017 Director Plan set forth below do not purport to be complete and are qualified in their entirety by reference to the provisions of the 2021 Amendment and the 2017 Director Plan, each of which is attached as Appendix A to this Proxy Statement. “Share” referred to throughout this proposal means a share of our Class A common stock or such other securities or property of the Corporation as may become subject to awards pursuant to an adjustment under the 2017 Director Plan.

Purpose. The purpose of the 2017 Director Plan is to advance the interest of EchoStar through the motivation, attraction and retention of Non-Employee Directors.

Administration. The 2017 Director Plan is administered by the Board of Directors of EchoStar, and the Board of Directors may delegate administration to a committee of two or more directors (the Board of Directors or such committee, the “Director Plan Committee”). At this time, the full Board of Directors is acting as the Director Plan Committee. The Board of Directors has discretion to determine whether or not it intends to comply with the exemption requirements of Rule 16b-3 of the Exchange Act. However, if the Board of Directors intends to satisfy such exemption requirements, the Director Plan Committee must be a compensation committee of the Board of Directors that at all times consists solely of two or more “non-employee directors” within the meaning of Rule 16b-3 promulgated under the Exchange Act. The 2017 Director Plan authorizes the Director Plan Committee to grant nonqualified stock options, stock appreciation rights, restricted stock, restricted stock units, dividend equivalents and other stock-based awards, which includes cash awards and awards based on performance (collectively, “Director Awards”) to Non-Employee Directors of EchoStar who are designated by the Director Plan Committee. The Director Plan Committee also has the authority to make all determinations in respect of the 2017 Director Plan, and will have no liability for any action taken.

Types of Director Awards. The 2017 Director Plan provides for grants of the following specific types of Director Awards. Each Director Award will be evidenced by an award agreement (together with any award statement or supplemental documents, a “Director Award Agreement”), which will govern that Director Award’s terms and conditions.

Nonqualified Stock Options

Options granted under the 2017 Director Plan provide grantees with the right to purchase Shares at a predetermined exercise price. The per Share exercise price of a nonqualified stock option granted under the 2017 Director Plan will be determined by the Director Plan Committee at the time of grant, provided that the purchase price per Share for each option must not be less than 100% of the fair market value of the Shares as of the date of grant. Each option will be exercisable at such dates and in such installments as determined by the Director Plan Committee. Each option terminates at the time determined by the Director Plan Committee provided that the term of each nonqualified stock option may not exceed ten years from the date of grant. Shares issued upon the exercise of an option may not be sold or otherwise disposed of by Non-Employee Directors within six months after the date of the grant of the option.

Stock Appreciation Rights

The Director Plan Committee may grant stock appreciation rights (SARs) which confer to the grantee the right to receive upon exercise thereof the excess, if any, of the fair market value of the Shares subject thereto on the date of exercise over the grant price of the SAR (which shall not be less than the fair market value of such Shares on the date of grant). The grant price, term, dates and methods of exercisability and all other terms and conditions of a SAR shall be fixed by the Director Plan Committee.

Restricted Stock and Restricted Stock Units

The Director Plan Committee may also grant restricted stock or restricted stock units. Restricted stock and restricted stock units will be subject to such restrictions as the Director Plan Committee may impose (including, without limitation, any limitation on the right to vote a Share underlying an award of restricted stock or the right to receive any dividend or other right or property with respect thereto), which restrictions may lapse separately or in combination at such time or times, in such installments or otherwise as the Director Plan Committee may deem appropriate. Subject to the restrictions set forth in the applicable Director Award Agreement, the holder of a restricted stock award generally will have the rights and privileges of a stockholder as to the restricted stock, including the right to vote the restricted stock. Except as otherwise provided in the 2017 Director Plan, no Shares underlying a Director Award of restricted stock received by a participant may be sold, exchanged, transferred, pledged, hypothecated or otherwise disposed of during the restricted period. In the case of restricted stock units, no Shares will be issued until the applicable restrictions associated with the Director Awards lapse. Unless otherwise determined by the Director Plan Committee, any Shares granted under the 2017 Director Plan may be evidenced by either a stock certificate or certificates, or entered into the Corporation’s records in book entry form. Each certificate issued, if applicable, may bear a legend giving notice of the restrictions in the grant.

Dividend Equivalents

The Director Plan Committee may grant dividend equivalents (other than in connection with options or SARs), which confer upon participants the right to receive a payment (in cash, Shares, other securities, other Director Awards or other property as determined in the sole discretion of the Director Plan Committee) equal to the amount of cash dividends paid by EchoStar to shareholders with respect to a specified number of Shares determined by the Director Plan Committee. The Director Plan Committee will also establish all terms and conditions applicable to a dividend equivalent grant.

Other Stock-Based Awards

The Director Plan Committee may also grant such other Director Awards (including cash awards and performance-based awards) that are denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to Shares. The Director Plan Committee will determine the terms and conditions of such Director Awards.

Shares Subject to the 2017 Director Plan. Subject to adjustment for certain changes in our capital structure (described below under “Adjustments”), the aggregate number of Shares that may be issued pursuant to Director Awards under the 2017 Director Plan from and after the Effective Date will not exceed 400,000 Shares. These Shares will be either authorized but unissued Shares or previously issued Shares that have been reacquired by us and held in the treasury. If any Shares under the 2017 Director Plan covered by a Director Award or to which a Director Award relates are not purchased or are forfeited, or if a Director Award otherwise terminates without delivery of any Shares, then the number of Shares counted against the aggregate number of Shares available under the 2017 Director Plan with respect to the Director Award, to the extent of any forfeiture or termination, will again be available for granting Director Awards under the 2017 Director Plan.

Adjustment. If there is a dividend or other distribution (whether in the form of cash, Shares, other securities or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of Shares or other securities of the Corporation, issuance of warrants or other rights to purchase Shares or other securities of the Corporation or other similar corporate transaction or event that affects the Shares, appropriate adjustments may be made by the Director Plan Committee in its discretion to the number and type of Shares that may be issued in the future, the number and type of Shares under outstanding Director Awards, the vesting, settlement and acceleration of Director Awards, and the purchase or exercise price with respect to a Director Award. Notwithstanding any provision of the 2017 Director Plan to the contrary, in the event of a merger, consolidation, combination or other similar corporate transaction, the Board or Director Plan Committee may, in its sole discretion, take any action with respect to all or any portion of any or all outstanding Director Awards, including, without limitation, settling outstanding Director Awards in exchange for a cash payment equal to such Director Awards’ positive spread value, if any.

Amendment or Termination. The Board can modify, alter, amend or terminate the 2017 Director Plan without approval of the shareholders, except that no amendment or termination will be made absent shareholder approval if it would violate the rules or regulations of NASDAQ or any securities exchange applicable to the Corporation. The Director Plan Committee may not materially and adversely amend, alter, suspend, discontinue or terminate any outstanding Director Award, prospectively or retroactively, without the consent of the participant, holder or beneficiary, if applicable, except as otherwise provided in the 2017 Director Plan.

Tax Withholding Obligations. Subject to the discretion of the Director Plan Committee, a grantee may satisfy any tax withholding obligation relating to a Director Award by any, or a combination, of the following means, in addition to our right to withhold from any compensation paid to the participant by us: (i) payment in cash, (ii) authorizing us to withhold Shares from the Shares otherwise issuable to the participant upon exercise of, or acquisition of Shares under, the Director Award or (iii) delivering to us previously owned and unencumbered Shares. The Director Plan Committee has the authority, at the time of grant of any Director Award or afterward, to approve cash bonuses to designated participants to be paid upon their exercise or receipt of (or the lapse of restrictions relating to) Director Awards in order to provide funds to pay all or a portion of federal and state taxes due as a result of such exercise or receipt (or the lapse of such restrictions).

Right of Offset. We have the right to offset against our obligation to deliver Shares (or other property or cash) under the 2017 Director Plan or any Director Award Agreement any outstanding amounts the participant then owes to us or our subsidiaries and any amounts the Director Plan Committee otherwise deems appropriate pursuant to any tax equalization policy or agreement. Our right to offset is subject to the constraints of Section 409A of the Internal Revenue Code.

Clawback. Notwithstanding any other provision of the 2017 Director Plan or any applicable Director Award Agreement, a grantee’s rights, payments, and benefits with respect to a Director Award will be subject to reduction, cancellation, or forfeiture upon the occurrence of any breach of noncompetition, confidentiality or other restrictive covenants that may apply to the grantee. Any Director Award that is subject to recovery under any law, government regulation or stock exchange listing requirement, will be subject to such deductions and clawback as may be required to be made pursuant to such law, government regulation or stock exchange listing requirement (or any policy adopted by EchoStar pursuant to any such law, government regulation or stock exchange listing requirement).

Sub-Plans. The Director Plan Committee may from time to time establish sub-plans under the 2017 Director Plan for purposes of satisfying blue sky, securities, tax or other laws of various jurisdictions in which the Corporation intends to grant Director Awards. Any sub-plans shall contain such limitations and other terms and conditions as the Director Plan Committee determines are necessary or desirable. All sub-plans shall be deemed a part of the 2017 Director Plan, but each sub-plan shall apply only to the participants in the jurisdiction for which the sub-plan was designed.

Federal Income Tax Consequences

The following is a brief description of the U.S. federal income tax consequences of the 2017 Director Plan under the Internal Revenue Code based on laws and regulations in effect on the date of this Proxy Statement, which laws and regulations are subject to change, and does not purport to be a complete description of the federal tax aspects of the 2017 Director Plan or to address any state, local, foreign or estate and gift tax consequences that may arise in connection with receiving any Director Awards under the 2017 Director Plan. This description is not intended to, and does not, provide or supplement tax advice to recipients of Director Awards. Recipients are advised to consult with their own independent tax advisors with respect to the specific tax consequences that, in light of their particular circumstances, might arise in connection with their receipt of Director Awards under the 2017 Director Plan, including any state, local or foreign tax consequences and the effect, if any, of gift, estate and inheritance taxes. The following tax discussion is a general description of certain expected federal income tax results under current law.

Stock Options

The grant of a nonqualified stock option would not result in income for the grantee or in a deduction for EchoStar. The exercise of a nonqualified stock option would result in ordinary income for the grantee and a deduction for EchoStar measured by the difference between the option price and the fair market value of the Shares received at the time of exercise. Upon a subsequent disposition of the shares of common stock, the grantee will realize either long-term or short-term capital gain or loss, depending upon the holding period of the shares.

SARs and Dividend Equivalents

The grant of a SAR or a dividend equivalent generally should not result in income for the grantee or a deduction for EchoStar. Upon the exercise of a SAR, the grantee would recognize ordinary income and EchoStar would be entitled to a deduction equal to the fair market value of the Shares or the amount of any cash received. A grantee of dividend equivalent right will not recognize ordinary income at grant. Instead, the grantee would recognize ordinary income and EchoStar would be entitled to a deduction when the award is settled or paid.

Restricted Stock and Restricted Stock Units

Generally, the grantee of an award of restricted stock will not recognize ordinary income at grant unless the award is vested at grant. Instead, the grantee generally will recognize ordinary income when the restricted stock becomes vested, equal to the excess, if any, of the fair market value of our common stock on the date it becomes vested over any amount paid by the grantee in exchange for the common stock. A grantee may, however, file an 83(b) election with the Internal Revenue Service, within 30 days of his or her receipt of the award, to recognize ordinary income, as of the grant date, equal to the excess, if any, of the fair market value of our common stock on the grant date over any amount paid by the recipient in exchange for the common stock. The grantee’s basis for determining gain or loss upon the subsequent disposition of common stock acquired pursuant to the award will be the amount paid for the common stock plus any ordinary income recognized either when the common stock is received or when the common stock becomes vested. Upon the disposition of any common stock received pursuant to the award, the difference between the sales price and the grantee’s basis in the common stock will be treated as a capital gain. EchoStar will generally be entitled to a tax deduction with respect to any ordinary income recognized by the grantee. Dividends paid to the grantee of restricted stock while the stock remained subject to restriction would be treated as ordinary income for federal income tax purposes.

Upon the grant of restricted stock units, a grantee will not recognize any taxable income. Generally, the grantee will recognize compensation taxable as ordinary income, and EchoStar will generally be entitled to a tax deduction, in an amount equal to the then-current fair market value of any shares of our common stock, or cash, received by the grantee upon settlement of the restricted stock units.

Internal Revenue Code Section 409A

Certain of the Director Awards under the 2017 Director Plan may constitute “non-qualified deferred compensation” subject to Section 409A of the Internal Revenue Code. Failure to comply with the requirements of the provisions of the Internal Revenue Code regarding participant elections and the timing of payment distributions could result in the affected participants being required to recognize ordinary income for tax purposes earlier than the times otherwise applicable as described in the above discussion and to pay substantial penalties.

Internal Revenue Code Section 280G

Under certain circumstances, accelerated vesting, exercise or payment of Director Awards under the 2017 Director Plan in connection with a “change in ownership or control” of the Corporation (within the meaning of Internal Revenue Code Section 280G) might be deemed an “excess parachute payment” for purposes of the golden parachute payment provisions of Section 280G of the Internal Revenue Code. To the extent it is so considered, the grantee holding the Director Award would be subject to an excise tax equal to 20% of the amount of the excess parachute payment, and we would be denied a tax deduction for the excess parachute payment.

New Plan Benefits

Only Non-Employee Directors are eligible to participate in the 2017 Non-Employee Director Plan. Accordingly, the Corporation’s executive officers (including the named executive officers) and any directors who are not Non-Employee Directors are not eligible to receive Director Awards under the 2017 Director Plan. The 2017 Director Plan gives the Director Plan Committee discretion to determine Director Awards under the 2017 Director Plan. Because of this discretion, it is not possible at present to specify the persons to whom Awards will be granted in the future or the amounts and types of individual grants. Our practice has been that (i) upon election or appointment to our Board of Directors, our Non-Employee Directors have been granted a fully-vested option to acquire 10,000 Shares with a grant date on the first day of the calendar quarter following the quarter in which such person is first elected or appointed to the Board of Directors and (ii) to make annual grant of options to our Non-Employee Directors equal to 5,000 shares. We cannot predict whether or when this practice will be changed or whether new Non-Employee Directors will be elected or appointed to our Board of Directors. In our discretion, we may also grant Non-Employee Directors further Director Awards. As of March 17, 2021, five Non-Employee Directors are eligible for grants under the 2017 Plan as amended by the 2021 Amendment. In 2020, five Non-Employee Directors were granted awards under the 2017 Director Plan as set forth in the “Non-Employee Director Stock Option Plan” table on page 8.

The Board of Directors unanimously recommends a vote FOR the approval of Amendment No. 1 to the EchoStar Corporation 2017 Non-Employee Director Stock Incentive Plan for the reasons outlined above.

Charles W. Ergen, our Chairman, currently beneficially owns equity securities representing approximately 91.8% of our total voting power. Please see “Equity Security Ownership and Related Matters” above. Mr. Ergen has indicated his intention to vote in favor of Proposal 3. Accordingly, approval of Proposal 3 is assured notwithstanding a contrary vote by any or all shareholders other than Mr. Ergen.

OTHER MATTERS

Management knows of no other business that will be presented at the Annual Meeting other than that which is set forth in this Proxy Statement.  However, if any other matter is properly presented at the Annual Meeting, the persons named in the accompanying proxy card will have discretionary authority to vote on such matter.

ADDITIONAL INFORMATION

Where to Get Additional Information

As a reporting company, we are subject to the informational requirements of the Exchange Act and accordingly file our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, proxy statements and other information with the SEC.   As an electronic filer, our public filings are maintained on the SEC’s Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC.  The address of that website is http://www.sec.gov.  In addition, our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act may be accessed free of charge through our website as soon as reasonably practicable after we have electronically filed such material with, or furnished it to, the SEC.  The address of that website is http://www.echostar.com

Cost of Proxy Solicitation

We will bear the cost of the solicitation of proxies on behalf of the Board of Directors.  In addition to the use of the mail, proxies may be solicited by us personally, by telephone or by similar means.  None of our directors, officers or employees will be specifically compensated for those activities.  We do not expect to pay any compensation for the solicitation of proxies.  However, we will reimburse brokerage firms, custodians, nominees, fiduciaries and other persons holding our shares in their names, or in the names of nominees, at approved rates for their reasonable expenses in forwarding proxy materials to beneficial owners of securities held of record by them and obtaining their proxies.

Shareholder Communications

General.  We provide an informal process for shareholders to send communications to our Board of Directors and its members.  Shareholders who wish to contact the Board of Directors or any of its members may do so by writing to EchoStar Corporation, Attn: Board of Directors, 100 Inverness Terrace East, Englewood, Colorado 80112.  At the direction of the Board of Directors, all mail received will be opened and screened for security purposes.  Correspondence directed to an individual Board member is referred to that member.  Correspondence not directed to a particular Board member is referred to Mr. Dean A. Manson, our Executive Vice President, General Counsel and Secretary.

Submission of Shareholder Proposals and Director Nominations for the 2022 Annual Meeting. Shareholders who intend to submit a proposal or director nomination for consideration for inclusion in our proxy materials for presentation at our 2022 Annual Meeting of shareholders (the “2022 Annual Meeting”) must submit the proposal or director nomination to us no later than November 17, 2021 (120 days prior to the anniversary of the mailing date of this Proxy Statement).

In accordance with our bylaws, for a proposal or director nomination not included in our proxy materials to be brought before the 2022 Annual Meeting, a shareholder’s notice of the proposal or director nomination that the shareholder wishes to present must be delivered to Dean A. Manson, our Executive Vice President, General Counsel and Secretary, at EchoStar Corporation, 100 Inverness Terrace East, Englewood, Colorado 80112 not less than 90 nor more than 120 days prior to the first anniversary of the 2021 Annual Meeting of Shareholders.  Accordingly, based on the date of our 2021 Annual Meeting of Shareholders, any notice given pursuant to our bylaws and outside the process of Rule 14a-8 must be received no earlier than December 30, 2021, and no later than January 29, 2022.  We reserve the right to reject, rule out of order or take other appropriate action with respect to any proposal or director nomination that does not comply with these and other applicable requirements.

By Order of the Board of Directors

DEAN A. MANSON
Executive Vice President, General Counsel and Secretary

APPENDIX A

AMENDMENT NO. 1 TO ECHOSTAR CORPORATION
2017 NON-EMPLOYEE DIRECTOR STOCK INCENTIVE PLAN

This Amendment No. 1 (this “Amendment”) to the EchoStar Corporation 2017 Non-Employee Director Stock Incentive Plan (the “Plan”) is adopted by the Board of Directors of EchoStar Corporation, a Nevada corporation (the “Company”) on March 12, 2021. This Amendment will become effective upon approval by the Company’s shareholders at the Company’s 2021 annual meeting. Capitalized terms used, but not otherwise defined, shall have the meanings set forth in the Plan.

WHEREAS, the Board of Directors of the Company adopted the Plan on March 17, 2017 and the Plan was approved by the stockholders of the Company at the 2017 Annual Meeting of Stockholders on May 2, 2017;

WHEREAS, Section 4(a) of the Plan provided that 150,000 shares of the common stock of the Company (the “Shares”) were available for issuance under the Plan (the “Share Reserve”);

WHEREAS, the Company has determined that it will soon exhaust the Share Reserve and has determined that the Share Reserve should be increased from 150,000 to 400,000 Shares; and

WHEREAS, if the Company’s shareholders fail to approve this Amendment, the existing Plan shall continue in full force and effect.

NOW, THEREFORE, the Plan is hereby amended as follows:

1.The first sentence in Section 4(a) of the Plan is deleted in its entirety and replaced with the following:

“Subject to adjustment as provided in Section 4(c), the number of Shares that may be issued subject to Awards under the Plan shall not exceed 400,000 Shares (the “Share Reserve”).”

2. Except as expressly set forth in this Amendment, all other terms and conditions of the Plan shall remain in full force and effect.

ECHOSTAR CORPORATION 2017 NON-EMPLOYEE DIRECTOR STOCK INCENTIVE PLAN

Section 1. Purpose

The purpose of this 2017 Non-Employee Director Stock Incentive Plan (as amended from time to time, the “Plan”), is to advance the interests of EchoStar Corporation (the “Company”) through the motivation, attraction and retention of its directors who are not employees of the Company or any Subsidiary of the Company.

Section 2. Definitions

As used in the Plan, the following terms shall have the meanings set forth below:

(a) “Award” shall mean an award granted to a Participant in accordance with the terms of the Plan in the form of Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Dividend Equivalents or Other Stock-Based Awards granted under the Plan, or any combination of the foregoing.

(b) “Award Agreement” shall mean any written agreement, contract or other instrument or document evidencing any Award granted under the Plan.

(c) “Board of Directors” shall mean the board of directors of the Company.

(d) “Capital Stock” shall mean any and all shares, interests, participations, rights or other equivalents, however designated, of corporate stock or partnership or membership interests, whether common or preferred.

(e) “Class A Common Stock” shall mean Class A common stock, $0.001 par value, of the Company.

(f) “Code” shall mean the Internal Revenue Code of 1986, as amended from time to time, and any regulations promulgated thereunder.

(g) “Committee” shall mean a committee of two or more members of the Board of Directors, appointed by the Board of Directors to administer the Plan in accordance with Section 3 of the Plan. In the event that a Committee has not been appointed by the Board of Directors, the Committee shall consist of the entire Board of Directors.

(h) “Company” shall mean EchoStar Corporation, a Nevada corporation, and any successor entity.

a.“Dividend Equivalent” shall mean any right granted under Section 6(d) of the Plan.

(j) “Effective Date” has the meaning set forth in Section 10 of the Plan.

(k) “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

(l) “Exchange Program” shall mean a program under which (i) outstanding Awards are surrendered or cancelled in exchange for Awards of the same type (which may have different exercise prices and different terms), Awards of a different type, and/or cash, and/or (ii) the exercise price of an outstanding Award is changed. The terms and conditions of any Exchange Program will be determined by the Committee in its sole discretion and shall not require separate approval by the Company’s stockholders.

(m) “Fair Market Value” shall mean, with respect to Shares, the final closing price, as quoted by the National Association of Securities Dealers Automated Quotation System (“NASDAQ”) or any other exchange on which the Shares are traded, for the date in question. In the event the date in question falls on any day on which Shares are not traded, the price shall be the final closing price, as quoted by NASDAQ or any other exchange on which the Shares are traded, on the trading day immediately preceding the date in question. If Fair Market Value is in reference to property other than Shares, the Fair Market Value of such other property shall be determined by such methods or procedures as shall be established from time to time by the Committee.

(n) “Non-Employee Director” shall mean a director of the Company who is a “non-employee director” within the meaning of Rule 16b-3.

(o) “Option” shall mean a non-statutory stock option to purchase Shares granted under Section 6(a) of the Plan, which is intended to be an option that does not qualify as an “incentive stock option” within the meaning of Section 422 of the Code and the regulations promulgated thereunder.

(p) “Other Stock-Based Award” shall mean any right granted under Section 6(e) of the Plan.

(q) “Participant” shall mean such existing or new directors who are not employees of the Company or any Subsidiary of the Company, as shall be determined by the Committee as set forth in Section 3 of the Plan.

(r) “Person” shall mean any individual, corporation, partnership, joint venture, association, joint stock company, trust, unincorporated organization, limited liability company, government or any agency or political subdivision thereof or any other entity.

(s) “Plan” has the meaning set forth in Section 1 of the Plan.

(t) “Prior Plan” shall mean the Company’s Amended and Restated 2008 Non-Employee Director Stock Option Plan.

(u) “Restricted Stock” shall mean any Share granted under Section 6(c) of the Plan, subject to such restrictions as the Committee deems appropriate or desirable.

(v) “Restricted Stock Unit” shall mean any unit granted under Section 6(c) of the Plan evidencing the right to receive a Share (or a cash payment equal to the Fair Market Value of a Share) at some future date.

(w) “Rule 16b-3” shall mean Rule 16b-3 promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended, or any successor rule or regulation.

(x) “Securities Act” shall mean the Securities Act of 1933, as amended, or any successor rule or regulation.

(y) “Shares” shall mean shares of Class A Common Stock or such other securities or property of the Company as may become subject to Awards pursuant to an adjustment made under Section 4(c) of the Plan.

(z) “Stock Appreciation Right” shall mean any right granted under Section 6(b) of the Plan.

(aa) “Subsidiary” shall mean, with respect to any Person, any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, director or indirectly, by such Person or one or more of the other Subsidiaries of such Person or a combination thereof.

(bb) “Total Disability” shall mean the complete and permanent inability of a Participant to perform such Participant’s duties under the terms of the Participant’s engagement with the Company, as determined by the Committee upon the basis of such evidence, including independent medical reports and data, as the Committee deems appropriate or necessary.

Section 3. Administration.

(a) Power and Authority of the Committee.

(i) The Committee. The Plan shall be administered by the Board of Directors of the Company, and the Board of Directors may delegate administration of the Plan to a Committee of two or more directors. The Board of Directors shall have discretion to determine whether or not it intends to comply with the exemption requirements of Rule 16b-3. However, if the Board of Directors intends to satisfy such exemption requirements, the Committee shall be a compensation committee of the Board of Directors that at all times consists solely of two or more Non-Employee Directors. The Committee may determine the extent to which any Option under the Plan is required to comply, or not comply, with Section 409A of the Code.

(ii) Power and Authority. Subject to the express provisions of the Plan and to applicable law, the Committee shall have full power and authority to: (1) designate Participants; (2) determine the type or types of Awards to be granted to each Participant under the Plan; (3) determine the number of Shares to be covered by (or with respect to which payments, rights or other matters are to be calculated in connection with) each Award; (4) determine the terms and conditions of any Award or Award Agreement which may be based on various factors such as length of service and/or performance of the Participant or the Company and/or its Subsidiaries; (5) amend the terms and conditions of any Award or Award Agreement and accelerate the exercisability of Options or the lapse of restrictions relating to Restricted Stock, Restricted Stock Units, or other Awards; (6) determine whether, to what extent and under what circumstances Awards may be exercised in cash, Shares, other securities, other Awards or other property, or canceled, forfeited or suspended; (7) determine whether, to what extent and under what circumstances cash, Shares, other securities, other Awards, other property and other amounts payable with respect to an Award under the Plan shall be deferred either automatically or at the election of the holder thereof or the Committee; (8) interpret and administer the Plan and any instrument or agreement relating to, or Award made under, the Plan; (9) establish, amend, suspend or waive such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; (10) institute one or more Exchange Programs, including, without limitation, any Exchange Program described in Section 9(b); and (11) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan. The Committee’s selection of a Person to participate in the Plan at any time shall not require the Committee to select such Person to participate in the Plan at any other time. Unless otherwise expressly provided in the Plan or any applicable Award Agreement, all designations, determinations, interpretations and other decisions under or with respect to the Plan or any Award shall be within the sole discretion of the Committee, may be made at any time and shall be final, conclusive and binding upon any Participant and any holder or beneficiary of any Award. The Committee’s decisions and determinations under the Plan need not be uniform and may be made selectively among Participants, whether or not such Participants are similarly situated.

Section 4. Shares Available for Awards.

(a) Shares Available. Subject to adjustment as provided in Section 4(c), the number of Shares that may be issued subject to Awards under the Plan shall not exceed 150,000 Shares (the “Share Reserve”). Shares to be issued under the Plan may be either Shares reacquired and held in the treasury or authorized but unissued Shares. If any Shares covered by an Award or to which an Award relates are not purchased or are forfeited, or if an Award otherwise terminates without delivery of any Shares, then the number of Shares counted against the aggregate number of Shares available under the Plan with respect to such Award, to the extent of any such forfeiture or termination, shall again be available for granting Awards under the Plan. The Company shall at all times keep available, out of authorized but unissued, treasury and/or reacquired Shares, the number of Shares to satisfy Awards granted under the Plan.

(b) Accounting for Awards. For purposes of this Section 4, if an Award entitles the holder thereof to receive or purchase Shares, the number of Shares covered by such Award or to which such Award relates shall be counted on the date of grant of such Award against the aggregate number of Shares available under Section 4(a) above for granting Awards under the Plan.

(c) Adjustments. In the event that the Committee shall determine, in its sole discretion, that any dividend or other distribution (whether in the form of cash, Shares, other securities or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of Shares or other securities of the Company, issuance of warrants or other rights to purchase Shares or other securities of the Company or other similar corporate transaction or event affects the Shares such that an adjustment is determined by the Committee to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan or for any other reason or purpose, then the Committee may, in such manner as it may deem equitable, adjust any or all of (i) the number and type of Shares (or other securities or other property) which thereafter may be made the subject of Awards, (ii) the vesting, settlement and acceleration of Awards, (iii) the number and type of Shares (or other securities or other property) subject to outstanding Awards and (iii) the purchase or exercise price with respect to any Award; provided, however, that the number of Shares covered by any Award or to which such Award relates shall always be a whole number. Notwithstanding any provision of the Plan to the contrary, in the event of a merger, consolidation, combination, or other similar corporate transaction, the Committee may, in its sole discretion, take any action with respect to all or any portion of any or all outstanding Awards, including, without limitation, settling outstanding Awards in exchange for a cash payment equal to such Awards’ positive spread value, if any.

Section 5. Eligibility of Participants.

Awards may be granted under the Plan to Participants as shall be determined by the Committee, in its sole discretion, as set forth in Section 3 of the Plan.

Section 6. Awards.

(a) Options. The Committee is hereby authorized to grant Options to Participants with the following terms and conditions and with such additional terms and conditions not inconsistent with the provisions of the Plan as the Committee shall determine, which terms and conditions shall be set forth in a form Award Agreement approved by the Committee.

(i) Exercise Price. The exercise price per Share purchasable under an Option shall be determined by the Committee; provided, however, that, the exercise price of an Option shall not be less than 100% of the Fair Market Value of a Share on the date of grant of such Option.

(ii) Option Term. The term of each Option shall be for a period of ten years from the date of grant of such Option, unless an earlier expiration date shall be stated in the Award Agreement governing the Option or the Option shall cease to be exercisable pursuant to this Section 6. Unless otherwise determined by the Committee or as set forth in an applicable Award Agreement, if a Participant’s term as a director of the Company shall terminate for any reason other than the Participant’s death or Total Disability, any Option then held by the Participant, to the extent then exercisable under the applicable Award Agreement(s), shall remain exercisable after the termination of his director status for a period of three months (but in no event beyond the expiration date of the Option). Unless otherwise determined by the Committee or as set forth in an applicable Award Agreement, if the Participant’s director status is terminated because the Participant dies or experiences a Total Disability, any Option then held by the Participant, to the extent then exercisable under the applicable Award Agreement(s), shall remain exercisable after the termination of his service for a period of twelve months (but in no event beyond the expiration date of the Option). If the Option is not exercised during the applicable period, it shall be deemed to have been forfeited and of no further force or effect.

(iii) Time and Method of Exercise. The Committee shall determine the time or times at which an Option may be exercised in whole or in part and the method or methods by which, and the form or forms (including, without limitation, cash, Shares, promissory notes, other securities, other Awards or other property, or any combination thereof, having a Fair Market Value on the exercise date equal to the relevant exercise price) in which, payment of the exercise price with respect thereto may be made or deemed to have been made. The Committee may also permit the holders of Options, in accordance with such procedures as the Committee may, in its sole discretion, establish including those set forth in Section 6(f) hereof, to exercise Options and sell Shares acquired pursuant to brokerage or similar arrangements, and to use the proceeds from such sale as payment of the exercise price of such Options.

(iv) Stockholder Rights of Optionholders. No optionholder shall have any rights to dividends or other rights of a stockholder with respect to Shares subject to an Option prior to the purchase of such Shares upon exercise of the Option.

(v) Six-Month Holding Period. The Shares issued upon the exercise of an Option may not be sold or otherwise disposed of within six months after the date of the grant of the Option.

(b) Stock Appreciation Rights. The Committee is hereby authorized to grant Stock Appreciation Rights to Participants subject to the terms of the Plan and any applicable Award Agreement. A Stock Appreciation Right granted under the Plan shall confer on the holder thereof a right to receive upon exercise thereof the excess of (i) the Fair Market Value of one Share on the date of exercise (or, if the Committee shall so determine, at any time during a specified period before or after the date of exercise) over (ii) the grant price of the Stock Appreciation Right as specified by the Committee, which price shall not be less than 100% of the Fair Market Value of one Share on the date of grant of the Stock Appreciation Right. Subject to the terms of the Plan and any applicable Award Agreement, the grant price, term, methods of exercise, dates of exercise, methods of settlement and any other terms and conditions of any Stock Appreciation Right shall be as determined by the Committee. The Committee may impose such conditions or restrictions on the exercise of any Stock Appreciation Right as it may deem appropriate. Participants who are granted Stock Appreciation Rights shall have no rights as stockholders of the Company with respect to the grant or exercise of such rights.

(c) Restricted Stock and Restricted Stock Units. The Committee is hereby authorized to grant Awards of Restricted Stock and Restricted Stock Units to Participants with the following terms and conditions and with such additional terms and conditions not inconsistent with the provisions of the Plan or any applicable Award Agreement as the Committee shall determine:

(i) Restrictions. Restricted Stock and Restricted Stock Units shall be subject to such restrictions as the Committee may impose (including, without limitation, any limitation on the right to vote a Share underlying an Award of Restricted Stock or the right to receive any dividend or other right or property with respect thereto), which restrictions may lapse separately or in combination at such time or times, in such installments or otherwise as the Committee may deem appropriate (the “Restricted Period”). Subject to the restrictions set forth in the applicable Award Agreement, the holder of a Restricted Stock award generally shall have the rights and privileges of a stockholder as to such Restricted Stock, including the right to vote such Restricted Stock. Except as otherwise provided in this Section 6(c), no Shares underlying an Award of Restricted Stock received by a Participant shall be sold, exchanged, transferred, pledged, hypothecated or otherwise disposed of during the Restricted Period. In the case of Restricted Stock Units, no Shares shall be issued until the applicable restrictions associated with such Awards lapse.

(ii) Forfeiture; Delivery of Shares. Except as otherwise determined by the Committee or set forth in an applicable Award Agreement, upon termination of a Participant’s service with the Company during the applicable Restricted Period, all Restricted Stock and all Restricted Stock Units held by such Participant at such time subject to restriction shall be forfeited and reacquired by the Company; provided, however, that the Committee may waive in whole or in part any or all remaining restrictions with respect to Restricted Stock or Restricted Stock Units for any reason or purpose. Any Share representing Restricted Stock that is no longer subject to restrictions shall be delivered to the holder thereof promptly after the applicable restrictions lapse or are waived. Upon the lapse or waiver of restrictions and the restricted period relating to Restricted Stock Units evidencing the right to receive Shares, such Shares shall be issued and delivered to the holders of the Restricted Stock Units.

(d) Dividend Equivalents. The Committee is hereby authorized to grant to Participants Dividend Equivalents under which such Participants shall be entitled to receive payments (in cash, Shares, other securities, other Awards or other property as determined in the sole discretion of the Committee) equivalent to the amount of cash dividends paid by the Company to holders of Shares with respect to a number of Shares determined by the Committee. Subject to the terms of the Plan and any applicable Award Agreement, such Dividend Equivalents may have such terms and conditions as the Committee shall determine.

(e) Other Stock-Based Awards. The Committee is hereby authorized to grant to Participants such other Awards, including, without limitation, cash awards and Awards based on the performance of the Participant and/or the Company, that are denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, Shares (including, without limitation, securities convertible into Shares), as are deemed by the Committee to be consistent with the purpose of the Plan; provided, however, that such grants must comply with applicable law and Rule 16b-3. Subject to the terms of the Plan and any applicable Award Agreement, the Committee shall determine the terms and conditions of such Awards. Shares, cash or other property or securities delivered pursuant to a purchase right granted under this Section 6(e) shall be purchased for such consideration, which may be paid by such method or methods and in such form or forms (including, without limitation, cash, Shares, promissory notes, other securities, other Awards or other property or any combination thereof), as the Committee shall determine, the value of which consideration, as established by the Committee, shall not be less than 100% of the Fair Market Value of such Shares or other securities as of the date such purchase right is granted.

(f) General.

(i) No Cash Consideration for Awards. Awards shall be granted for no cash or other consideration or for such minimal cash or other consideration as may be required by applicable law.

(ii) Awards May Be Granted Separately or Together. Awards may, in the sole discretion of the Committee, be granted either alone or in addition to, in tandem with, or in substitution for, any other Award or any award granted under any plan (including, without limitation, the Prior Plan) of the Company or any Subsidiary other than the Plan. Awards granted in addition to or in tandem with other Awards or in addition to or in tandem with awards granted under any such other plan of the Company or any Subsidiary may be granted either at the same time as, or at a different time from, the grant of such other Awards or awards.

(iii) Forms of Payment under Awards. Subject to the terms of the Plan and of any applicable Award Agreement, payments or transfers to be made by the Company or a Subsidiary upon the grant, exercise or payment of an Award may be made in such form or forms as the Committee shall determine (including, without limitation, cash, Shares, promissory notes, other securities, other Awards or other property or any combination thereof), and may be made in a single payment or transfer, in installments or on a deferred basis, in each case in accordance with rules and procedures established by the Committee. Such rules and procedures may include, without limitation, provisions for the payment or crediting of reasonable interest on installment or deferred payments or the grant or crediting of Dividend Equivalents with respect to installment or deferred payments.

(iv) Cashless Exercise. Options may be exercised in whole or in part upon delivery to the Company of an irrevocable written notice of exercise. The date on which such notice is received by the Company shall be the date of exercise of the Option, provided that within three business days of the delivery of such notice the funds to pay for exercise of the Option are delivered to the Company by a broker acting on behalf of the optionee either in connection with the sale of the Shares underlying the Option or in connection with the making of a margin loan to the optionee to enable payment of the exercise price of the Option. In connection with the foregoing, the Company will provide a copy of the notice of exercise of the Option to the aforesaid broker upon receipt by the Company of such notice and will deliver to such broker, within three business days of the delivery of such notice to the Company, if applicable, a certificate, certificates, book entry or book entries representing the number of Shares underlying the Option that have been sold by such broker for the optionee.

(v) Limits on Transfer of Awards. No Award and no right under any such Award shall be transferable by a Participant otherwise than by will, the laws of descent and distribution or pursuant to a qualified domestic relations order as defined by the Code; provided, however, that, if so determined by the Committee, a Participant may, in the manner established by the Committee, designate a beneficiary or beneficiaries to exercise the rights of the Participant and receive any property distributable with respect to any Award upon the death of the Participant. Each Award or right under any Award shall be exercisable during the Participant’s lifetime only by the Participant or, if permissible under applicable law, by the Participant’s guardian or legal representative. No Award or right under any such Award may be pledged, alienated, attached or otherwise encumbered, and any purported pledge, alienation, attachment or encumbrance thereof shall be void and unenforceable against the Company or any Subsidiary.

(vi) Term of Awards. Unless otherwise expressly set forth in the Plan, the term of each Award shall be for such period as may be determined by the Committee, in its sole discretion, in the applicable Award Agreement.

(vii) Stock Certificates or Book Entry. Shares issued pursuant to the Plan may be evidenced in such manner as the Committee may determine in its sole discretion and may be issued in certificated form or issued pursuant to book-entry procedures. Unless otherwise determined by the Committee, any Shares granted under the Plan shall either be evidenced by issuance of a stock certificate or certificates, which certificate or certificates shall be held by the Company, or shall be entered into the Company’s records in book entry form, as applicable, and shall be registered in the name of the Participant and bear an appropriate legend or notation referring to the terms, conditions and restrictions applicable to such Shares.

(viii) Restrictions; Securities Listing. All certificates or book entries evidencing Shares or other securities delivered under the Plan pursuant to any Award or the exercise thereof shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan or applicable rules, regulations and other requirements, including applicable federal or state securities laws, and the Committee may cause a legend or legends to be placed on any such certificates or book entries to make appropriate reference to such restrictions. If the Shares or other securities are traded on NASDAQ or a securities exchange, the Company shall not be required to deliver any Shares or other securities covered by an Award unless and until such Shares or other securities have been admitted for trading on NASDAQ or such securities exchange.

Section 7. Amendment and Termination; Adjustments.

Except to the extent prohibited by applicable law and unless otherwise expressly provided in the Plan or an applicable Award Agreement:

(a) Amendments to the Plan. The Board of Directors of the Company may amend, alter, suspend, discontinue or terminate the Plan; provided, however, that, notwithstanding any other provision of the Plan or any Award Agreement, without the approval of the stockholders of the Company, no such amendment, alteration, suspension, discontinuation or termination shall be made that, absent such approval would violate the rules or regulations of NASDAQ or any securities exchange that are applicable to the Company.

(b) Amendments to Awards. The Committee may waive any conditions of or rights of the Company under any outstanding Award, prospectively or retroactively. The Committee may not materially and adversely amend, alter, suspend, discontinue or terminate any outstanding Award, prospectively or retroactively, without the consent of the Participant or holder or beneficiary thereof, except as otherwise herein provided (for clarification purposes, in no event shall the consent of the participant or holder or beneficiary be required in order for the Committee to effectuate a “lock-up”).

(c) Correction of Defects, Omissions and Inconsistencies. The Committee may correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Award in the manner and to the extent it shall deem desirable to carry the Plan into effect.

Section 8. Taxes.

(a) Income Tax Withholding. In order to comply with all applicable federal or state income tax laws or regulations, the Company may take such action as it deems appropriate to ensure that all applicable federal or state payroll, withholding, income or other taxes, which are the sole and absolute responsibility of a Participant, are withheld or collected from such Participant. In order to assist a Participant in paying all or a portion of the federal and state taxes to be withheld or collected upon exercise or receipt of (or the lapse of restrictions relating to) an Award, the Committee, in its sole discretion and subject to such additional terms and conditions as it may adopt, may permit the Participant to satisfy such tax obligation by (a) tendering a cash payment, (b) electing to have the Company withhold a portion of the Shares otherwise to be delivered upon exercise or receipt of (or the lapse of restrictions relating to) such Award with a Fair Market Value equal to the amount of such taxes or (c) delivering to the Company shares other than Shares issuable upon exercise or receipt of (or the lapse of restrictions relating to) such Award with a Fair Market Value equal to the amount of such taxes.

(b) Tax Bonuses. The Committee, in its sole discretion, shall have the authority, at the time of grant of any Award under the Plan or at any time thereafter, to approve cash bonuses to designated Participants to be paid upon their exercise or receipt of (or the lapse of restrictions relating to) Awards in order to provide funds to pay all or a portion of federal and state taxes due as a result of such exercise or receipt (or the lapse of such restrictions). The Committee shall have full authority in its sole discretion to determine the amount of any such tax bonus and which designated Participants, if any, shall receive such tax bonus.

Section 9. General Provisions

(a) No Rights to Awards. No Participant or other Person shall have any claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatment of Participants or holders or beneficiaries of Awards under the Plan. The terms and conditions of Awards need not be the same with respect to any Participant or with respect to different Participants.

(b) Exchange Programs. For the avoidance of doubt, the Committee, in its sole discretion, may provide for, and the Company may implement, one or more Exchange Programs, pursuant to which certain outstanding awards under any equity incentive plan of the Company (including, without limitation, the Prior Plan), could, at the election of the person holding such Awards, be tendered to the Company for cancellation in exchange for the issuance of Awards under the Plan. The terms and conditions of any Exchange Program pursuant to this Section 9(b) will be determined by the Committee in its sole discretion.

(c) Award Agreements. No Participant will have rights under an Award granted to such Participant unless and until an Award Agreement shall have been duly issued on behalf of the Company.

(d) No Limit on Other Compensation Arrangements. Nothing contained in the Plan shall prevent the Company from adopting or continuing in effect other or additional compensation arrangements, and such arrangements may be either generally applicable or applicable only in specific cases.

(e) No Right to Continued Service. The grant of an Award shall not be construed as giving a Participant the right to be retained in the service of the Company, nor will it affect in any way the right of the Company to terminate such service at any time, with or without cause. In addition, the Company may at any time dismiss a Participant from service free from any liability or any claim under the Plan, unless otherwise expressly provided in the Plan or in any Award Agreement.

(f) Section 409A of the Code. The Committee (or its delegate) shall have the sole discretion to interpret and construe the Plan and any Award Agreement in any manner that establishes an exemption from (or compliance with) the requirements of Section 409A of the Code. If for any reason, such as imprecision in drafting, any provision of the Plan and/or any Award Agreement does not accurately reflect its intended establishment of an exemption from (or compliance with) Section 409A of the Code, as demonstrated by consistent interpretations or other evidence of intent, such provision shall be considered ambiguous as to its exemption from (or compliance with) Section 409A of the Code and shall be interpreted by the Committee in a manner consistent with such intent, as determined in the sole discretion of the Committee. If, notwithstanding the foregoing provisions, any provision of the Plan or any Award Agreement would cause a Participant to incur any additional tax or interest under Section 409A of the Code, the Committee may reform in its sole discretion such provision in a manner intended to avoid the incurrence by such Participant of any such additional tax or interest; provided that the Committee shall maintain, to the extent reasonably practicable, the original intent and economic benefit to the Participant of the applicable provision without violating the provisions of Section 409A of the Code. Notwithstanding any other provision contained herein, terms such as “termination of service,” and “termination of engagement” shall mean a “separation from service” within the meaning of Section 409A of the Code to the extent any exercise or distribution hereunder could be deemed “non-qualified deferred compensation” for purposes thereof.

(g) Right of Offset. The Company will have the right to offset against its obligation to deliver Shares (or other property or cash) under the Plan or any Award Agreement any outstanding amounts (including, without limitation, travel and entertainment or advance account balances, loans, repayment obligations under any Awards, or amounts repayable to the Company or its Subsidiaries pursuant to tax equalization, housing, automobile or other benefit programs) that the Participant then owes to the Company or its Subsidiaries and any amounts the Committee otherwise deems appropriate pursuant to any tax equalization policy or agreement. Notwithstanding the foregoing, if an Award provides for the deferral of compensation within the meaning of Section 409A of the Code, the Committee will have no right to offset against its obligation to deliver Shares (or other property or cash) under the Plan or any Award Agreement if such offset could subject the Participant to the additional tax imposed under Section 409A of the Code in respect of an outstanding Award.

(h) Forfeiture and Clawback. Notwithstanding any other provision of the Plan or any applicable Award Agreement, a Participant’s rights, payments, and benefits with respect to an Award shall be subject to reduction, cancellation or forfeiture upon any breach of noncompetition, confidentiality or other restrictive covenants that may apply to the Participant. Notwithstanding any other provisions in the Plan or any applicable Award Agreement, any Award which is subject to recovery under any law, government regulation or stock exchange listing requirement, will be subject to such deductions and clawback as may be required to be made pursuant to such law, government regulation or stock exchange listing requirement (or any policy adopted by the Company pursuant to any such law, government regulation or stock exchange listing requirement).

(i) Stockholder Rights. Except as provided in the Plan or an applicable Award Agreement, no Participant shall be deemed to be the holder of, or to have any of the rights of a holder with respect to, any Shares until the delivery of such Shares. Except as otherwise provided in Section 4(c), no adjustments will be made for dividends, distributions or other rights (whether ordinary or extraordinary, and whether in cash, Shares, other securities or other property) for which the record date is before the date the stock certificate is delivered or book entry is made.

(j) No Hedging/Assignability. No Award (or any rights and obligations thereunder) granted under the Plan may be sold, exchanged, transferred, assigned, pledged, hypothecated or otherwise disposed of or hedged, in any manner (including through the use of any cash-settled instrument), whether voluntarily or involuntarily and whether by operation of law or otherwise, other than by will or by the laws of descent and distribution or pursuant to a qualified domestic relations order as defined by the Code, Title I of the Employee Retirement Income Security Act, or the rules promulgated thereunder. All Awards (and any rights thereunder) will be exercisable during the life of the Participant only by the Participant or the Participant’s legal representative. Any sale, exchange, transfer, assignment, pledge, hypothecation, or other disposition in violation of the provisions of this Section 9(j) will be null and void and any Award which is hedged in any manner will immediately be forfeited. All of the terms and conditions of the Plan and the Award Agreements will be binding upon any permitted successors and assigns.

(k) Sub-Plans. The Committee may from time to time establish sub-plans under the Plan for purposes of satisfying blue sky, securities, tax or other laws of various jurisdictions in which the Company intends to grant Awards. Any sub-plans shall contain such limitations and other terms and conditions as the Committee determines are necessary or desirable. All sub-plans shall be deemed a part of the Plan, but each sub-plan shall apply only to the Participants in the jurisdiction for which the sub-plan was designed.

(l) Legal Matters. No past, present or future director, officer or employee of the Company will have any liability to any Person (including any Participant) for any action taken or omitted to be taken or any determination made with respect to the Plan or any Award.

(m) Governing Law. The validity, construction and effect of the Plan or any Award, and any rules and regulations relating to the Plan or any Award, shall be determined in accordance with the laws of the State of Colorado.

(n) Severability. If any provision of the Plan or any Award is or becomes or is deemed to be invalid, illegal or unenforceable in any jurisdiction or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to applicable laws, or if it cannot be so construed or deemed amended without, in the determination of the Committee, materially altering the purpose or intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction or Award, and the remainder of the Plan or any such Award shall remain in full force and effect.

(o) No Trust or Fund Created. Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company and a Participant or any other Person. To the extent that any Person acquires a right to receive payments from the Company pursuant to an Award, such right shall be no greater than the right of any unsecured general creditor of the Company.

(p) No Fractional Shares. No fractional Shares shall be issued or delivered pursuant to the Plan or any Award, and the Committee shall determine whether cash shall be paid in lieu of any fractional Shares or whether such fractional Shares or any rights thereto shall be canceled, terminated or otherwise eliminated.

(q) Headings. Headings are given to the Sections and subsections of the Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Plan or any provision thereof.

Section 10. Effective Date of the Plan.

The Plan was adopted on March 17, 2017 by the Company’s Board of Directors, subject to approval by the stockholders of the Company at the 2017 Annual Meeting of Stockholders on May 2, 2017 and shall only become effective upon the date on which the Plan is approved by the stockholders (the “Effective Date”).

Section 11. Term of the Plan.

Unless the Plan shall have been discontinued or terminated as provided in Section 7(a) of the Plan, the Plan shall terminate on December 31st of the year in which the tenth anniversary of the Effective Date occurs. No Award shall be granted after the termination of the Plan. However, unless otherwise expressly provided in the Plan or in an applicable Award Agreement, any Award theretofore granted may extend beyond the termination of the Plan, and the authority of the Committee provided for hereunder with respect to the Plan and any Awards, and the authority of the Board of Directors of the Company to amend the Plan, shall extend beyond the termination of the Plan.

ECHOSTAR

ECHOSTAR CORPORATION
100 INVERNESS TERRACE EAST
ENGLEWOOD, CO 80112

VOTE BY INTERNET
Before The Meeting - Go to www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to www.virtualshareholdermeeting.com/SATS2021

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

D39229-P48661-Z78945 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

ECHOSTAR CORPORATION

The Board of Directors recommends you vote FOR the following:

	For All	Withhold All	For All Except
1. Election of Directors	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees:

01) R. Stanton Dodge
02) Michael T. Dugan
03) Charles W. Ergen
04) Lisa W. Hershman
05) Pradman P. Kaul
06) C. Michael Schroeder
07) Jeffrey R. Tarr
08) William D. Wade

	For	Against	Abstain
2. To ratify the appointment of KPMG LLP as EchoStar Corporation's independent registered public accounting firm for the fiscal year ending December 31, 2021.	☐	☐	☐
3. To approve an amendment to the EchoStar Corporation 2017 Non-Employee Director Stock Incentive Plan as presented in the proxy statement.	☐	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Annual Report and Notice & Proxy Statement are available at www.proxyvote.com.

D39230-P48661-Z78945

ECHOSTAR CORPORATION
PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Charles W. Ergen and Dean A. Manson, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote as designated on the reverse, all Class A Shares and Class B Shares of EchoStar Corporation held of record by the undersigned on March 3, 2021, at the Annual Meeting of Shareholders to be held on April 29, 2021, or any adjournment or postponement thereof.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE THIS PROXY WILL BE VOTED (1) FOR THE ELECTION OF EACH OF THE EIGHT DIRECTORS SET FORTH ON THE REVERSE SIDE, (2) FOR THE RATIFICATION OF THE APPOINTMENT OF KPMG LLP AS ECHOSTAR CORPORATION'S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2021, AND (3) FOR THE APPROVAL OF AN AMENDMENT TO THE ECHOSTAR CORPORATION 2017 NON-EMPLOYEE DIRECTOR STOCK INCENTIVE PLAN AS PRESENTED IN THE PROXY STATEMENT. THIS PROXY CONFERS DISCRETIONARY AUTHORITY WITH RESPECT TO PROPOSALS NOT KNOWN OR DETERMINED AT THE TIME OF THE MAILING OF THE NOTICE OF ANNUAL MEETING OF SHAREHOLDERS TO THE UNDERSIGNED.

PLEASE SIGN AND RETURN THIS PROXY IN THE ENCLOSED PRE-ADDRESSED ENVELOPE. THE TENDER OF A PROXY WILL NOT AFFECT YOUR RIGHT TO VOTE IN PERSON IF YOU ATTEND THE MEETING OR TO SUBMIT A LATER DATED REVOCATION OR AMENDMENT TO THIS PROXY ON ANY OF THE ISSUES SET FORTH ON THE REVERSE.

Continued and to be signed on reverse side